CONTRACT NUMBER: ETAME 0512

Agreement for the provision of Subsea Construction and Installation Services VAALCO GABON SA and DOF SUBSEA CANADA CORP.

17 March 2022

Contents

DEFINITIONS5

INTERPRETATION10

COMPANY AND CONTRACTOR REPRESENTATIVES11

CONTRACTOR'S GENERAL OBLIGATIONS12

RESPONSIBILITY FOR COMPANY PROVIDED ITEMS15

CONTRACTOR TO INFORM ITSELF15

CONTRACTOR TO INFORM COMPANY/ COMPANY TO INFORM CONTRACTOR16

ASSIGNMENT, SUBCONTRACTING and GUARANTEE16

CONTRACTOR PERSONNEL18

PROGRAMME19

TECHNICAL INFORMATION20

INSPECTION AND TESTING20

VARIATIONS21

FORCE MAJEURE26

SUSPENSION27

TERMS OF PAYMENT28

TAXES 30

OWNERSHIP31

INTELLECTUAL PROPERTY RIGHTS32

LAWS AND REGULATIONS33

INDEMNITIES33

INSURANCE BY CONTRACTOR35

CARE OF THE PERMANENT WORK AND INSURANCE36

CONSEQUENTIAL LOSS37

CONFIDENTIALITY38

CUSTOMS PROCEDURES39

COMPLETION40

DEFECTS CORRECTION40

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TERMINATION41

AUDIT AND STORAGE OF DOCUMENTS43

LIENS44

BUSINESS ETHICS44

ANTI-BRIBERY AND CORRUPTION45

GENERAL LEGAL PROVISIONS46

LIQUIDATED DAMAGES, WAITING ON WEATHER and DOWNTIME48

LIMITATIONS OF LIABILITY50

RESOLUTION OF DISPUTES50

CONTRACTS (RIGHTS OF THIRD PARTIES) ACT51

HEALTH, SAFETY AND ENVIRONMENT52

 QUALITY MANAGEMENT and JOB SPECIFICATION52

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THIS CONTRACT is dated 17 March 2022 and made between:

(1) VAALCO GABON SA, a company incorporated in the Gabonese Republic and having its registered office at Zone Industrielle OPRAG – Nouveau Port, the Gabonese Republic (the "COMPANY"); and

(2) DOF SUBSEA CANADA CORP., a company having its registered office at 26 Allston St Suite 2 Mount Pearl, NL, A1N 0A4 Canada  (the "CONTRACTOR", and together with the COMPANY, the "PARTIES" and individually a "PARTY").

WHEREAS:

1)The COMPANY wishes that certain WORK shall be carried out, all as described in the CONTRACT; and

2)The CONTRACTOR wishes to carry out the WORK in accordance with the terms of the CONTRACT.

NOW:

The PARTIES hereby agree as follows:

1) All capitalised words and expressions shall have the meanings assigned to them in the CONTRACT.

2) The following Sections shall be deemed to form and be read and construed as part of the CONTRACT:

1.Section IRemuneration;

2.Section IIScope of Work and Base Programme;

3.Section IIIHealth, Safety and Environment;

4.Section IVDocuments and Drawings;

5.Section VMaterials, Services and Facilities to be provided by the COMPANY;

6.Section VICONTRACTOR's Plans;

7.Section VIISchedule of Key Dates;

8.Section VIIIResponsibility Matrix;

9.Section IXCode of Business Conduct and Ethics;

10.Section XCOVID Protocols;

11.Section XIForm of Guarantee; and

12. Section XIIInsurances.

The Sections shall be read as one document the contents of which, in the event of ambiguity or contradiction between Sections, shall be given precedence in the order listed.

3)In accordance with the terms and conditions of the CONTRACT, the CONTRACTOR shall perform and complete the WORK in consideration for which the COMPANY shall pay the CONTRACTOR the sums due in accordance with the CONTRACT.

4)The terms and conditions of the CONTRACT shall apply from the EFFECTIVE DATE OF COMMENCEMENT OF THE CONTRACT.

5)The CONTRACTOR shall perform the WORK in conformity with the SCHEDULE OF KEY DATES and achieve COMPLETION by the SCHEDULED COMPLETION DATE.

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1.	DEFINITIONS

The following definitions shall be used for the purpose of interpreting the CONTRACT. Further definitions not contained in this Clause 1 shall apply to the Section in which they are stated and subsequent Sections.

1.1“ABC PROGRAMME” means an anti-bribery and corruption policy and any related procedures as amended, varied or supplemented from time to time, which (without limitation) may include policies, procedures and controls relating to recording of financial transactions; anti-bribery and corruption risk assessment and mitigation; training of personnel; whistle blowing facilities; due diligence on third party engagements/contracts; gifts and hospitality, promotional expenditures, sponsorship and charitable donations; and promoting and monitoring compliance.

1.2 "AFFILIATE" means any subsidiary or parent or holding company of any company or any other subsidiary of such parent or holding company. For the purpose of this definition, "subsidiary" and "holding company" shall have the meanings assigned to them under Section 1159 and Schedule 6 of the Companies Act 2006, and a company shall be treated, for the purposes only of the membership requirement contained in subsections 1159(1)(b) and (c), as a member of another company even if its shares in that other company are registered in the name of (a) another person (or its nominee) whether by way of security or in connection with the taking of security or (b) its nominee.

1.3 “APPLICABLE ANTI-BRIBERY LAWS” means any laws, regulations and other legally binding measures relating to bribery, corruption or similar activities of (i) the United Kingdom, including the Bribery Act 2010; (ii) the United States of America including, to the extent applicable to either PARTY, the Foreign Corrupt Practices Act 1977; and (iii) any country or countries in which any of the obligations of the CONTRACT are to be or are performed.

1.4 "APPLICABLE CODES AND STANDARDS" means:

(a)the codes and standards referred to in the CONTRACT, together with any codes, standards, or requirements addressed in any APPLICABLE LAWS;

(b)all requirements of a CLASSIFICATION SOCIETY from time to time; and

(c)the terms of the CONTRACT,

all of which shall collectively govern the performance of the WORK under the CONTRACT. In the event of any inconsistency or conflict between APPLICABLE CODES AND STANDARDS, the strictest requirement shall govern, unless the COMPANY instructs otherwise in writing.

1.5"APPLICABLE LAWS" means all international (including region-wide), national, federal, state, provincial and local laws including statutes, decrees, edicts, codes, orders, judgments, judicial decisions, rules, ordinances, proclamations, by-laws, regulations, and executive orders of, and the terms of any licenses, leases, rights of way, PERMIT, or authorisations issued by, any international (including region-wide), national, federal, state, provincial or local or other duty constituted GOVERNMENTAL AUTHORITY that are applicable to the WORK, the WORKSITE, the VESSEL and the persons in relation to whom the term is used.

1.6"BANK ACCOUNT" means the account with the following details:

*****

*****

*****

*****

*****

1.7"BASE PROGRAMME" means the initial workplan set out in Section II – Scope of Work and Base Programme.

1.8"CLASSIFICATION SOCIETY" means DNV, the American Bureau of Shipping, Nippon Kaiji Kyokai (ClassNK), Lloyd's Register, or such other body as may from time to time act as the provider of relevant technical and classification services in connection with the VESSEL and the operations contemplated in the CONTRACT.

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1.9"CODE OF BUSINESS CONDUCT AND ETHICS" means the COMPANY's code of business conduct and ethics set out in Section IX – Code of Business Conduct and Ethics.

1.10"COMPANY GROUP" means the COMPANY, its CO-VENTURERS, its and their respective AFFILIATES and contractors and subcontractors of any tier, and its and their respective directors, officers and employees (including agency personnel), but shall not include any member of the CONTRACTOR GROUP.

1.11“COMPANY REPRESENTATIVE” means James Waithman.

1.12“COMPETENT AUTHORITY” means (i) any person having legal, executive and/or regulatory authority and/or enforcement powers (including any public body or authority responsible for the investigation and/or prosecution of criminal offences) over either or both of the PARTIES or any of their AFFILIATES providing services in connection with the CONTRACT; and/or (ii) any court of law or tribunal with jurisdiction over either or both of the PARTIES or any of their AFFILIATES providing services in connection with the CONTRACT.

1.13"COMPLETION" means completion of the whole of the WORK in accordance with Clause 27.

1.14“COMPLETION CERTIFICATE” means the certificate issued pursuant to Clause 27.2 in respect of the whole or the relevant part of the WORK.

1.15"COMPLETION DATE" means the date shown on the COMPLETION CERTIFICATE on which the whole or the relevant part of the WORK was actually completed.

1.16"CONTRACT" shall mean the terms of this agreement.

1.17"CONTRACTOR GROUP" means the CONTRACTOR, its SUBCONTRACTORS, its and their AFFILIATES, its and their respective directors, officers and employees (including agency personnel), but shall not include any member of the COMPANY GROUP. "CONTRACTOR GROUP" shall also mean CONTRACTOR's subcontractors (of any tier) which are performing WORK offshore or at any fabrication yard or construction site, their AFFILIATES, their directors, officers and employees (including agency personnel).

1.18"CONTRACTOR REPRESENTATIVE” means Dave Burt (Project Manager).

1.19"CO-VENTURER" means any other entity with whom the COMPANY is or may be from time to time a party to a joint operating agreement relating to the operations for which the WORK is being performed, the successors in interest of such CO-VENTURER or the assignees of any interest of such CO-VENTURER along with any other person with an interest in the WORKSITE, which in each case at the date of the CONTRACT means the COMPANY, Addax Petroleum Holdings Ltd, PetroEnergy Resources Corporation and Tullow Oil Gabon SA, and "CO-VENTURERS" shall mean all of them.

1.20"CONSEQUENTIAL LOSS" has the meaning given in Clause 24.

1.21"CUMULATIVE DEFECTS CORRECTION PERIOD" means the period of thirty six (36) months from COMPLETION of the WORK.

1.22"DAILY RATE" shall mean the sum set out as such in Section I – Remuneration.

1.23"DATASITE" means the Sharefile datasite hosted by the COMPANY at the following link: https://vaalco.sharepoint.com/sites/EXT_VAALCO_Engineering.

1.24"DEFECTS CORRECTION PERIOD" means, commencing on the date specified on the COMPLETION CERTIFICATE in respect of completion of the relevant part of the WORK:

(a)for the relevant part or whole of the WORK as appropriate, twenty-four (24) months; and

(b)for WORK which is reperformed, rectified or replaced, twelve (12) months commencing on the date upon which such performance, rectification or replacement was completed in accordance with the CONTRACT,

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provided that such periods shall not, in aggregate, exceed the CUMULATIVE DEFECTS CORRECTION PERIOD.

1.25"DEMOBILIZATION FEE"  shall mean the sum set out as such in Section I – Remuneration.

1.26 "DOWNTIME PERIOD" has the meaning given in Clause 35.4.

1.27"EFFECTIVE DATE OF COMMENCEMENT OF THE CONTRACT" means the date on the first page of the CONTRACT.

1.28"ENVIRONMENTAL LAW" means all international (including region-wide), national, federal, state, provincial and local laws including statutes, decrees, edicts, codes, orders, judgments, judicial decisions, rules, ordinances, proclamations, by-laws, regulations and executive orders pertaining to prevention of pollution, protection of the environment (including natural resources), remediation of contamination or restoration of environmental quality, or occupational health and workplace safety, that apply with respect to any obligation or activities related to the CONTRACT.

1.29"FIELD"  shall mean the Etame Marin Block, offshore the Republic of Gabon, the rights in respect of which are granted to the CO-VENTURERS pursuant to the Etame Marin Exploration and Production Sharing Contract (as amended, varied or supplemented from time to time).

1.30"Flexible Lay Equipment"  shall mean the pipelay spread which shall include, at a minimum, the equipment indicated in Section 1.0 of SECTION VIII – CONTRACTOR’s Plans, and, in particular, the equipment listed in Section 1.8 thereof.

1.31"Flexible PIPE REELS"  shall mean the four (4) reels of flexible pipe to be received at the Shepherd Offshore Group facility, Newcastle upon Tyne, England.

1.32"FORCE MAJEURE DAILY RATE" shall mean the sum set out as such in Section I – Remuneration.

1.33"FORCE MAJEURE DAILY RATE REDUCED CREW" shall mean the sum set out as such in Section I – Remuneration.

1.34"GABON GOVERNMENT" means the Government of the Gabonese Republic or any ministry, bureau, agency, department, office or other organisation of such Government or any local GOVERNMENTAL AUTHORITY of the Gabonese Republic that has jurisdiction or authority over the WORKSITE.

1.35"GOVERNMENTAL AUTHORITY" means the government of any country, province, region, state, or territory, or any political subdivision thereof, claiming, having, or exercising jurisdiction over the COMPANY, any member of the CONTRACTOR GROUP, any WORKSITE, the WORK or the GABON GOVERNMENT and including all agencies, instrumentalities, and political subdivisions of, and entities controlled or commissioned by, any such government; any judicial, executive, legislative, administrative or regulatory body of any government or political subdivision thereof; and any official of any of the foregoing.

1.36"HAZARDOUS MATERIALS" means:

(a)petroleum or petroleum products and any fractions or derivatives thereof, natural or synthetic gas and any fractions or derivatives thereof (including condensate), asbestos and polychlorinated biphenyls;

(b)any substances defined as or included in the definition of "hazardous wastes", "hazardous materials", "hazardous substances", "extremely hazardous substances", "restricted hazardous wastes", "special wastes", "toxic substances", "toxic chemicals", "toxic pollutants", "contaminants" or "pollutants" or words of similar import under any ENVIRONMENTAL LAW;

(c)radioactive materials, substances and waste; and

(d)any other substance the handling, disposal, storage and/or transportation of, or exposure to, which is regulated under any ENVIRONMENTAL LAW.

1.37"INDEMNIFIED PROPERTY" means permanent oil and gas production facilities and pipelines not owned, hired, leased or otherwise provided by the COMPANY GROUP provided the same are within the boundaries of the FIELD.

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1.38“INSTALLATION AID(S) / ROV TOOLING” means equipment, appurtenances and/or ancillary items to be identified by the COMPANY and the CONTRACTOR and provided by the CONTRACTOR in accordance with Section I – Remuneration for use on the VESSEL, but not included in the KEY DEDICATED EQUIPMENT listed in Section VI – CONTRACTOR’s Plans, to aid in the execution of the WORK.

1.39“INTELLECTUAL PROPERTY” means patents, utility models, rights to inventions, copyright and neighbouring and related rights, moral rights, trade-marks and service marks, business names and domain names, rights in get-up and trade dress, goodwill and the right to sue for passing off, rights in designs, rights in computer software, database rights, rights to use, and protect the confidentiality of, confidential information (including KNOW-HOW) and all other intellectual property rights, in each case whether registered or unregistered and including all applications and rights to apply for and be granted, renewals or extensions of, and rights to claim priority from, such rights and all similar or equivalent rights or forms of protection which subsist or will subsist now or in the future in any part of the world.

1.40"INVOICE ADDRESS" means VAALCO Gabon SA, B.P 1335, Port Gentil, Gabon.

1.41“JOB SPECIFICATION” means the requirements set out in Clause 40 and Section II – Scope of Work and Base Programme and Section IV – Documents and Drawings of the CONTRACT.

1.42"KEY DEDICATED EQUIPMENT" means all or any of the following as the context requires, each of which is to be reflected in Section VI - CONTRACTOR's Plans to the extent necessary:

(a)the VESSEL;

(b)the Flexible Lay Equipment;

(c)the ROVS; and/or

(d)the SURVEY EQUIPMENT.

1.43“KEY PERSONNEL” means those personnel named as such in Section 2.0 of Section VI – CONTRACTOR's Plans.

1.44“KNOW-HOW” means techniques, methods, skills comprised within technical information, data, notes, reports, specifications, formulae, drawings, manuals, component lists, instructions, descriptions, and other knowledge of a secret and confidential nature.

1.45"LATEST TIME FOR RECEIPT OF INVOICES AFTER COMPLETION" means the date that is ninety (90) days after the COMPLETION DATE.

1.46"Marine and Project Crew"  shall mean the individuals identified in Sections 2.2 and 2.3 of Section VI – CONTRACTOR's Plans.

1.47"MILESTONE DATE" means, without prejudice to the SCHEDULE OF KEY DATES, any critical path date represented in the PROJECT SCHEDULE.

1.48"MOBILIZATION DATE" shall mean 3 July 2022.

1.49"MOBILIZATION LOCATION" shall mean the quayside at the Shepherd Offshore Group facility, Newcastle upon Tyne, England.

1.50“OCCURRENCE” shall mean one loss, accident, disaster or casualty or series of losses, accidents, disasters or casualties arising out of one event.

1.51“PERMANENT WORK” means the property of the COMPANY arising from the WORK.

1.52"PERMIT" means any valid waiver, certificate, approval, consent, licence, exemption, permission, authorisation or similar order or authorisation from any GOVERNMENTAL AUTHORITY required to be maintained in connection with the WORK or the WORKSITE.

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1.53"PROGRAMME" means the detailed work plan for carrying out the WORK which shall be prepared by the CONTRACTOR and which the COMPANY has approved as the current detailed work plan that the CONTRACTOR shall utilise in the performance of the WORK in accordance with Clause 10.

1.54"Project Management and Engineering Fee"  shall mean the sum set out as such in Section I – Remuneration.

1.55"PROJECT SCHEDULE" means the logical sequence of activities to plan, execute and complete the WORK, specifying MILESTONE DATES for critical events (without prejudice to the SCHEDULE OF KEY DATES), so as to achieve COMPLETION with minimal disruption and production downtime to ongoing operations on the Etame field and/or the FPSO Petróleo Nautipa, in accordance with the SCHEDULE OF KEY DATES and Clause 10.

1.56"REASONABLE AND PRUDENT CONTRACTOR" means a reasonable and prudent contractor operating in the same or similar business as the CONTRACTOR acting in a way that is consistent with good and prudent petroleum industry practices generally followed in the international petroleum industry under similar circumstances.

1.57"RECOVERY SCHEDULE" means the revised PROJECT SCHEDULE addressing the measures proposed by the CONTRACTOR to avoid any likely delay and mitigate it to the maximum practicable extent.

1.58"RESPONSIBILITY MATRIX" means the matrix of the responsibilities of the COMPANY and the CONTRACTOR, as set out in Section VIII – Responsibility Matrix.

1.59"RESTRICTIONS TO FREE AND UNRESTRICTED ACCESS" means a restriction on free and unrestricted access for the CONTRACTOR to any part of the WORKSITE due to any of the following:

(a)ongoing operations on, or in the vicinity of, the Etame field and/or the FPSO Petróleo Nautipa (including work required to unhook the moorings and/or production systems related to the FPSO Petróleo Nautipa);

(b)ongoing or imminent offloading of produced hydrocarbons from the FPSO Petróleo Nautipa at the Etame field; or

(c)ongoing or imminent drilling or associated activity on the Etame field or any proximate target or discovery.

1.60"RISK ASSESSMENT" means an assessment of all project-specific HS&E risks, including a project-specific Hazard Identification (HAZID) and project-specific Hazard and Operability Analysis (HAZOP), as further detailed in Section VIII – Responsibility Matrix.

1.61"ROVS"  shall mean the equipment indicated in Section 1.0 of SECTION VI – CONTRACTOR’s Plans, and, in particular, the equipment listed in Section 1.3 and Section 1.8 thereof.

1.62"SCHEDULED COMPLETION DATE" means the date by which the CONTRACTOR is required to achieve COMPLETION, which at the EFFECTIVE DATE OF COMMENCEMENT OF THE CONTRACT shall be 30 September 2022.

1.63"SCHEDULE OF KEY DATES" means the schedule of events and associated dates set out in Section VII – Schedule of Key Dates, together with amendments to any or all of such dates as may be made from time to time in accordance with Clause 13.

1.64"SCOPE OF WORK" means the scope of work set out in Section II – Scope of Work and Base Programme.

1.65"STANDBY RATE" shall mean the sum set out as such in Section I – Remuneration.

1.66“SUBCONTRACT” means any contract between the CONTRACTOR and any permitted party (other than the COMPANY or any employees of the CONTRACTOR) for the performance of any part of the WORK.

1.67“SUBCONTRACTOR” means any party (other than the CONTRACTOR) to a SUBCONTRACT.

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1.68"Survey Equipment"  shall mean the following survey spread which shall include, at a minimum, the equipment indicated in Section 1.0 of SECTION VI – CONTRACTOR’s Plans, and, in particular, the equipment listed in Section 1.7 thereof.

1.69 "SUSPENSION DAILY RATE"  shall mean the sum set out as such in Section I – Remuneration.

1.70"SUSPENSION PERIOD" means the period commencing with the suspension of payments to the CONTRACTOR under Clause 33.5(a) and ending after a period of five (5) days.

1.71"TESTING REQUIREMENTS" shall mean the clearing of annuluses and leak testing on all equipment installed during the performance of the WORK.

1.72“TECHNICAL INFORMATION” means all such information provided by or caused to be provided by the COMPANY pursuant to the CONTRACT and via the DATASITE (provided that "TECHNICAL INFORMATION" shall not include any information provided by or caused to be provided by the CONTRACTOR pursuant to the CONTRACT or any other contract between the COMPANY and the CONTRACTOR).

1.73“VARIATION” means both:

(a)an instruction to the CONTRACTOR in accordance with Clause 13.1; and

(b)an adjustment to the SCHEDULE OF KEY DATES and/or the relevant sums set out in Section I – Remuneration to which the CONTRACTOR is entitled under the CONTRACT.

1.74"VESSEL"  shall mean either the VESSEL 1 or the VESSEL 2, as notified to the COMPANY by the CONTRACTOR pursuant to Clause 4.17.

1.75"WORK" means all work that the CONTRACTOR is required to carry out in accordance with the provisions of the CONTRACT, including the provision of all materials, services and equipment to be rendered in accordance with the CONTRACT.

1.76"WORKSITE" means the lands, waters and other places on, under, in or through which the WORK is to be performed including offshore installations, floating construction equipment, vessels (including the area covered by approved anchor patterns or within a distance of 2,000 metres from any part of the PERMANENT WORK, whatever is the greater), design offices, workshops and places where equipment, materials or supplies are being obtained, stored or used for the purposes of the CONTRACT.

1.77"ZERO RATE" shall mean the sum set out as such in Section I – Remuneration.

2.	INTERPRETATION

2.1 All instructions, notices, agreements, authorisations, approvals and acknowledgements shall be in writing. All such documentation together with all correspondence and other documents shall be in the English language.

Nevertheless, if for any reason it is considered necessary by the COMPANY to give an instruction to the CONTRACTOR orally in the first instance, the CONTRACTOR shall comply with such instruction. Any such oral instruction shall be confirmed in writing within twenty-four (24) hours, provided that, if the CONTRACTOR confirms in writing any such oral instruction which is not contradicted in writing by the COMPANY without undue delay, it shall be deemed to be an instruction in writing by the COMPANY.

2.2  Any reference to statute, statutory provision or statutory instrument shall include any re-enactment or amendment thereof for the time being in force.

2.3	Unless the context otherwise requires, words importing the singular shall include the plural, and words importing the masculine gender shall include the feminine and neuter genders, and vice versa.

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2.4  All references to "day" or "days" shall mean calendar days and all references to "months" shall mean consecutive calendar months according to the Gregorian Calendar.

2.5  The words "include", "includes", ''including", "inclusive of'' shall mean "including but not limited to".

3.COMPANY AND CONTRACTOR REPRESENTATIVES

3.1General

(a)The COMPANY REPRESENTATIVE and the CONTRACTOR REPRESENTATIVE, or delegates appointed in accordance with the provisions of this Clause 3, shall be readily available to enable both PARTIES to discharge their obligations under the CONTRACT.

(b)The COMPANY REPRESENTATIVE and any person authorised by him shall have access at all reasonable times to the WORKSITE and the CONTRACTOR shall afford every facility for and every assistance in obtaining the right of access.

3.2Company Representative

(a)Subject to the proviso, the COMPANY REPRESENTATIVE has the authority to commit the COMPANY in respect of all matters under the CONTRACT and, subject to any delegation of such authority which shall be notified to the CONTRACTOR in writing, shall be responsible for issuing to and receiving from the CONTRACTOR all notices, information, instructions and decisions, provided that the COMPANY REPRESENTATIVE shall, acting alone, only be authorized to commit the COMPANY in respect of any matter having a monetary value of less than ***** United States Dollars (*****) (or equivalent in another currency) and in respect of any matter having a monetary value equal to or in excess of ***** United States Dollars (*****) (or equivalent in another currency) the COMPANY's VP International Operations shall be required to countersign or confirm (as the case may be) to signify the COMPANY's intention to be bound.

(b)By notice to the CONTRACTOR, the COMPANY REPRESENTATIVE may at any time delegate any of his authority to any nominated deputy. Such notice shall specify the precise authority of any such deputy and shall be sent to the CONTRACTOR REPRESENTATIVE.

(c)The COMPANY may change the COMPANY REPRESENTATIVE at any time and shall notify the CONTRACTOR of any change.

(d)Except as expressly stated in the CONTRACT, the COMPANY REPRESENTATIVE has no powers to amend the CONTRACT or to relieve the CONTRACTOR from any of its obligations under the CONTRACT.

3.3Contractor Representative

(a)The CONTRACTOR REPRESENTATIVE has the authority to commit the CONTRACTOR to any course of action within the rights and obligations of the CONTRACTOR under the CONTRACT and, subject to any delegation of such authority, shall be responsible for issuing to and receiving from the COMPANY all notices, information, instructions and decisions.

(b)The CONTRACTOR REPRESENTATIVE may delegate any of his authority to any nominated deputy, the terms of such delegation being subject to the prior approval of the COMPANY which shall not be unreasonably withheld or delayed.

(c)The CONTRACTOR shall not change the CONTRACTOR REPRESENTATIVE or any nominated deputy without cause without the prior approval of the COMPANY which shall not unreasonably be withheld or delayed.

(d)The CONTRACTOR REPRESENTATIVE has no powers to amend the CONTRACT.

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4.	CONTRACTOR'S GENERAL OBLIGATIONS

4.1

The CONTRACTOR shall provide all management, supervision, personnel, materials and equipment (except materials and equipment specified to be provided by the COMPANY), plant, consumables, facilities, vessels (including the VESSEL) and all other things whether of a temporary or permanent nature, so far as the necessity for providing the same is specified in or reasonably to be inferred from the CONTRACT including pursuant to the RESPONSIBILITY MATRIX.

4.2

The CONTRACTOR shall carry out all of its obligations under the CONTRACT and shall execute the WORK with all due care and diligence and with the skill to be expected of a reputable contractor experienced in the types of work to be carried out under the CONTRACT. The CONTRACTOR warrants that the WORK shall be fit for the purposes specified in the CONTRACT or, where no such purpose is specified, fit for its ordinary purpose. The foregoing warranty shall be in lieu of all other warranties whether oral, written, expressed, implied or statutory and CONTRACTOR makes no other warranty as to fitness for purpose.

4.3

The CONTRACTOR shall carry out all necessary engineering and design to safely execute the WORK in accordance with the SCHEDULE OF KEY DATES. Except as expressly specified in the CONTRACT (including pursuant to the RESPONSIBILITY MATRIX), the CONTRACTOR shall not be responsible for the design of any part of the PERMANENT WORK.

However, for the avoidance of doubt, where the CONTRACTOR is so responsible (including pursuant to the RESPONSIBILITY MATRIX) all such WORK undertaken shall be in accordance with Clause 4.2.

4.4

Without prejudice to Clause 10.6, except to the extent that it may be legally or physically impossible or create a hazard to safety the CONTRACTOR shall comply with the COMPANY's reasonable written instructions as they apply to the scope of WORK agreed under the CONTRACT. However, for the sake of clarity, the COMPANY shall have no direction or control over the CONTRACTOR GROUP in the performance of the WORK except pursuant to Clause 10.6.

Subject to Clause 13 and Clause 10.6 and to the compliance by the CONTRACTOR with this Clause 4, the COMPANY shall issue a VARIATION if the CONTRACTOR can show that it has suffered direct delay and/or incurred direct additional cost as a result of any instruction issued under this Clause 4.4 provided that any such alleged delay and/or additional cost is not already set out or reflected in, or contemplated by, the BASE PROGRAMME and/or the PROGRAMME.

4.5 Without prejudice to Clause 10, the CONTRACTOR shall by 15 April 2022 develop a PROGRAMME and PROJECT SCHEDULE for carrying out the WORK in accordance with the SCHEDULE OF KEY DATES, for review and approval by the COMPANY. Through this PROGRAMME, the CONTRACTOR shall diligently and continuously monitor the progress of the WORK and maintain an updated and accurate version of the PROJECT SCHEDULE so as to be aware at all times of potential and actual deviations from the original PROJECT SCHEDULE. Each updated version of the PROJECT SCHEDULE shall specifically track all usage of float originally available within the PROJECT SCHEDULE. Should, at any time during the performance of the WORK, an updated PROJECT SCHEDULE show that any activity in the original PROJECT SCHEDULE is, or is likely to be, delayed or prolonged such that any MILESTONE DATE (or any of the SCHEDULE OF KEY DATES), will not be met, the CONTRACTOR shall present a RECOVERY SCHEDULE addressing the measures proposed by the CONTRACTOR to avoid the delay or mitigate it to the maximum practicable extent, and the COMPANY shall review and shall (in its absolute and sole discretion) be required to approve the RECOVERY SCHEDULE.

4.6Until the time the WORK is completed (as evidenced by the COMPLETION CERTIFICATE), the CONTRACTOR shall be responsible for all costs and expenses of the handling, disposal and redemption of, in accordance with all APPLICABLE LAWS and APPLICABLE CODES AND STANDARDS, any HAZARDOUS MATERIALS that in the course of the CONTRACTOR's performance of the WORK is brought or will be brought onto or generated at the WORKSITE by the CONTRACTOR.

4.7The CONTRACTOR shall develop a project specific Health, Safety and Environment (HS&E) Plan, that ensures that the WORK is performed in accordance with the latest ISO 140001 requirements and Section III – Health, Safety and Environment.

4.8The CONTRACTOR shall develop a project specific quality plan that provides all quality control, quality surveillance, quality assurance and other services required to ensure that the WORK is performed in accordance with ISO 9001:2015 and Clause

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40.

4.9The CONTRACTOR shall develop a project specific RISK ASSESSMENT for the WORK.

4.10Materials and equipment or parts thereof provided by the CONTRACTOR for which there is no detailed specification included in the CONTRACT shall be new or, subject to the COMPANY’s approval, as new, of good quality and workmanship and fit for the intended purpose where a purpose is defined in the CONTRACT or, where no such purpose is defined, fit for its ordinary purpose.

4.11The CONTRACTOR shall maintain complete and accurate records of all WORK, including a complete set of "as-built" documents and prepare and submit to the COMPANY the reports and other information required by the CONTRACT or otherwise reasonably requested by the COMPANY.

4.12In order to ensure that performance and completion of the WORK are not delayed or impeded the CONTRACTOR shall be responsible for the timely compliance with all matters referred to in this Clause 4 (insofar as the same represents an obligation of the CONTRACTOR) and, where provided for elsewhere in the CONTRACT, for the timely request of COMPANY provided materials and equipment.

4.13(a)During the carrying out of the WORK, upon notice, the CONTRACTOR shall permit reasonable access to the COMPANY or any member of the COMPANY GROUP to the WORKSITE as necessary to perform any work for the COMPANY.

(b)During the carrying out of the WORK the COMPANY may engage other contractors in connection with its operations at the WORKSITE. The CONTRACTOR shall take all necessary steps to coordinate, liaise and cooperate with the COMPANY's other contractors performing any work at the WORKSITE and provide on a timely basis any information to such other contractors as they reasonably require in relation to the WORKSITE.

(c)Subject to Clauses 13 and 10.6 and to the compliance by the CONTRACTOR with this Clause 4, the COMPANY shall issue a VARIATION if the CONTRACTOR can show that in compliance with Clause 4.13(b) the CONTRACTOR has suffered direct delay and/or incurred direct cost that could not reasonably have been foreseen by an experienced contractor provided that any such alleged delay and/or cost is not already set out or reflected in, or contemplated by, the BASE PROGRAMME and/or the PROGRAMME.

4.14The CONTRACTOR shall, and procure that any SUBCONTRACTOR permitted to be engaged pursuant to the CONTRACT shall, entirely at its and their cost ensure that all persons it or they (as the case may be) intend to board the VESSEL to fulfil the WORK and perform the CONTRACTOR's obligations pursuant to the CONTRACT (in each case, directly and/or indirectly) are fully vaccinated, in accordance with World Health Organization guidelines, against the novel coronavirus disease (also known as COVID-19). In particular and without prejudice to the generality of the foregoing:

(a) the CONTRACTOR is at all times to ensure that all personnel aboard the VESSEL, including MARINE AND PROJECT CREW and SUBCONTRACTORS and COMPANY personnel, are to have received a negative result from a PCR or equivalent test prior to arrival in Gabonese waters;

(b)the CONTRACTOR is at all times to ensure that all personnel used in relation to the WORK, including all MARINE AND PROJECT CREW and SUBCONTRACTORS, have received a negative result from a PCR or equivalent test prior to boarding the VESSEL (at any time); and

(c)the CONTRACTOR is at all times to ensure that the CONTRACTOR's COVID Protocols, as set out in Section X - COVID Protocols and/or provided by the CONTRACTOR under the RESPONSIBILITY MATRIX,  are to ensure (and thereafter monitor) that any personnel visiting the VESSEL or interacting with personnel ordinarily aboard the VESSEL (for example, but without limitation, stevedores at the quayside) have first received a negative result from a PCR or equivalent test.

Any failure to comply with this Clause 4.14 (or the direct or indirect impact thereof) will not constitute "force majeure" for the purposes of Clause 14 and the CONTRACTOR will not be entitled to any form of relief for the purposes of any provision set out in Clause 35.  For each day on which the VESSEL is not able to work as a result of a positive result/s from a PCR or

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equivalent test the CONTRACTOR will be at ZERO RATE. However, if the VESSEL is not able to work as a result of a positive result/s from a PCR or equivalent test and such positive result/s from a PCR or equivalent test are not due to a failure by the CONTRACTOR to comply with this Clause 4.14 then the FORCE MAJEURE DAILY RATE will apply.

Irrespective of the cause of the VESSEL not being able to work as a result of a positive result/s from a PCR or equivalent test, the CONTRACTOR will, and will procure that each SUBCONTRACTOR will, use its best reasonable endeavours to progress the WORK notwithstanding that any personnel aboard the VESSEL have received a positive result/s from a PCR or equivalent test.

Both COMPANY and CONTRACTOR shall abide by the terms of both COMPANY's and CONTRACTOR's COVID Protocols as set out in Section X - COVID Protocols and as updated from time to time (provided the same are provided to the other reasonably in advance of the same coming into effect).

In no circumstances will the COMPANY be directly or indirectly liable for any costs of the CONTRACTOR or any SUBCONTRACTOR in complying with the vaccination and testing requirements set out in this Clause 4.14 and/or the CONTRACTOR’s compliance with its own COVID Protocols as set out in Section X - COVID Protocols. Any quarantine requirements imposed upon the CONTRACTOR by the COMPANY or the GABON GOVERNMENT which are in excess of, or more onerous than, a quarantine period of three (3) days shall be for the COMPANY’s account.  The CONTRACTOR will ensure that all persons entering and exiting quarantine will have received a negative result/s from a PCR or equivalent test.

4.15Notwithstanding any other provision of the CONTRACT, the CONTRACTOR shall use all reasonable endeavours to procure all goods and services from Gabon and only if such goods and services are not available in Gabon at competitive prices (by reference to total landed cost) shall the CONTRACTOR procure such goods and services from outside of Gabon.

4.16The CONTRACTOR shall attend, host and facilitate meetings regarding the status of the performance of the WORK, including daily operational meetings once the WORK at the WORKSITE has commenced, and in which it will raise any pending issues that may give rise to a request for a VARIATION pursuant to Clause 13.

4.17The CONTRACTOR shall identify each element of the KEY DEDICATED EQUIPMENT (excluding the VESSEL) to be used for the WORK and this shall (if not already proposed and agreed prior to the date of the CONTRACT), not later than 20 March 2022 (if not already proposed prior to the EFFECTIVE DATE OF COMMENCEMENT OF THE CONTRACT), be proposed to the COMPANY for review and approval and, subject to the COMPANY's approval, will be included (or deemed included) in Section VI – CONTRACTOR'S Plans. The CONTRACTOR shall identify the VESSEL and notify the COMPANY in respect of the same by 20 March 2022 (if not already proposed prior to the EFFECTIVE DATE OF COMMENCEMENT OF THE CONTRACT) after which such vessel shall constitute the "VESSEL" for the purposes of the CONTRACT.

INSTALLATION AID(S) / ROV TOOLING will be identified following the EFFECTIVE DATE OF COMMENCEMENT OF THE CONTRACT and agreed between the COMPANY and the CONTRACTOR as they are discovered and or revealed during the Engineering and Planning Phase of the WORK.

4.18Without prejudice to Clause 21, the CONTRACTOR shall ensure that every aspect of, and all operations connected with, the performance of the WORK are carried out so as not to damage any of the riser systems or field infrastructure owned, hired, leased or otherwise used or provided by the COMPANY GROUP.

4.19The (i) CONTRACTOR will at all times in respect of mobilizing and demobilizing the VESSEL to/from the customs cleared location in the Gabonese Republic, provide all necessary fuel and lubricants for the VESSEL and equipment (including the KEY DEDICATED EQUIPMENT), and (ii) without prejudice to Clause 4.1, the COMPANY will at all other times (not being in respect of mobilizing and demobilizing the VESSEL to/from the customs cleared location in the Gabonese Republic) provide all necessary fuel and lubricants for the VESSEL and equipment (including the KEY DEDICATED EQUIPMENT).

4.20MOBILIZATION DATE and MOBILIZATION LOCATION

The VESSEL will arrive at the MOBILIZATION LOCATION on or before the MOBILIZATION DATE.  Upon arrival at the MOBILIZATION LOCATION the VESSEL will have cleared customs in the United Kingdom and be ready to load the FLEXIBLE

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PIPE REELS and commence direct transit to the FIELD or the agreed customs clearance location in the Gabonese Republic.

5.RESPONSIBILITY FOR COMPANY PROVIDED ITEMS

5.1The COMPANY shall provide the materials and equipment as specified in Section V - Materials, Services and Facilities to be provided by the COMPANY. Dates of delivery and methods of delivery shall be as specified in that Section.

5.2Without prejudice to the provisions of Clause 21.2, but subject to the remainder of the CONTRACT, the CONTRACTOR shall be responsible for (i) receiving, unloading and handling such items when delivered to the CONTRACTOR or (ii) collecting, loading and handling such items it is required to collect, load and handle pursuant to the CONTRACT. The CONTRACTOR shall visually inspect all such items and check all supporting documentation and shall notify the COMPANY of any discrepancy or damage that is (without prejudice to Clauses 5.3, 12.2 and 40.5) reasonably detectable upon visual inspection (the CONTRACTOR acting as a REASONABLE AND PRUDENT CONTRACTOR) within three (3) working days of receipt or collection or such other period as may from time to time be agreed. Receipt or collection of all such items shall be recorded in writing. In the absence of any notification of discrepancy or damage such items shall be deemed to have been delivered or collected in a complete and undamaged state to the extent that any discrepancy or damage could have been reasonably detectable upon visual inspection (the CONTRACTOR acting as a REASONABLE AND PRUDENT CONTRACTOR). The CONTRACTOR shall not however be liable for any latent defects in any such items.

5.3The CONTRACTOR shall carry out all special tests and inspections on materials and equipment supplied by the COMPANY (whether or not the same are delivered by the COMPANY or collected by the CONTRACTOR) which are specified in the JOB SPECIFICATION and shall notify the COMPANY of the results of such tests and inspections.

5.4The CONTRACTOR shall maintain in a form agreed by the PARTIES adequate records of materials and equipment provided by the COMPANY (whether or not the same are delivered by the COMPANY or collected by the CONTRACTOR) and provide a regular weekly inventory to show the use of all materials and equipment received or collected and the balance of materials and equipment unused at all times, in accordance with any relevant provisions of the CONTRACT.

5.5The CONTRACTOR shall be responsible for providing suitable and safe storage for materials and equipment provided by the COMPANY to the CONTRACTOR for the WORK (including the FLEXIBLE PIPE REELS, and whether or not (i) the same are delivered by the COMPANY or collected by the CONTRACTOR and (ii) such storage is aboard the VESSEL, at the quayside or in transit) and shall comply with any particular storage requirements set out in the JOB SPECIFICATION. Notwithstanding the provisions of Clause 21.2 but subject to the provisions of Clause 23 and without prejudice to any other right or remedy of the COMPANY pursuant to the CONTRACT or otherwise, the CONTRACTOR shall make good any loss or damage to such materials and equipment (including the FLEXIBLE PIPE REELS) which may occur whilst in the care, custody or control of the CONTRACTOR (including as a result of carrying out the WORK, aboard the VESSEL, at the quayside or in transit) which arises as a result of the negligence of any member of the CONTRACTOR GROUP.

5.6The CONTRACTOR shall notify the COMPANY of all unused or surplus materials or equipment provided by the COMPANY (whether or not the same are delivered by the COMPANY or collected by the CONTRACTOR) in accordance with any relevant provisions of the CONTRACT. The COMPANY shall authorise a VARIATION in accordance with Clause 13, in relation to the disposal of any such surplus.

6.	CONTRACTOR TO INFORM ITSELF

6.1

The CONTRACTOR shall be deemed to have satisfied itself, before entering into the CONTRACT, based on the information provided to it by the COMPANY (upon the accuracy and sufficiency of which the CONTRACTOR shall be entitled to rely provided the same is provided to the CONTRACTOR pursuant to the DATASITE from time to time), as to the extent and nature of the WORK including the services, personnel, materials and equipment, plant, consumables and facilities required for the WORK, the correctness and sufficiency of the rates and prices stated in Section I - Remuneration, general and local conditions including seabed and subsoil conditions (so far as practicable and having taken into account any information in connection therewith which may have been provided by the COMPANY), climatic, sea, other water and weather conditions, and all other matters which could affect progress or performance of the WORK. All information to be provided to the CONTRACTOR by the COMPANY for the purposes of this CONTRACT shall be shared via the DATASITE.

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6.2If during the execution of the WORK the CONTRACTOR encounters seabed and/or subsoil conditions, which conditions could not reasonably have been foreseen by a contractor experienced in the types of work to be carried out under the CONTRACT or which differs from the information provided by the COMPANY, due account having been taken of the TECHNICAL INFORMATION, the COMPANY shall, subject to the CONTRACTOR having given prior notice in accordance with the provisions of Clause 13, authorise a VARIATION if the CONTRACTOR can show that it has suffered direct delay and/or incurred direct additional cost as a direct result of encountering such seabed and/or subsoil conditions and has taken all reasonable steps to mitigate or avoid the impact of such unforeseen conditions provided that any such alleged delay and/or additional cost is not already set out or reflected in, or contemplated by, the BASE PROGRAMME and/or the PROGRAMME.

Such VARIATION shall be evaluated using the rates and prices included in the CONTRACT or, in the absence of suitable rates and prices, on the basis of actual additional costs incurred by the CONTRACTOR as a result of encountering such conditions.

6.3Any failure by the CONTRACTOR to take account of matters which affect the WORK will not relieve the CONTRACTOR from its obligations under the CONTRACT.

7.CONTRACTOR TO INFORM COMPANY/ COMPANY TO INFORM CONTRACTOR

7.1The CONTRACTOR shall perform a thorough review of the TECHNICAL INFORMATION in accordance with Section IV – Documents and Drawings and notify the COMPANY without undue delay of all things which in the opinion of the CONTRACTOR (acting reasonably) appear to be errors, deficiencies, omissions, contradictions or ambiguities in the TECHNICAL INFORMATION or conflicts with applicable law so that such issue may be efficiently amended or rectified. The COMPANY shall review these items and issue the necessary instructions before the CONTRACTOR proceeds with any part of the WORK affected. Subject to the provisions of Clause 13, the COMPANY shall issue a VARIATION if the CONTRACTOR can show that it has suffered direct delay and/or incurred direct additional cost as a result of any such instruction provided that any such alleged delay and/or additional cost is not already set out or reflected in, or contemplated by, the BASE PROGRAMME and/or the PROGRAMME.

7.2In addition to the requirements of Section III - Health, Safety and Environment and the provisions of Clause 39, the CONTRACTOR shall notify the COMPANY without delay of any accidents which occur in connection with the carrying out of the WORK.

The CONTRACTOR shall also notify the COMPANY of any other incidents which occur which might affect the carrying out of the WORK or the CONTRACT.

7.3The CONTRACTOR shall notify the COMPANY immediately of any proposed or actual stoppages of work, industrial disputes or other matters affecting or likely to affect the carrying out or completion of the WORK.

7.4The COMPANY shall as soon as reasonably practicable provide to the CONTRACTOR all information affecting the WORK which the CONTRACTOR reasonably requires and requests from the COMPANY in order to properly perform the WORK in accordance with the CONTRACT (including pursuant to the RESPONSIBILITY MATRIX).

8.ASSIGNMENT,  SUBCONTRACTING and GUARANTEE

8.1Assignment

(a)

The COMPANY is entitled to assign the CONTRACT or any part of it or any benefit or interest in or under it to any CO-VENTURER or AFFILIATE of the COMPANY. In addition the COMPANY may make any such assignment to any other third party but only with the prior agreement of the CONTRACTOR which shall not unreasonably be withheld or delayed.

(b)The CONTRACTOR undertakes that, in the event of any assignment described above, it will execute without delay a formal assignment of interest in the CONTRACT to the relevant party, to be effective upon the written assumption

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by the assignee of all obligations of the COMPANY under the CONTRACT.

(c)The CONTRACTOR shall not assign either the CONTRACT or any part of it nor any benefit or interest in or under it without the prior approval of the COMPANY.

8.2Subcontracting and KEY DEDICATED EQUIPMENT

(a)The CONTRACTOR shall not:

(i)	subcontract the whole of the WORK;

(ii)	subcontract any part of the WORK; or

(iii)

change, amend or replace any of the KEY DEDICATED EQUIPMENT (provided that the notification of the VESSEL to the COMPANY pursuant to Clause 4.17 shall not constitute a change, amendment or replacement of the VESSEL so long as the vessel used is either the VESSEL 1 or the VESSEL 2), in each case, without the prior approval of the COMPANY provided that in the case of (i) and (ii) the prior approval of the COMPANY shall only be required where the value of said subcontract exceeds *****.

In the absence of such approval the CONTRACTOR shall not be entitled to change, amend or replace any element of the KEY DEDICATED EQUIPMENT used for the WORK.  In no event shall the CONTRACTOR use any other vessel in relation to the WORK other than either the VESSEL 1 or the VESSEL 2 and, after the notification of the VESSEL in accordance with Clause 4.17, the CONTRACTOR shall not be entitled to alternate between the VESSEL 1 or the VESSEL 2.

(b)The CONTRACTOR shall perform all necessary due diligence on each proposed SUBCONTRACTOR (if any) to ensure their ability to perform their contractual obligations and to comply with all APPLICABLE LAWS and APPLICABLE CODES AND STANDARDS.

(c)Before entering into any subcontract or SUBCONTRACT that requires approval under Clause 8.2, the COMPANY shall be given an adequate opportunity to review the form of SUBCONTRACT, the choice of SUBCONTRACTOR, the part of the WORK included in the SUBCONTRACT and any other relevant details requested by the COMPANY.

Where the COMPANY will be required to reimburse to the CONTRACTOR the sum paid to the SUBCONTRACTOR, any procedure for award of such SUBCONTRACTS included in the RESPONSIBILITY MATRIX shall be followed and the COMPANY shall be entitled to review all the relevant aspects of the SUBCONTRACT.

(d)No SUBCONTRACT shall bind or purport to bind the COMPANY or the CO-VENTURERS. Nevertheless, the CONTRACTOR shall ensure that any SUBCONTRACTOR shall be bound by and observe the provisions of the CONTRACT in so far as they apply to the SUBCONTRACT.

Each SUBCONTRACT shall expressly provide for the CONTRACTOR's unconditional right of assignment of the SUBCONTRACT to the COMPANY in the event that the COMPANY terminates the CONTRACT or the WORK pursuant to Clauses 29.1(b) or (c).

(e)The CONTRACTOR shall be responsible for all work, acts, omissions and defaults of any SUBCONTRACTOR as fully as if they were work, acts, omissions or defaults of the CONTRACTOR.

(f)The CONTRACTOR shall diligently manage permitted SUBCONTRACTORS, including (i) taking prompt corrective actions without undue delay in the event of potential delay in provision of materials or other resources; (ii) the immediate replacement of any SUBCONTRACTOR which fails to perform its contractual obligations or comply with all APPLICABLE LAWS and APPLICABLE CODES AND STANDARDS where such failure has not been cured within five (5) days of notification of same by the COMPANY; and/or (iii) the timely payment of SUBCONTRACTORS in

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accordance with the respective subcontracts except in the event of disputed invoice amounts.

(g)The CONTRACTOR shall use reasonable commercial efforts to negotiate guarantees, warranties, delivery schedules and performance requirements with all permitted SUBCONTRACTORS so that all subcontracts are fully consistent with the CONTRACT.

(h)In the event that the COMPANY requires relevant permitted SUBCONTRACTORS to provide ongoing support to the COMPANY, subsequent to their performance under the CONTRACT, in relation to their contribution to the WORK, if requested, CONTRACTOR may assist where it is reasonably and commercially able to do so.

8.3Upon signature of the CONTRACT the CONTRACTOR shall (if it has not already done so prior to the signature of the CONTRACT) procure the issue to the COMPANY of a parent company guarantee in the form set out in Section XI - Form of Guarantee by an entity with a credit standing being to the satisfaction of the COMPANY (acting in its sole discretion). Upon any permitted assignment of the CONTRACT by the CONTRACTOR, the CONTRACTOR shall as a condition of the effectiveness of such assignment furnish to the COMPANY (or shall procure the provision of) a replacement guarantee from the ultimate parent company of the proposed assignee (if different to the ultimate parent company of the CONTRACTOR or such other entity as the COMPANY has approved in relation to the parent company guarantee provided or procured upon signature of the CONTRACT), provided that the COMPANY shall be entitled not to approve such proposed assignment in its sole discretion, including as a result of the credit standing of the proposed guarantor not being to the satisfaction of the COMPANY (acting in its sole discretion).

9.CONTRACTOR PERSONNEL

9.1The CONTRACTOR undertakes to provide sufficient personnel at all times to ensure performance and completion of the WORK in accordance with the provisions of the CONTRACT.

9.2All personnel employed on the WORK shall, for the work which they are required to perform, be competent, properly qualified, skilled and experienced in accordance with good industry practice. The CONTRACTOR shall verify all relevant qualifications of such personnel.

9.3The CONTRACTOR shall identify KEY PERSONNEL in the CONTRACTOR'S organization for the WORK, which shall be included in Section VI– CONTRACTOR'S Plans, for COMPANY review.

9.4The KEY PERSONNEL shall be provided by the CONTRACTOR and shall not be replaced without the prior approval of the COMPANY. Any replacement shall work with the person to be replaced for a reasonable handover period.

9.5The CONTRACTOR shall ensure that the KEY PERSONNEL and supervisory personnel of the CONTRACTOR and SUBCONTRACTORS shall read, write and speak fluent English. The CONTRACTOR shall ensure that all documentation (including policies and procedures, whether set out in the Sections or not) issued or entered into pursuant to the CONTRACT are in the English language. Where any documentation is available in a language other than the English language, the English language version of the text shall govern and prevail over any non-English text.

9.6The CONTRACTOR shall make its own arrangements for the engagement of personnel, local or otherwise, and, save in so far as the CONTRACT otherwise provides, for their payment and onshore transport, housing, maintenance and board and lodging.

9.7The CONTRACTOR shall be as responsible for any WORK performed by any agency personnel and by any other person provided by the CONTRACTOR in connection with the WORK as if the WORK was performed by the employees of the CONTRACTOR.

9.8The CONTRACTOR shall ensure that all employees of the CONTRACTOR and any SUBCONTRACTOR engaged in the performance of the WORK comply with APPLICABLE LAWS including immigration laws and where required are in possession of a valid work permit for the duration of the CONTRACT. When requested, details of such work permits shall be submitted to the COMPANY prior to the employee being engaged in the WORK.

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9.9The COMPANY may instruct the CONTRACTOR to remove from the WORKSITE any person engaged in any part of the WORK who in the reasonable opinion of the COMPANY is:

(a)incompetent or negligent in the performance of his duties; or

(b)engaged in activities which are contrary or detrimental to the interests of the COMPANY; or

(c)not conforming with relevant safety procedures described in Section III - Health, Safety and Environment or persists in any conduct likely to be prejudicial to safety, health or the environment.

Any such person shall be removed forthwith from the WORKSITE. Any person removed for any of the above reasons shall not be engaged again in the WORK or on any other work of the COMPANY without the prior approval of the COMPANY.

The CONTRACTOR shall provide a suitable replacement for any such person within twenty four (24) hours or such longer time as may be agreed by the COMPANY.

10.PROGRAMME

10.1The CONTRACTOR shall be responsible for the programming of the WORK and, subject to Clause 10.6, for independently controlling its progress.

The CONTRACTOR will, on and from the date of the CONTRACT and in accordance with the SCOPE OF WORK and the SCHEDULE OF KEY DATES, carry out the BASE PROGRAMME. In carrying out the BASE PROGRAMME the CONTRACTOR shall produce a detailed work plan, including a proposed PROJECT SCHEDULE for approval by the COMPANY, which complies with any requirements set out in the CONTRACT, providing for performance and completion of the WORK in accordance with the SCHEDULE OF KEY DATES. Where necessary, the detailed work plan may also include the CONTRACTOR's proposed variation of the SCHEDULE OF KEY DATES (provided such proposed revisions do not relate to the BASE PROGRAMME). Unless the COMPANY requires otherwise, the detailed work program will include the elements of the BASE PROGRAMME set out at paragraph 1 of Section II – Scope of Work and Base Programme.

10.2The CONTRACTOR shall submit the detailed work plan referred to in Clause 10.1, together with full supporting details, to the COMPANY for review. Within ten (10) days after receipt of the detailed work plan referred to in Clause 10.1, together with full supporting details, the COMPANY shall either:

(a) accept the detailed work plan referred to in Clause 10.1 and approve the same in writing; or

(b) notify the CONTRACTOR of how and in what respect the detailed work plan referred to in Clause 10.1 is insufficient in achieving the performance and completion of the WORK in accordance with the SCHEDULE OF KEY DATES.

If the COMPANY delivers to the CONTRACTOR a notice in accordance with Clause 10.2(b), the CONTRACTOR shall address all matters raised by the COMPANY, after which it may deliver a further detailed work plan referred to in Clause 10.1, together with full supporting details, and the procedure set out in Clause 10.2 shall be repeated until the COMPANY accepts the detailed work plan referred to in Clause 10.1.

When approved by the COMPANY such work plan shall become the PROGRAMME.

10.3The CONTRACTOR shall use the PROGRAMME as the basis for progress reporting, scheduling, forecasting and controlling performance of the WORK.

10.4In order to take account of VARIATIONS and actual progress of the WORK, the CONTRACTOR shall continually update its detailed work plan and supporting details and submit them daily to the COMPANY for review in accordance with Clause 4. Once a revised work plan has been approved by the COMPANY it shall become the PROGRAMME, there being only one (1)

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PROGRAMME at any particular time.

10.5If for any reason which does not entitle the CONTRACTOR to a VARIATION the rate of progress of the WORK is at any time demonstrated by the COMPANY to be too slow to ensure performance and completion in accordance with the SCHEDULE OF KEY DATES, the COMPANY shall notify the CONTRACTOR and the CONTRACTOR shall thereupon inform the COMPANY of its proposals and take such steps as are necessary to expedite progress so as to complete the WORK or such part of the WORK in accordance with the SCHEDULE OF KEY DATES.

10.6 The COMPANY shall be entitled to instruct the CONTRACTOR to carry out (i) any element of the WORK forming part of the BASE PROGRAMME and/or the PROGRAMME and/or (ii) any element of the RESPONSIBILITY MATRIX forming part of the BASE PROGRAMME and/or the PROGRAMME, in each case in any order, sequence or phasing as the COMPANY sees fit from time to time and in its absolute and sole discretion.

11.	TECHNICAL INFORMATION

11.1

The COMPANY shall provide TECHNICAL INFORMATION, upon the accuracy and sufficiency of which the CONTRACTOR shall be entitled to rely, in accordance with Section IV - Documents and Drawings or as provided elsewhere in the CONTRACT and may during the progress of the WORK issue to the CONTRACTOR (via the DATASITE) such modified or additional TECHNICAL INFORMATION as may be necessary for the proper carrying out and completion of the WORK and the CONTRACTOR shall comply with the same.

11.2

The CONTRACTOR shall give adequate notice of any further TECHNICAL INFORMATION that may reasonably be required for the proper carrying out and completion of the WORK in accordance with the SCHEDULE OF KEY DATES.

11.3

Where the CONTRACTOR is required to produce sketches, drawings, calculations, reports, recommendations and the like, or the preparation of such is necessary for the proper carrying out and completion of the WORK, the CONTRACTOR shall submit all such documents to the COMPANY as may be requested by the COMPANY, for review and comment. The COMPANY shall be afforded the time specified in the CONTRACT (or if no time is specified a reasonable time) to carry out such review so that progress of the WORK is not delayed.

11.4

The CONTRACTOR shall maintain at the WORKSITE a complete set of all relevant TECHNICAL INFORMATION together with all relevant documents and drawings provided by the CONTRACTOR for the purposes of the WORK. Such information shall be made available to the COMPANY REPRESENTATIVE or any other person authorised by him at all reasonable times.

11.5

The CONTRACTOR shall carry out checks on the TECHNICAL INFORMATION, however the CONTRACTOR's scope of checks shall be limited to those which are ordinarily carried out by, and within the skillset of, an engineering and installation contractor acting as a REASONABLE AND PRUDENT CONTRACTOR. The COMPANY shall not be responsible for either (i) any additional cost and/or delay that results from the CONTRACTOR's omission to complete such checks promptly and properly or (ii) any liability in respect of the TECHNICAL INFORMATION.

11.6

When requested by the COMPANY the CONTRACTOR shall, following COMPLETION or termination of all of the WORK or the CONTRACT, return all copies of TECHNICAL INFORMATION to the COMPANY. Notwithstanding the above, the CONTRACTOR may retain one (1) copy of such documents while admitting that the COMPANY has title to all such documents.

12.	INSPECTION AND TESTING

12.1	The CONTRACTOR shall provide samples of materials before such materials are incorporated into the WORK where the provision of such samples is provided for in the CONTRACT.

Similarly the CONTRACTOR shall also provide samples not specified in the CONTRACT but requested by the COMPANY, and in such case such samples shall be at the expense of the COMPANY unless the requirement for such samples arises as a

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result of default on the part of the CONTRACTOR.

12.2The CONTRACTOR shall carry out all tests and inspections detailed in the CONTRACT (including the TESTING REQUIREMENTS). If the COMPANY so requires, the CONTRACTOR shall inspect, test or retest any materials or equipment provided by the CONTRACTOR in order to confirm that the requirements of the CONTRACT are met. The CONTRACTOR shall supply the COMPANY with certified copies of all test records and inspection reports as soon as they become available.

The COMPANY has the right, but not the obligation, to witness any test or inspection carried out by the CONTRACTOR. The CONTRACTOR shall notify the COMPANY in adequate time in order that the COMPANY may exercise this right.

The COMPANY has the right, but not the obligation, to inspect, test and examine all things provided by the CONTRACTOR for the purposes of the WORK, including materials and equipment, together with all documentation relating thereto.

12.3No part of the WORK shall be put out of view or covered up without the consent of the COMPANY. The CONTRACTOR shall provide reasonable notice to the COMPANY in order to permit the inspection of any part of the WORK which is about to be put out of view or covered up. The COMPANY shall consider the request for consent without undue delay.

Notwithstanding the foregoing, the COMPANY shall have the right at any time to require the CONTRACTOR to uncover or open up any part of the WORK and to reinstate such uncovered or open part following inspection and testing by the COMPANY.

12.4The COMPANY shall have the right to reject any part of the WORK or rework which does not comply with any requirement or requirements of the CONTRACT, including faulty workmanship, services, materials or equipment. Upon receiving notice of rejection the CONTRACTOR shall immediately commence to reperform, repair or replace the defective part of the WORK and shall carry out such inspections and/or tests on other parts of the WORK as the COMPANY may require to ensure that there are no similar parts of the WORK that fail to comply with the requirements of the CONTRACT.

12.5Where reperformance, repair, replacement, uncovering, reinstating, testing and inspection are additional to the requirements of the CONTRACT and are not the result of failure by the CONTRACTOR to conform with the CONTRACT on some other similar part of the WORK and do not reveal failure to comply with the CONTRACT, such WORK shall be at the expense of the COMPANY.

12.6Neither failure on the part of the COMPANY to inspect the WORK or witness or test or to discover defects nor failure to reject work performed by the CONTRACTOR which is not in accordance with the CONTRACT shall relieve the CONTRACTOR from any liability or obligation under the CONTRACT.

12.7In case of default on the part of the CONTRACTOR in carrying out its obligations under Clause 12.4, the COMPANY, having given prior notice to the CONTRACTOR, shall be entitled to undertake the CONTRACTOR's responsibilities in this respect. The COMPANY shall be entitled to recover from the CONTRACTOR all direct and documented costs reasonably incurred by the COMPANY in carrying out such responsibilities which shall in no event exceed ***** United States Dollars (*****).

13.	VARIATIONS

13.1	Right of the COMPANY to issue instructions

(a)

The COMPANY has the right, subject to the CONTRACTOR’s other existing contractual commitments and without prejudice to Clause 10.6, to issue instructions to the CONTRACTOR at any time to do any of the following:

(i)

make any revision to the WORK which may include additions, omissions, substitutions and changes in quality, form, character, kind, position, dimension, level or line and changes in any method of construction specified by the COMPANY;

(ii)	revise elements of the WORK already completed in accordance with the CONTRACT;

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(iii)

after commencement of the WORK, accelerate the WORK or any part thereof in order to recover all or part of any delay in respect of which the CONTRACTOR would otherwise have been entitled to a revision to the SCHEDULE OF KEY DATES in accordance with Clause 13.5; and

(iv)

reprogramme the WORK and reschedule its resource within the limits of practicality in order to complete the WORK or any part thereof in accordance with any amendment to the SCHEDULE OF KEY DATES the COMPANY may require;

(b)

An instruction under Clause 13.1(a) will constitute a VARIATION. When required by the COMPANY, on receipt of any such VARIATION, the CONTRACTOR shall proceed immediately as instructed to the extent that the amount of any adjustment to the sums set out in Section I – Remuneration and/or SCHEDULE OF KEY DATES has been determined and mutually agreed, such agreement not being unreasonably withheld by the CONTRACTOR;

(c)

Notwithstanding the provisions of Clause 13.1(b), any instruction given by the COMPANY under Clause 13.1(a) requiring the CONTRACTOR to perform work within 500 metres of any permanent oil and gas production facilities and pipelines not owned, hired, leased or otherwise provided by the CONTRACTOR GROUP, where such are not identified in the CONTRACT under the provisions of Clause 21.2(d) or which extend beyond any of the FPSO Petróleo Nautipa (and associated mooring system/s), the Borr Norve (and associated mooring system/s) , the FSO Cap Diamant (and associated mooring system/s) or the platforms on the Etame field (being the Etame platform, the Avouma platform, the Ebouri platform and/or the SEENT platform) (and in each case any associated flexibles, umbilicals, flowlines, Christmas trees or manifolds), will constitute a VARIATION, save that the CONTRACTOR shall not be obliged to proceed as instructed until the COMPANY and the CONTRACTOR have agreed the following terms in respect of said VARIATION, namely;

(i)	amount of any adjustment to the sums set out in Section I – Remuneration; and/or

(ii)	specific amendment to the CONTRACT (if any is required) for the COMPANY providing an indemnity to the CONTRACTOR GROUP in respect of Clause 21.2(d); and/or

(iii)	specific amendment to the CONTRACT for the COMPANY limiting the CONTRACTOR’S liability in respect of Clause 21.2(d).

13.2	VARIATIONS Generally

(a)Prior to instructing or authorising any VARIATION, the COMPANY shall require the CONTRACTOR to submit estimates as described in Clause 13.4.

(b)The sums set out in Section I – Remuneration  and/or SCHEDULE OF KEY DATES shall be subject to adjustment only as a result of a VARIATION.

(c)The CONTRACTOR shall not be entitled to receive a VARIATION to cover any instruction, decision or act of the COMPANY which may be made or given in order to ensure that the CONTRACTOR complies with any of its obligations under the CONTRACT.

(d)A VARIATION shall in no way affect the rights or obligations of the PARTIES except as expressly provided in that VARIATION. Any VARIATION shall be governed by all the provisions of the CONTRACT.

13.3	CONTRACTOR'S Right to Request a VARIATION

(a)Subject to and excluding any occurrence arising as a result of the operation of Clause 10.6 or any occurrence set out or reflected in, or contemplated by, the BASE PROGRAMME, if the CONTRACTOR considers that an occurrence has taken place for which it is entitled to receive a VARIATION, the CONTRACTOR, before proceeding with any work affected by such occurrence, shall request without delay in writing that the COMPANY issue a VARIATION. Any such request shall include details of the alleged occurrence including any relevant dates and the Clause or Clauses of the CONTRACT under which the CONTRACTOR considers itself to be entitled to a VARIATION. Such occurrences shall

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include the following:

(i)an instruction from the COMPANY, whether contained in drawings or specifications issued by the COMPANY or not, which in the opinion of the CONTRACTOR (acting reasonably) constitutes a revision to the WORK;

(ii)matters arising under any Clause of the CONTRACT including Clause 13.6 in respect of which it is specifically stated that a VARIATION will be authorised by the COMPANY.

(b)If the CONTRACTOR fails to submit requests for VARIATIONS in accordance with Clause 13.3(a) when it considers or should reasonably have considered that an occurrence has taken place for which it is entitled to receive a VARIATION and/or fails to provide supporting estimates in accordance with Clause 13.4, the CONTRACTOR shall, at the sole discretion of the COMPANY, forfeit any right to receive such VARIATIONS and any rights concerning adjustment to the sums set out in Section I – Remuneration and/or SCHEDULE OF KEY DATES.

(c)	The COMPANY shall within ten (10) days of having received a valid request for a VARIATION and the supporting estimates give notice to the CONTRACTOR stating:

(i)	that the proposed VARIATION or part thereof is accepted in principle in which case the COMPANY will issue such VARIATION; and/or

(ii)

that what is requested or part thereof is included in the obligations undertaken by the CONTRACTOR under the terms of the CONTRACT (including under the BASE PROGRAMME) and that the request is accordingly rejected; and/or

(iii)	that the request or part thereof is rejected for other stated reasons.

Should the CONTRACTOR wish to pursue any request for a VARIATION or part thereof which has been rejected by the COMPANY it shall proceed in accordance with the provisions of Clause 13.7.

For the avoidance of doubt, this Clause 13.3 shall not apply in respect of any matter forming part of the BASE PROGRAMME nor the SCHEDULE OF KEY DATES as it relates to the BASE PROGRAMME.

13.4	CONTRACTOR'S Estimates

Within ten (10) days of having been requested by the COMPANY in accordance with Clause 13.2(a) or the CONTRACTOR having requested a VARIATION in accordance with Clause 13.3(a), or such longer time as the COMPANY shall agree where reasonable for any specific VARIATION, the CONTRACTOR shall submit to the COMPANY fully detailed estimates prepared on a basis as directed by the COMPANY.

Such estimates shall include:

(i) a description of the work to be varied under the VARIATION;

(ii)	a detailed schedule for the execution of the VARIATION showing the resources to be employed;

(iii) the effect (if any) on the sums set out in Section I – Remuneration;

(iv) the effect (if any) on the PROGRAMME and SCHEDULE OF KEY DATES.

13.5	Adjustments to the sums set out in Section I – Remuneration and SCHEDULE OF KEY DATES

Adjustments to the sums set out in Section I – Remuneration and SCHEDULE OF KEY DATES relating to any VARIATION shall be made as follows:

Wherever possible the effect (if any) of a VARIATION on the sums set out in Section I – Remuneration and SCHEDULE OF

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KEY DATES shall be agreed before the instruction is issued or before work starts, using the estimates prepared by the CONTRACTOR in accordance with Clause 13.4.

Failing agreement on the basis of the CONTRACTOR's estimate, the COMPANY and CONTRACTOR shall use their reasonable efforts to determine the effects of VARIATIONS in accordance with the following principles:

(a)	where work is of a similar nature and carried out under similar conditions to work priced in the CONTRACT it shall be valued at the appropriate rates and prices included in the CONTRACT.

In the event that rates and prices for delay and/or adjustments to the SCHEDULE OF KEY DATES are included in Section I – Remuneration, then such rates and prices shall be used where appropriate;

(b)

where work is not of a similar nature or is not carried out under similar conditions to work priced in the CONTRACT or there are no appropriate rates or prices in the CONTRACT then a fair valuation shall be made;

(c)	with respect to effect on the SCHEDULE OF KEY DATES a fair and reasonable adjustment shall be made taking into account all relevant factors including any acceleration instructed under Clause 13.1(a).

Except insofar as the CONTRACTOR can demonstrate that adjustments (including nil adjustments) to the sums set out in Section I – Remuneration and/or SCHEDULE OF KEY DATES determined for a VARIATION are incorrect due to factors which could not have been foreseen by the CONTRACTOR at the time of such determination, any such adjustments shall not be subject to renegotiation and shall be deemed to include any cumulative effect of the VARIATION and the determined effect of any and all other previously authorised VARIATIONS on the sums set out in Section I – Remuneration and the SCHEDULE OF KEY DATES.

Should factors arise which could not have been foreseen as described, no alteration shall be made to any agreed VARIATION but a new VARIATION shall be issued to deal with any additional effects of such factors.

13.6	VARIATIONS in respect of delay and/or additional cost

The COMPANY shall authorise a VARIATION if the CONTRACTOR can show that it has suffered direct delay and/or incurred direct cost as a direct result of any of the following provided that any such alleged delay and/or additional cost is not already set out or reflected in, or contemplated by, the BASE PROGRAMME and/or the PROGRAMME:

(a)	failure of the COMPANY to comply with relevant CONTRACT provisions in respect of drawings and/or specifications and/or other information;

(b)	failure of the COMPANY to comply with relevant CONTRACT provisions in respect of Section VII - Materials, Services and Facilities to be provided by the COMPANY;

(c)	information supplied by the COMPANY for which the COMPANY is liable under the terms of the CONTRACT and which is incorrect, provided the CONTRACTOR has complied with its obligations under Clause 7.1;

(d)	subject to any RESTRICTIONS TO FREE AND UNRESTRICTED ACCESS, failure by the COMPANY to provide free and unrestricted access for the CONTRACTOR to any part of the WORKSITE;

(e)

any period of suspension not arising from a default on the part of the CONTRACTOR (provided that any such VARIATION shall apply only in respect of the SCHEDULE OF KEY DATES and direct and reasonably incurred costs and shall not apply so as to vary any element of Section I – Remuneration).

Under any such VARIATION and notwithstanding the provisions of Clause 13.5(a), the CONTRACTOR will be entitled to such adjustments to the sums set out in Section I – Remuneration and SCHEDULE OF KEY DATES as are fair and reasonable taking into account all relevant factors including the following:

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(i)	without prejudice to Clause 10.6, any acceleration ordered by the COMPANY to overcome all or part of any delay in accordance with Clause 13.1(a);

(ii)	that the CONTRACTOR is entitled to recover necessary direct additional cost which includes any necessary additional overheads but not profit.

In the event that specific rates and prices for delay and/or extension to the SCHEDULE OF KEY DATES are included in Section I - Remuneration, then such rates and prices shall be used where appropriate to evaluate any adjustment to the sums set out in Section I – Remuneration under the provisions of this Clause 13.6 and shall be deemed to represent direct additional cost to the CONTRACTOR as defined herein.

13.7	Disputed VARIATIONS

(a)

Subject to and excluding any occurrence arising as a result of the operation of Clause 10.6 or any occurrence set out or reflected in, or contemplated by, the BASE PROGRAMME, if at any time the CONTRACTOR intends to claim any adjustment to the sums set out in Section I – Remuneration and/or SCHEDULE OF KEY DATES additional to that previously determined by the COMPANY for a VARIATION issued by the COMPANY or requested by the CONTRACTOR, the CONTRACTOR shall give notice in writing of such intention without delay after the happening of the events giving rise to such claim.

Such events shall include the following:

(i) rejection by the COMPANY of a request for a VARIATION made by the CONTRACTOR;

(ii)	any VARIATION where effect on the sums set out in Section I – Remuneration and/or SCHEDULE OF KEY DATES cannot be determined at the time.

Upon the happening of such events the CONTRACTOR shall keep such contemporary records as may reasonably be necessary to support any claim it may subsequently wish to make.

(b)

Upon receipt by the COMPANY of any such notice of claim, and without necessarily admitting any liability, the COMPANY may instruct the CONTRACTOR to keep such contemporary records or further contemporary records as the case may be as are reasonable and may be material to the claim of which notice has been received and the CONTRACTOR shall keep such records, copies of which shall be supplied to the COMPANY as and when the COMPANY may direct.

(c)	The CONTRACTOR shall send to the COMPANY at the end of every month an account giving particulars, as full and detailed as possible, of all such claims.

(d)

If the CONTRACTOR does not give notices and/or does not submit records and accounts in accordance with the provisions of Clauses 13.7(a), 13.7(b) and 13.7(c) the CONTRACTOR shall, at the sole discretion of the COMPANY, forfeit any right to receive any adjustment to the sums set out in Section I – Remuneration and/or SCHEDULE OF KEY DATES in respect of any such claims.

(e)

Where any matter in respect to adjustments to the sums set out in Section I – Remuneration and/or SCHEDULE OF KEY DATES has not been finalised, and without prejudice to the rights of either PARTY, the COMPANY having taken into account the relevant provisions of the CONTRACT and all other relevant factors, will make such adjustments as it considers to be fair and reasonable. The COMPANY will inform the CONTRACTOR of decisions reached in this respect and will make appropriate payments in accordance with such decisions.

13.8	Discretionary Provision

If the CONTRACTOR has forfeited the right to receive any VARIATION under the provisions of Clause 13.3 (b) and/or 13.7 (d) in respect of any occurrence which it considers would otherwise have entitled it to receive a VARIATION, the CONTRACTOR shall nevertheless have the option at any time to discuss such matters with the COMPANY. The COMPANY

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shall, at its sole discretion, decide whether to issue a VARIATION in respect of any such matters.

14.	FORCE MAJEURE

14.1Neither PARTY shall be responsible for any failure to fulfil any term or condition of the CONTRACT if and to the extent that fulfilment has been delayed or temporarily prevented by a force majeure occurrence, as hereunder defined, which has been notified in accordance with Clause 14.3 and which is beyond the control and without the fault or negligence of the PARTY affected and which, by the exercise of reasonable diligence, the said PARTY is unable to provide against.

14.2	For the purposes of the CONTRACT and to the extent they meet the conditions set out in Clause 14.1 above, the following occurrences may be force majeure:

(a)	Riot, war, invasion, act of foreign enemies, hostilities (whether war be declared or not), acts of terrorism, civil war, rebellion, revolution, insurrection of military or usurped power;

(b)

Ionising radiations or contamination by radio-activity from any nuclear fuel or from any nuclear waste from the combustion of nuclear fuel or radio-active, toxic, explosive or other hazardous properties of any explosive nuclear assembly or nuclear component thereof;

(c)	Pressure waves caused by aircraft or other aerial devices travelling at sonic or supersonic speeds;

(d)	Earthquake, flood, fire, explosion and/or other natural physical disaster, but excluding weather conditions as such, regardless of severity;

(e)

Strikes at a national or regional level or industrial disputes at a national or regional level, or strikes or industrial disputes by labour not employed by the affected PARTY, its subcontractors or its suppliers and which affect a substantial or essential portion of the WORK (provided that any strikes (or similar) ongoing at the date of the CONTRACT shall not be force majeure); and

(f)	Maritime or aviation disasters,

provided that events which shall not constitute force majeure include the following: (a) economic hardship; (b) changes in market conditions; (c) late delivery or failure of equipment provided by any of the members of the CONTRACTOR GROUP for performance of the WORK; (d) labour availability or strikes; (e) late delivery or shortage of materials, consumables, equipment, or utilities; (f) adverse climatic conditions (including rain, snow, wind, temperature, and other weather conditions), tides, and seasons, regardless of the magnitude, severity, duration or frequency of such climatic conditions (other than catastrophic storms or floods, named tropical storms, tornadoes, hurricanes, typhoons, cyclones, or tsunamis, as set forth above); (g) non-performance or delay by any of the members of the CONTRACTOR GROUP, unless such non-performance or delay is caused by force majeure; (h) a lack of, or inability to access, financial resources; or (i) pandemic, epidemic known and recognized by the World Health Organization at the date of the CONTRACT (including the novel coronavirus disease (also known as COVID-19) (or any direct or indirect variant or derivative thereof)) or any action required to be taken as a result of policies, procedures or actions required by local, national or regional governments or authorities as a result of an epidemic or pandemic.

14.3In the event of a force majeure occurrence, the PARTY that is or may be delayed in performing the CONTRACT shall notify the other PARTY without delay giving the full particulars thereof and shall use all reasonable endeavours to remedy the situation without delay.

14.4If either PARTY is delayed in performing the CONTRACT by a force majeure occurrence, the SCHEDULE OF KEY DATES but not the sums set out in Section I – Remuneration, except as otherwise expressly provided in the CONTRACT, shall be adjusted in accordance with Clause 13 and Clause 14.6.

14.5 Following notification of a force majeure occurrence in accordance with Clause 14.3, the PARTIES shall meet without delay with a view to agreeing a mutually acceptable course of action to minimise any effects of such occurrence.

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Subject to the provisions of this Clause 14, the COMPANY may instruct the CONTRACTOR to remain on stand-by at the WORKSITE in which event the CONTRACTOR shall be entitled to payment at the STANDBY RATE. If the COMPANY does not elect to retain the CONTRACTOR on stand-by at the WORKSITE or, having elected to retain the CONTRACTOR, (i) the delay due to force majeure exceeds sixty  (60) days or (ii) the force majeure is continuing on 1 December 2022 (whichever of (i) or (ii) is the earlier), then subject to Clause 14.6, the CONTRACTOR may leave the WORKSITE in order to fulfil any obligations it may have under other contracts.

During any period in which a force majeure event applies or is ongoing, the FORCE MAJEURE DAILY RATE will apply, provided always that the CONTRACTOR shall use all reasonable endeavours to reduce the crew on the VESSEL such that the FORCE MAJEURE DAILY RATE REDUCED CREW shall apply during any period in which a force majeure event applies or is ongoing.

14.6Upon cessation of any force majeure occurrence the CONTRACTOR shall prepare a revised PROGRAMME to include for rescheduling of the WORK so as to minimise the effects of the delay. Providing however that if, in accordance with Clause 14.5, the CONTRACTOR has left the WORKSITE as a result of such occurrence, the CONTRACTOR may allow in such revised PROGRAMME any necessary time for completion of any operations on which it is engaged at the date of cessation of the force majeure occurrence.

Having made due allowance for any instruction to accelerate the WORK given in accordance with Clause 13, the COMPANY shall authorise a VARIATION to adjust the SCHEDULE OF KEY DATES in order to take into account any remaining effects of such delay.

15.	SUSPENSION

15.1	The COMPANY shall have the right, by notice to the CONTRACTOR, to suspend the WORK or any part thereof to the extent detailed in the notice, for any of the following reasons:

(a) subject only to Clause 15.3, in the event of some default on the part of the CONTRACTOR; or

(b)in the event that suspension is necessary for the proper execution or safety of the WORK, or persons; or

(c)	to suit the convenience of the COMPANY; or

(d)	in the event a DOWNTIME PERIOD arises.

During a period of suspension under Clauses 15.1(a) - (c) (inclusive) the SUSPENSION DAILY RATE will apply.

15.2	Upon receipt of any such notice, the CONTRACTOR shall, unless instructed otherwise:

(a)	discontinue the WORK or the part of the WORK detailed in the notice, on the date and to the extent specified; and

(b)	properly protect and secure the WORK as required by the COMPANY.

15.3

In the event of default on the part of the CONTRACTOR and before the issue by the COMPANY of a notice to suspend the WORK or any part thereof the COMPANY shall give notice of default to the CONTRACTOR giving details of such default. If the CONTRACTOR, within three (3) days of receipt of such notice, does not commence and thereafter continuously proceed with action satisfactory to the COMPANY to remedy such default the COMPANY may issue a notice of suspension in accordance with the provisions of Clause 15.1.

15.4Unless the suspension arises as a result of default on the part of the CONTRACTOR, the SCHEDULE OF KEY DATES shall be adjusted in accordance with Clause 13.

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15.5If suspension results solely from a default on the part of the CONTRACTOR, any additional direct and documented costs reasonably incurred by the COMPANY as a direct result shall be recoverable by the COMPANY from the CONTRACTOR which shall in no event exceed ***** United States Dollars (*****).

15.6The COMPANY may, by further notice, instruct the CONTRACTOR to resume the WORK to the extent specified. If the suspension was made under Clause 15.1(c), such resumption of WORK will be subject to the CONTRACTOR’s other existing contractual commitments.

15.7In the event of any suspension, the PARTIES shall meet at not more than seven (7) day intervals with a view to agreeing a mutually acceptable course of action during the suspension.

15.8If the period of any suspension not arising as a result of default on the part of the CONTRACTOR exceeds the period of fifteen (15) days, the CONTRACTOR may serve a notice on the COMPANY requiring permission within two (2) days from the receipt of such notice to proceed with the WORK or that part thereof subject to suspension. If within the said two (2) days the COMPANY does not grant such permission the CONTRACTOR, by a further notice, may (but is not bound to) elect to treat the suspension as either:

(a) where it affects part only of the WORK, an omission of such part under Clause 13; or

(b) where it affects the whole of the WORK, termination in accordance with Clause 29.1(a).

16.	TERMS OF PAYMENT

16.1

For the performance and completion of the WORK, the COMPANY shall pay or cause to be paid to the CONTRACTOR the amounts provided in Section I – Remuneration at the times and in the manner specified in Section I – Remuneration and in this Clause 16.

16.2

Except where it is expressly provided that the COMPANY shall carry out an obligation under the CONTRACT at its own cost, all things to be supplied or performed by the CONTRACTOR under the CONTRACT shall be deemed to be included in the rates and prices included in Section I - Remuneration.

16.3

The CONTRACTOR shall submit to the COMPANY an invoice within thirty (30) days after the end of such stages as are specified in, and showing the amount calculated in accordance with, Section I - Remuneration.

16.4

All payments contemplated under the CONTRACT are inclusive of all applicable taxes for which the CONTRACTOR is responsible as provided under Clause 17, but payable free and clear of any withholding or deduction for or on account of any taxes (a “Tax Deduction”) unless such Tax Deduction is required by law. In the case of the application of any such Tax Deduction, the amount payable by the COMPANY shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due under Section I – Remuneration if no Tax Deduction had been required. If the COMPANY is required to make a Tax Deduction, it shall make that Tax Deduction and any payment to a tax authority required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law. The CONTRACTOR will comply with all applicable invoicing requirements regarding the charging and accounting of all taxes.

16.5

Accompanying any invoice submitted by the CONTRACTOR after COMPLETION shall be a schedule of all items for which, in the opinion of the CONTRACTOR (acting reasonably), payment is due under the CONTRACT but for which, at the date of issue of the said invoice, payment in part or in full has not been received. Such items shall be limited to those for which previous notification has been given by the CONTRACTOR to the COMPANY pursuant to Clauses 13.3 and 13.7. The schedule shall include estimates of cost against each item fully supported by necessary documentation as described in Clauses 13.4 and 13.7.

Following COMPLETION, the CONTRACTOR shall not be entitled to receive any payment on any invoice received by the COMPANY after the LATEST TIME FOR RECEIPT OF INVOICES AFTER COMPLETION. Nevertheless the COMPANY may, at its sole discretion, make payment against any such invoice.

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16.6

Each invoice shall show separately the individual amounts under each of the headings in Section I - Remuneration, and shall quote the COMPANY Contract Reference Number, Title and such other details as may be specified in the CONTRACT.

The invoice prepared by the CONTRACTOR shall be in USD and in accordance with Clause 16.4 and, where relevant, be sent to the COMPANY together with supporting vouchers and receipts. Notwithstanding any other provision of the CONTRACT, (i) all invoices issued pursuant to the CONTRACT are to be hand delivered to the COMPANY at the INVOICE ADDRESS, with an electronic version of the invoice to be sent to apayable@vaalco.com with a copy to gabonprojects@vaalco.com and (ii) invoices only submitted by email or other electronic means will not be processed and will not be deemed received.

16.7

Within thirty (30) days from receipt of a correctly delivered (in accordance with Clause 16.6), correctly prepared and adequately supported invoice by the COMPANY, the COMPANY shall make payment of the due amount into the BANK ACCOUNT of the CONTRACTOR or as otherwise notified by the CONTRACTOR (provided that the COMPANY shall first approve the same in writing, acting reasonably taking account of its internal and external "know your client" obligations as well as the restrictions imposed under the Foreign Exchange Regulation No. 02/18 / CEMAC / UMAC / CM from time to time in force, and in the absence of agreement as to the account to which to make payment the COMPANY will accrue all payables until such time as it is able, acting reasonably taking account of its internal and external "know your client" obligations as well as the restrictions imposed under the Foreign Exchange Regulation No. 02/18 / CEMAC / UMAC / CM from time to time in force to make payment to a proposed account or accounts).

16.8

If the COMPANY disputes any items on any invoice in whole or in part or if the invoice is prepared or submitted incorrectly in any respect, the COMPANY shall notify the CONTRACTOR of the reasons and request the CONTRACTOR to issue a credit note for the unaccepted part or whole of the invoice as applicable. Upon receipt of such credit note the COMPANY shall be obliged to pay the undisputed part of a disputed invoice.

If any other dispute connected with the CONTRACT exists between the PARTIES the COMPANY may withhold from any money which becomes payable under the CONTRACT the amount which is the subject of the dispute. The COMPANY shall not be entitled to withhold monies due to the CONTRACTOR under any other contracts with the COMPANY as set off against disputes under the CONTRACT, nor shall it be entitled to withhold monies due under the CONTRACT as set off against disputes under any other contract.

On settlement of any dispute the CONTRACTOR shall submit an invoice for sums due and the COMPANY shall make the appropriate payment in accordance with the provisions of Clause 16.7 and Clause 16.10 where applicable.

The COMPANY shall be entitled to withhold or set off against any sums on any invoice where entitled to do so pursuant to Clause 35.4.

16.9

Neither the presentation nor payment or non-payment of an individual invoice shall constitute a settlement of a dispute, an accord and satisfaction, a remedy of account stated, or otherwise waive or affect the rights of the PARTIES hereunder.

In particular the COMPANY may correct or modify any sum previously paid in any or all of the following circumstances:

(a)	any such sum was incorrect;

(b)	any such sum was not properly payable to the CONTRACTOR;

(c)	any work in respect of which payment has been made and which does not comply with the terms of the CONTRACT.

16.10

Interest shall be payable for late payment of correctly prepared and supported invoices. The amount of interest payable shall be based on the then current annual Bank of England ‘Base Rate’ plus ***** percent (*****%) per annum and shall be calculated pro rata on a daily basis. In the absence of such percentage, the amount of interest payable shall be based on the then current annual Bank of England ‘Base Rate’ plus ***** percent (*****%) per annum and shall be calculated pro rata on a daily basis. Interest shall run from the date on which the sum in question becomes due for payment in accordance with the provisions of Clause 16.7 until the date on which actual payment is made. Any such interest to be

29

claimed by the CONTRACTOR shall be invoiced separately and within ten (10) working days of payment of the invoice to which the interest relates. Payment of the invoice claiming interest shall be in accordance with the provisions of Clause 16.7 hereof.

16.11

If the COMPANY at any time incurs costs which, under the provisions of the CONTRACT, the COMPANY is entitled to recover from the CONTRACTOR, the COMPANY may invoice the CONTRACTOR for such costs , provided always that the COMPANY may deduct the amount of such costs from any amount due, or that may become due to the CONTRACTOR under the CONTRACT.

The CONTRACTOR shall pay the COMPANY within thirty (30) days of receipt of invoice any sums outstanding after such deduction.

16.12

For the purposes of Clause 16.11 and elsewhere in the CONTRACT, wherever a PARTY is entitled to recover from the other PARTY any costs incurred, then the amount of such costs shall be the amount of all claims, losses, damages, charges, disbursements, costs (including amounts paid to third parties), overheads and expenses directly resulting from the matter in question, but no element of profit.

17.	TAXES

17.1The CONTRACTOR shall in accordance with the provisions of Clause 20, except as may otherwise be provided in (i) Section I - Remuneration, (ii) any applicable double tax treaty and (iii) Clause 16.4 be responsible for:

(a)the payment of all taxes, duties, levies, charges and contributions (and any interest or penalties thereon) for which the CONTRACTOR is liable as imposed by the GABON GOVERNMENT or any appropriate GOVERNMENTAL AUTHORITY wheresoever located, whether or not they are calculated by reference to the wages, salaries, benefits or expenses and other remuneration paid directly or indirectly to persons engaged or employed by the CONTRACTOR; and

(b)the payment of all taxes, duties, levies, charges and contributions (and any interest or penalties thereon) including income, profits, corporation taxes and taxes on capital gains, turnover and added value taxes for which the CONTRACTOR is liable, whether arising in the Gabonese Republic, its territorial waters, its continental shelf or elsewhere, now or hereafter levied or imposed by the GABON GOVERNMENT or any appropriate GOVERNMENTAL AUTHORITY wheresoever located, arising from the CONTRACT; and

(c)compliance with all statutory obligations to make deductions on account of tax (other than withholding tax) and remit the required amounts to the GABON GOVERNMENT or any appropriate GOVERNMENTAL AUTHORITY wheresoever located, including income tax, employee-related taxes (including social security costs, levies and contributions) whether or not they are measured by the wages, salaries or other remuneration or benefits paid to persons employed by the CONTRACTOR, or persons providing services in connection with the CONTRACT to the CONTRACTOR, and the imposition of a similar obligation upon all SUBCONTRACTORS or any other persons employed by them or providing services to them in connection with the CONTRACT; and

(d)ensuring that any SUBCONTRACTOR or any other person employed, or providing services on or in connection with the CONTRACT shall comply with this Clause 17.

17.2For the avoidance of doubt, the COMPANY shall be responsible for all customs, excise and similar importation taxes and duties in connection with the importation of any goods and vessels into the Republic of Gabon.  The COMPANY shall, in accordance with the provisions of Clause 20 and without prejudice to Clause 16.4 and 16.6, be responsible for compliance with all statutory obligations to remit required amounts to the GABON GOVERNMENT or any appropriate GOVERNMENTAL AUTHORITY wheresoever located in connection with the CONTRACT. If relevant, the COMPANY shall provide the CONTRACTOR with evidence of any sums remitted to the GABON GOVERNMENT or any appropriate GOVERNMENTAL AUTHORITY wheresoever located in connection with the CONTRACT (including in relation to a Tax Deduction) in due format (whenever the form is set out in APPLICABLE LAWS), or otherwise in a form reasonably satisfactory to the CONTRACTOR,

30

and in sufficient time to allow the CONTRACTOR to comply with APPLICABLE LAWS or to implement procedures for the claiming of a refund or offset of such sums withheld. In the event of the COMPANY making a Tax Deduction and a related increased payment under Clause 16.4, if the CONTRACTOR determines that it has obtained any tax refund or credit/offset in connection with that Tax Deduction or increased payment, the CONTRACTOR shall account to the COMPANY for an amount which the CONTRACTOR determines will leave it (after that payment) in the same position after-tax and after deducting the expenses incurred in claiming such tax refund or credit as it would have been in had the Tax Deduction not be required to be made, within ten (10) days of receipt (whether the same is received via cash payment, credit or similar).

17.3The PARTIES shall supply all such information, in connection with activities under the CONTRACT, as is necessary to enable the other to comply with the lawful demands for such information by the GABON GOVERNMENT or any appropriate GOVERNMENTAL AUTHORITY wheresoever located.

17.4The CONTRACTOR shall save, indemnify, defend and hold harmless the COMPANY against all levies, charges, contributions and taxes of the type referred to in this Clause 17 (for the avoidance of doubt not including a Tax Deduction made or required to be made pursuant to Clause 16.4) and any interest or penalty thereon which may be assessed by the GABON GOVERNMENT or any appropriate GOVERNMENTAL AUTHORITY wheresoever located on the CONTRACTOR GROUP in connection with the CONTRACT and from all costs reasonably incurred in connection therewith.

17.5If the COMPANY receives a notice requiring it to pay any levies, charges, contributions or taxes of the types referred to in this Clause 17 and/or any interest or penalty thereon whether with respect to the CONTRACTOR, any SUBCONTRACTOR, their respective AFFILIATES or any other person employed by the CONTRACTOR or any SUBCONTRACTOR or providing any services to the CONTRACTOR or any SUBCONTRACTOR on or in connection with the CONTRACT, the COMPANY shall forthwith notify the CONTRACTOR who shall work with the COMPANY to make all reasonable endeavours to make any valid appeal against such payment. If the COMPANY is ultimately required to make such payment, the COMPANY may recover from the CONTRACTOR any such sums and all costs reasonably incurred in connection therewith and the CONTRACTOR shall within thirty (30) days of receiving written notice from the COMPANY pay to the COMPANY any such sum or the COMPANY shall be entitled to deduct such sums from any monies due to the CONTRACTOR.

17.6The COMPANY shall save, indemnify, defend and hold harmless the CONTRACTOR against all levies, charges, contributions and taxes of the type referred to in this Clause 17 and any interest or penalty thereon which may be assessed by the GABON GOVERNMENT or any appropriate GOVERNMENTAL AUTHORITY wheresoever located on the COMPANY in connection with the CONTRACT and from all costs incurred in connection therewith, other than those taxes and other matters referred to above which the provisions of this Clause 17 allow the COMPANY to recover from the CONTRACTOR.

18.	OWNERSHIP

18.1

Subject to Clauses 18.2 and 18.3, title to unregistrable INTELLECTUAL PROPERTY rights in and ownership of all things created under or arising out of the CONTRACT, including drawings, specifications, calculations, other documents, computer tapes, discs and other essential recording matter, materials and work shall vest in the COMPANY as soon as the preparation, production or creation thereof commences.

18.2	All rights of title to unregistrable INTELLECTUAL PROPERTY in and ownership of any such items developed by the CONTRACTOR outside the CONTRACT shall remain with the CONTRACTOR.

18.3

Except as provided in Clause 18.6, all rights of title to unregistrable INTELLECTUAL PROPERTY in and ownership of any such items which the CONTRACTOR provides in relation to the WORK and which is merely supplemented, enhanced, modified or adapted in the course of the WORK shall remain with the CONTRACTOR.

18.4

Notwithstanding Clauses 18.2 and 18.3 the CONTRACTOR, from the EFFECTIVE DATE OF COMMENCEMENT OF THE CONTRACT, grants the COMPANY and its AFFILIATES and its CO- VENTURERS a royalty free, exclusive, non-transferable license to use such technical information, including software, provided by the CONTRACTOR, for the life of the PERMANENT WORK solely to the extent necessary to enjoy the WORK delivered under this CONTRACT. Such right shall not be sub-licensed.

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18.5	The COMPANY shall retain title to COMPANY provided items and KNOW-HOW, including TECHNICAL INFORMATION and materials and equipment.

The PERMANENT WORK shall be and remain the property of the COMPANY.

18.6Subject to the provisions of Clause 19, all equipment, materials and supplies provided by the CONTRACTOR for incorporation into the PERMANENT WORK shall become the property of the COMPANY upon delivery to the WORKSITE or payment by the COMPANY, whichever is the earlier.

The CONTRACTOR shall ensure that all CONTRACTOR-provided items are free from all liens and/or retention of title claims from any third party.

18.7Title to any equipment, materials and supplies provided by the CONTRACTOR which do not comply with the requirements of the CONTRACT and which are rejected by the COMPANY, shall re-vest immediately in the CONTRACTOR.

Title to such items provided by the CONTRACTOR for which no payment has been made by the COMPANY and which are no longer required for the purposes of the CONTRACT, shall re-vest in the CONTRACTOR in event of termination under Clause 29.1(b) or (c). In the event the COMPANY terminates for its own convenience under Clause 29.1(a), the COMPANY shall reimburse the CONTRACTOR in full for such items provided or to be provided by the CONTRACTOR to the COMPANY provided that (i) the same have been acquired or committed prior to notice of termination under Clause 29.1(a), (ii) the same are expressly contemplated by and approved in accordance with the CONTRACT and (iii) the COMPANY's liability to reimburse shall not exceed ***** United States Dollars (*****) in aggregate unless the CONTRACTOR has prior written approval from the COMPANY to exceed such amount.

18.8All items of COMPANY property in the possession of the CONTRACTOR shall be suitably marked or clearly identified as the property of the COMPANY. As far as possible all such items shall be segregated from other property.

19.	INTELLECTUAL PROPERTY RIGHTS

19.1

Neither PARTY shall have the right of use, other than for the purposes of the CONTRACT, whether directly or indirectly, of any INTELLECTUAL PROPERTY provided by the other PARTY and rights in such INTELLECTUAL PROPERTY shall remain with the PARTY providing it.

19.2	Where any registrable INTELLECTUAL PROPERTY right in any country in the world results from:

(a)

developments by the CONTRACTOR GROUP which are based wholly on data, equipment, processes, substances and the like in the possession of the CONTRACTOR GROUP at the EFFECTIVE DATE OF COMMENCEMENT OF THE CONTRACT or otherwise produced outside the CONTRACT; or

(b)	enhancements of or in the existing INTELLECTUAL PROPERTY of the CONTRACTOR GROUP,

such rights shall vest in the CONTRACTOR or another company within the CONTRACTOR GROUP as the case may be.

19.3	Where any registrable INTELLECTUAL PROPERTY right in any country in the world results from:

(a)

developments by the COMPANY GROUP which are based wholly on data, equipment, processes, substances and the like in the possession of the COMPANY GROUP at the EFFECTIVE DATE OF COMMENCEMENT OF THE CONTRACT or otherwise produced outside of the CONTRACT; or

(b)	enhancements of or in the existing INTELLECTUAL PROPERTY of the COMPANY GROUP,

such rights shall vest in the COMPANY and its AFFILIATES or CO-VENTURERS as the case may be.

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19.4

Except as provided in Clause 19.1, Clause 19.2 and Clause 19.3, where any registrable INTELLECTUAL PROPERTY right in any country in the world arises out of the WORK and is invented during the term of the CONTRACT, such rights shall jointly vest in the COMPANY and the relevant member of the CONTRACTOR GROUP (as applicable).

19.5

Where under Clause 19.4 a right vests in one of the PARTIES absolutely, such PARTY may at its sole discretion give the other PARTY and its AFFILIATES and its CO- VENTURERS a royalty free,  exclusive and non-transferable licence to use such right which shall not be sub-licensed.

19.6	Where under Clause 19.4 a right vests in the PARTIES jointly, then the PARTIES shall unless otherwise agreed in writing jointly file a patent or other registration application in that joint right.

19.7

The CONTRACTOR shall save, indemnify, defend and hold harmless each member of the COMPANY GROUP from all claims, losses, damages, costs (including legal costs), expenses and liabilities of every kind and nature for, or arising out of, any alleged infringement of any INTELLECTUAL PROPERTY right arising out of or in connection with the performance of the obligations of the CONTRACTOR under the CONTRACT except where such infringement necessarily arises from the TECHNICAL INFORMATION and/or the COMPANY’s instructions. However, the CONTRACTOR shall use its reasonable endeavours to identify any infringement in the TECHNICAL INFORMATION and/or the COMPANY’s instructions of any INTELLECTUAL PROPERTY right, and should the CONTRACTOR become aware of such infringement or possible infringement then the CONTRACTOR shall inform the COMPANY immediately.

19.8

The COMPANY shall save, indemnify, defend and hold harmless each member of the CONTRACTOR GROUP from all claims, losses, damages, costs (including legal costs), expenses and liabilities of every kind and nature for, or arising out of, any alleged infringement of any INTELLECTUAL PROPERTY right arising out of or in connection with the performance of the obligations of the COMPANY under the CONTRACT or the use by the CONTRACTOR of TECHNICAL INFORMATION or materials or equipment supplied by the COMPANY.

20.	LAWS AND REGULATIONS

20.1The CONTRACTOR shall comply with all APPLICABLE LAWS of any governmental or regulatory body having jurisdiction over the WORK and/or the WORKSITE. The CONTRACTOR shall supply to the COMPANY all reasonably necessary or requested supporting documentation in evidence of conformance with Clauses 20.1 of the CONTRACT.

20.2The CONTRACTOR shall (and shall procure that each member of the CONTRACTOR GROUP shall) obtain, maintain, and comply with all required licenses, permits, consents, approvals, registrations, and other authorisations which are necessary for the performance of the ordinary business of the CONTRACTOR GROUP. All other project specific licenses, permits, consents, approvals, registrations or other authorisations shall be for the time and account of the COMPANY. The CONTRACTOR hereby warrants that it has all licenses, permits, consents, approvals, registrations, and other authorisations which are necessary for the performance of the ordinary business of the CONTRACTOR GROUP.

20.3Should changes in any APPLICABLE LAWS including any change in interpretation of the same by a COMPETENT AUTHORITY (save for any such change or change in interpretation within the actual knowledge of either PARTY, which either PARTY could reasonably have been expected to know or which was in the reasonable contemplation of either of the PARTIES, in each case prior to or at the EFFECTIVE DATE OF COMMENCEMENT OF THE CONTRACT), made after the EFFECTIVE DATE OF COMMENCEMENT OF THE CONTRACT, result in a direct and material increase or decrease in the cost to the CONTRACTOR of performing the WORK, the sums set out in Section I – Remuneration shall be adjusted only as may be agreed between the PARTIES.

21.INDEMNITIES

21.1The CONTRACTOR shall be responsible for and shall save, indemnify, defend and hold harmless each member of the COMPANY GROUP from and against all claims, losses, damages, costs (including legal costs) expenses and liabilities in respect of:

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(a)

loss of or damage to property of the CONTRACTOR GROUP whether owned, hired, leased or otherwise provided by the CONTRACTOR GROUP arising from, relating to or in connection with the performance, non-performance, or misperformance of the CONTRACT;

(b)

personal injury including death or disease to any personnel of the CONTRACTOR GROUP arising from, relating to or in connection with the performance, non-performance or misperformance of the CONTRACT; and

(c)

subject to any other express provisions of the CONTRACT, personal injury including death or disease or loss of or damage to the property of any third party to the extent that any such injury, loss or damage is caused by the negligence or breach of duty (whether statutory or otherwise) of the CONTRACTOR GROUP. For the purposes of this Clause 21.1(c) "third party" means any party which is not a member of the COMPANY GROUP or CONTRACTOR GROUP.

21.2The COMPANY shall be responsible for and shall save, indemnify, defend and hold harmless each member of the CONTRACTOR GROUP from and against all claims, losses, damages, costs (including legal costs) expenses and liabilities in respect of:

(a)loss of or damage to property of the COMPANY GROUP whether:

(i)owned by the COMPANY GROUP (save for that in respect of Clause 5.2, this Clause 21.2 shall be subject to the remainder of the CONTRACT); or

(ii)hired, leased or otherwise obtained under arrangements with financial institutions by the COMPANY GROUP,

which is located at the WORKSITE arising from, relating to or in connection with the performance, non-performance or misperformance of the CONTRACT, but excluding the PERMANENT WORK to which Clause 23.1 shall apply;

(b)personal injury including death or disease to any personnel of the COMPANY GROUP arising from, relating to or in connection with the performance, non-performance or misperformance of the CONTRACT;

(c)subject to any other express provisions of the CONTRACT, personal injury including death or disease or loss of or damage to the property of any third party to the extent that any such injury, loss or damage is caused by the negligence or breach of duty (whether statutory or otherwise) of the COMPANY GROUP. For the purposes of this Clause 21.2(c) "third party" means any party which is not a member of the CONTRACTOR GROUP or COMPANY GROUP; and

(d)loss of or damage to such INDEMNIFIED PROPERTY and CONSEQUENTIAL LOSS arising therefrom where such loss or damage is arising from, relating to, or in connection with the performance, non-performance or misperformance of the CONTRACT. The provisions of this Clause 21.2(d) shall apply only to such INDEMNIFIED PROPERTY where the VESSEL is at the time directly engaged in the construction or installation of the PERMANENT WORK or is within the FIELD (subject to the exclusion that follows) but not while the VESSEL is in transit to or from the FIELD nor when the VESSEL is in the FIELD after the COMPLETION DATE. The provisions of this Clause 21.2(d) shall apply notwithstanding the provisions of Clause 21.1(c).

21.3Except as provided by Clause 21.1(a), Clause 21.1(b) and Clause 21.4, the COMPANY shall save, indemnify, defend and hold harmless each member of the CONTRACTOR GROUP from and against any claim of whatsoever nature arising from pollution emanating from the well, the reservoir or from any property of the COMPANY GROUP or from any third party property described in Clause 21.2(d) arising from, relating to or in connection with the performance, non-performance or misperformance of the CONTRACT.

21.4Except as provided by Clause 21.2(a) and Clause 21.2(b), the CONTRACTOR shall save, indemnify, defend and hold harmless each member of the COMPANY GROUP from and against any claim of whatsoever nature arising from pollution occurring on the premises of the CONTRACTOR GROUP or originating from the property and equipment of the CONTRACTOR GROUP (including marine vessels) arising from, relating to or in connection with the performance, non-performance or misperformance of the CONTRACT.

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21.5(a)Subject to Clause 21.5(b) below, the CONTRACTOR shall be responsible for the recovery or removal and when appropriate the marking or lighting of (i) any wreck or debris arising from or relating to the performance of the WORK or (ii) the property, equipment, vessels or any part thereof provided by the CONTRACTOR GROUP in relation to the CONTRACT in each case, when required by law, or GOVERNMENTAL AUTHORITY, or where such wreck or debris is a hazard to fishing or navigation and shall, except as provided for in Clause 21.2 and Clause 21.3, save, indemnify, defend and hold harmless each member of the COMPANY GROUP in respect of all claims, liabilities, costs (including legal costs), damages or expenses arising out of such wreck or debris, whether or not the negligence or breach of duty (whether statutory or otherwise) of the COMPANY GROUP caused or contributed to such wreck or debris.

Regarding (i), the CONTRACTOR’s liability shall be limited to ***** United States Dollars (*****) in aggregate.

21.5(b)Notwithstanding the provisions of Clause 21.1, where property provided by the CONTRACTOR GROUP is lost overboard during transportation by the COMPANY to the offshore worksite, and the COMPANY elects to, or is required by law or GOVERNMENTAL AUTHORITY to recover or remove or mark or light any wreck or debris of such property, the COMPANY shall, except as hereinafter provided, save, indemnify, defend and hold harmless each member of the CONTRACTOR GROUP from and against any claim of whatever nature relating to the costs of such recovery, removal, marking or lighting. Provided, however, that the foregoing indemnity and hold harmless shall not apply to the extent that the recovery, removal, marking or lighting arises as a result of the negligence or breach of duty (whether statutory or otherwise) of the CONTRACTOR GROUP.

21.6All exclusions and indemnities given under this Clause 21 (save for those under Clauses 21.1(c), 21.2(c) and 21.5(b)) shall apply irrespective of cause and notwithstanding the negligence or breach of duty (whether statutory or otherwise) of the indemnified party or any other entity or party and shall apply irrespective of any claim in tort, under contract or otherwise at law.

21.7If either PARTY becomes aware of any incident likely to give rise to a claim under the above indemnities, it shall notify the other and both PARTIES shall co-operate fully in investigating the incident.

21.8Where applicable and if requested by the CONTRACTOR in writing, the COMPANY shall make available to the CONTRACTOR details of its other contractors to be present at the WORKSITE.

21.9The indemnities given by the PARTIES under the CONTRACT are full and primary, and shall apply irrespective of whether the indemnified party has, or has not, insurance in place relating to any claims, losses, damages or costs in respect of the subject matter of any indemnity given under the CONTRACT.

21.10Each PARTY expressly agrees that the indemnities set out in this Clause 21 do not extend to criminal sanctions imposed upon it, arising from, relating to or in connection with the performance, non-performance or misperformance of the CONTRACT. To the fullest extent permitted by APPLICABLE LAWS,  the COMPANY shall at all times indemnify, protect, defend and hold harmless each member of the CONTRACTOR GROUP against the imposition of fines, fees, orders or restitution or penalties where the event that led to its or their imposition arises out of the negligence or other legal fault or liability of any member of the COMPANY GROUP. To the fullest extent permitted by APPLICABLE LAW,  the CONTRACTOR shall at all times indemnify, protect, defend and hold harmless each member of the COMPANY GROUP against the imposition of fines, fees, orders or restitution or penalties where the event that led to its or their imposition arises out of the negligence or other legal fault or liability of any member of the CONTRACTOR GROUP.

22.INSURANCE BY CONTRACTOR

22.1The CONTRACTOR shall arrange as a minimum the insurances set out in this Clause 22 and ensure that they are in full force and effect throughout the life of the CONTRACT. All such insurances shall be placed with reputable and substantial insurers, satisfactory to the COMPANY, and shall for all insurances (including insurances provided by SUBCONTRACTORS) other than Employers’ Liability Insurance/Workmen's Compensation, to the extent of the liabilities assumed by the CONTRACTOR under the CONTRACT, include the COMPANY, CO-VENTURERS and its and their respective AFFILIATES as co-insureds. All insurances required under this Clause 22 shall be endorsed to provide that underwriters waive any rights of recourse,

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including in particular subrogation rights, against the COMPANY, CO-VENTURERS and its and their respective AFFILIATES in relation to the CONTRACT to the extent of the liabilities assumed by the CONTRACTOR under the CONTRACT. Such insurances shall also, where possible, provide that the COMPANY shall be given not less than thirty (30) days’ notice of cancellation of or material change to cover. The provisions of this Clause 22 shall in no way limit the liability of the CONTRACTOR under the CONTRACT.

22.2The insurances required to be effected under Clause 22.1 shall be as follows (to the extent that they are relevant to the WORK):

(a)Employers’ Liability and/or (where the jurisdiction of where the WORK is to be performed or under which the employees are employed requires the same) Workmen's Compensation Insurance covering personal injury to or death of the employees of the CONTRACTOR engaged in the performance of the WORK to the greater of either the minimum value required by any applicable legislation including extended cover (where required) for working offshore or the sum of *****;

(b)General Third Party Liability Insurance for any incident or series of incidents covering the operations of the CONTRACTOR in the performance of the CONTRACT, in an amount not less than *****;

(c)Third Party and Passenger Liability Insurance and other motor insurance as required by applicable jurisdiction;

(d)Marine Hull and Machinery Insurance including war risk coverage and, to the extent not provided in (e) below, collision liability and removal of Wreck/Debris in respect of all vessels used by CONTRACTOR GROUP in the performance of the WORK in an amount not less than the full market value of the VESSEL, and up to 50% of this amount for removal of Wreck/Debris;

(e)Protection and Indemnity Insurance including wreck and debris removal and oil pollution liability in respect of all vessels, craft or floating equipment owned, leased or hired by the CONTRACTOR GROUP in the performance of the WORK in amounts not less than *****;  and

(f)to the extent not covered by (e) above (and without prejudice to the obligation or cover limit therein), Oil Pollution Insurance for any incident or series of incidents covering the operations of the CONTRACTOR in the performance of the CONTRACT, in an amount no less than *****.

22.3The CONTRACTOR shall supply the COMPANY with evidence of such insurances on demand and in any event not later than thirty (30) days prior to the commencement of the WORK. All deductibles applicable to the CONTRACTOR’s insurances shall be for the sole account of the CONTRACTOR.

22.4The CONTRACTOR shall procure that SUBCONTRACTORS are insured to appropriate levels as may be relevant to their work.

22.5All deductibles applicable to the insurances shall be for the sole account of the CONTRACTOR.

22.6All insurances listed in this Clause 22 shall be compliant with the CIMA code.

23.CARE OF THE PERMANENT WORK AND INSURANCE

23.1Subject to the provisions of Clause 23.2, but without prejudice to the CONTRACTOR’s other obligations under the CONTRACT and at law, the CONTRACTOR shall be responsible for the PERMANENT WORK from the EFFECTIVE DATE OF COMMENCEMENT OF THE CONTRACT until the COMPLETION DATE of the relevant part of the PERMANENT WORK, at which date or dates responsibility shall pass to the COMPANY. Before the said COMPLETION DATE, in the event of loss of or damage to the PERMANENT WORK caused by the negligence of any member of the CONTRACTOR GROUP, the CONTRACTOR shall, if instructed by the COMPANY, reconstruct, repair or replace the same.

The COMPANY shall save, defend, indemnify and hold harmless the CONTRACTOR GROUP from and against any loss of or damage to the PERMANENT WORK caused by the negligence of any member of the CONTRACTOR GROUP, irrespective of

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cause, save that the CONTRACTOR shall be liable for such loss of or damage to the PERMANENT WORK caused by the negligence of any member of the CONTRACTOR GROUP up to ***** US Dollars (*****)  in aggregate per OCCURRENCE.

23.2Notwithstanding Clause 23.1, the CONTRACTOR shall not be liable for loss or damage to the PERMANENT WORK which is occasioned:

(a)by War Risks as defined in the London Market Standard Fire Policy, or Nuclear Risks as defined in the London Market Standard Nuclear Exclusion Clause; and/or

(b)by any negligent act or omission of the COMPANY GROUP; and/or

(c)by a force majeure occurrence as defined in Clause 14 hereof; and/or

(d)by any act or omission of a  third party.

In the event of loss or damage to the PERMANENT WORK being occasioned by any of the foregoing before the COMPLETION DATE, the CONTRACTOR shall, if instructed by the COMPANY, reconstruct, repair or replace the same, and the COMPANY shall issue a VARIATION in accordance with Clause 13 in respect of such reconstruction, repair or replacement.

23.3The COMPANY shall arrange Construction All Risks Insurance, a summary of which (including deductibles) is set out in Section XII - Insurances to come into effect not later than 31 May 2022. Liability for deductibles payable under such insurance relative to the WORK shall be for the account of the CONTRACTOR but the size of such deductibles shall not be increased without the prior consent of the CONTRACTOR. The COMPANY agrees that the insurance shall be properly placed and be maintained on the same terms for the benefit of the CONTRACTOR GROUP for a period of the duration of the CONTRACT.

Construction All Risks Insurance shall include as a minimum the following requirements:

(a)it shall name the CONTRACTOR GROUP members as additional insureds and shall be primary to the CONTRACTOR GROUP's other insurances;

(b)it shall provide sufficient limitations to keep covered the entire scope of the WORK, including temporary items, throughout the entire duration of the WORK as per the CONTRACT and including the DEFECTS CORRECTION PERIOD and the discovery period and with reasonable deductibles regarding the scope of the WORK.

The COMPANY shall provide the CONTRACTOR upon the EFFECTIVE DATE OF COMMENCEMENT OF THE CONTRACT a full copy of the Construction All Risks Insurance policy. The COMPANY shall submit to the CONTRACTOR at its earliest convenience the Construction All Risks Insurance policy cover note and conditions, including evidence on full subscription thereof.

Notwithstanding any other provision to the contrary in the CONTRACT, liability of the CONTRACTOR GROUP for any loss of or damage to the PERMANENT WORKS shall be strictly limited to loss or damage caused by the negligence of any member of the CONTRACTOR GROUP and in no event will it exceed in aggregate the sum of ***** US Dollars (*****) per OCCURRENCE.

23.4The insurances arranged under Clause 23.3 shall include the CONTRACTOR, SUBCONTRACTORS and its and their respective AFFILIATES as additional assureds and shall be endorsed to require the underwriters to waive any rights of recourse including in particular subrogation rights against the CONTRACTOR, SUBCONTRACTORS and its and their respective AFFILIATES. Such insurance shall provide that the CONTRACTOR shall be given not less than thirty (30) days’ notice of cancellation of or material change to cover.

24.CONSEQUENTIAL LOSS

For the purposes of the CONTRACT the expression CONSEQUENTIAL LOSS means:

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(a)consequential or indirect loss under English law; and

(b)loss and/or deferral of production, loss of product, loss of use, loss of revenue, profit or anticipated profit (if any), in each case whether direct or indirect to the extent that these are not included in (a), and whether or not foreseeable at the EFFECTIVE DATE OF COMMENCEMENT OF THE CONTRACT.

Notwithstanding any provision to the contrary elsewhere in the CONTRACT and except to the extent of any agreed liquidated damages (including any predetermined termination fees) provided for in the CONTRACT, the COMPANY shall save, indemnify, defend and hold harmless each member of the CONTRACTOR GROUP from the COMPANY GROUP’s own CONSEQUENTIAL LOSS and the CONTRACTOR shall save, indemnify, defend and hold harmless each member of the COMPANY GROUP from the CONTRACTOR GROUP’s own CONSEQUENTIAL LOSS, arising from, relating to or in connection with the performance, non-performance or misperformance of the CONTRACT.

All exclusions and indemnities given under this Clause 24 shall apply irrespective of cause and notwithstanding the negligence or breach of duty (whether statutory or otherwise) of the indemnified party or any other entity or party and shall apply irrespective of any claim in tort, under contract or otherwise at law.

25.CONFIDENTIALITY

25.1The CONTRACTOR shall at no time without the prior written agreement of the COMPANY either:

(a)make any publicity releases or announcements concerning the subject matter of the CONTRACT; or

(b)except as may be necessary to enable the CONTRACTOR to perform its obligations under the CONTRACT, use, reproduce, copy, disclose to, place at the disposal of or use on behalf of any third party or enable any third party to use, peruse or copy any information including drawings, data, and computer software which:

(i)is provided to the CONTRACTOR by or on behalf of the COMPANY, the CO-VENTURERS or its or their AFFILIATES in or in relation to the CONTRACT; or

(ii)vests in the COMPANY in accordance with the CONTRACT; or

(iii)the CONTRACTOR prepares in connection with the WORK.

25.2The provisions of Clause 25.1 shall not apply to information which:

(a)is part of the public domain; or

(b)was in the possession of the CONTRACTOR prior to award of the CONTRACT and which was not subject to any obligation of confidentiality owed to the COMPANY; or

(c)was received from a third party whose possession is lawful and who is under no obligation not to disclose; or

(d)

is required to be disclosed in order to comply with the requirements of any law, rule or regulation of any governmental or regulatory body having jurisdiction over the WORK or the CONTRACTOR, or of any relevant stock exchange; or

(e) is used or disclosed by the CONTRACTOR five (5) years or more after COMPLETION.

25.3The CONTRACTOR shall ensure that the provisions of this Clause 25 are incorporated in any SUBCONTRACT and that the officers, employees and agents of the CONTRACTOR and of the SUBCONTRACTORS comply with the same.

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25.4All information provided by the CONTRACTOR which the CONTRACTOR wishes to remain confidential shall be clearly marked as confidential provided, however, that any such information relating to the CONTRACTOR’s pricing and trade secrets shall always be treated as confidential by the COMPANY without the necessity on the part of the CONTRACTOR to clearly mark as such. In respect of such confidential information, the COMPANY shall be entitled to:

(a)disclose to and authorise use by the COMPANY GROUP; and

(b)disclose pursuant to any statutory or other legal requirement;

(c)subject to the CONTRACTOR’s prior consent, which shall not be unreasonably withheld or delayed, disclose to and authorise use by third parties to the extent necessary for the execution and maintenance of the project and/or structure and/or facility in connection with which the WORK is to be performed; and

(d)disclose the same to the bona fide direct or indirect acquirer of shares in the COMPANY or an interest in the Etame field, offshore Gabon.

Notwithstanding the above, the COMPANY shall, and shall ensure that its officers, employees and agents shall, take all reasonable measures to protect confidential information of the CONTRACTOR concerning or arising from the CONTRACT for a period of five (5) years from the EFFECTIVE DATE OF COMMENCEMENT OF THE CONTRACT. For the avoidance of doubt, the provisions of this Clause 25.4 shall not apply to information which vests in the COMPANY in accordance with the CONTRACT.

26.CUSTOMS PROCEDURES

26.1When and where applicable and/or appropriate:

(a) the COMPANY shall be responsible for the customs clearance into the Gabonese Republic of the VESSEL, the other elements of the KEY DEDICATED EQUIPMENT and all other ancillary equipment necessary to carry out the WORK;

(b)the COMPANY shall be responsible for the Marine Merchant Introduction and/or other chartering formalities applying to the VESSEL, the other elements of the KEY DEDICATED EQUIPMENT and all other ancillary equipment necessary to carry out the WORK entering the Gabonese Republic;

(c)the COMPANY shall be responsible for compliance with the laws and regulations of the Gabonese Republic in respect of the importation into the Gabonese Republic of the VESSEL, the other elements of the KEY DEDICATED EQUIPMENT and all other ancillary equipment necessary to carry out the WORK;

(d)the CONTRACTOR will promptly provide the COMPANY with all necessary support requested by the COMPANY so as to enable the COMPANY to comply with its obligations pursuant to Clauses 26.1(a) – (c);

(e)the CONTRACTOR will provide the COMPANY with all necessary documentation and information in order to allow the COMPANY to comply with its obligations under Clauses 26.1(a) – (c).  Any such documentation or information shall be provided promptly and will be accurate in all respects. Where such documentation or information is inaccurate the CONTRACTOR shall save, indemnify, defend and hold harmless the COMPANY from and against all claims, losses, damages, costs (including legal costs), expenses and liabilities of every kind and nature relating to such inaccurate documentation or information;

(e)the CONTRACTOR will appoint an agent or intermediary (duly authorised to act in the Gabonese Republic) to conduct the day-to-day management of the VESSEL, the other elements of the KEY DEDICATED EQUIPMENT and all other ancillary equipment necessary to carry out the WORK (including husbandry, visas required for the crew (including the MARINE AND PROJECT CREW and KEY PERSONNEL), crew change formalities, the handling or disposal of domestic waste and the provision of catering services); and

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(f)the CONTRACTOR will prepare and provide to the COMPANY full documentation to show and certify all information regarding items subject to customs control, including the origin, customs status and customs commodity code number as may be necessary for the COMPANY to minimise or nullify the effect of customs duty on such items.

26.2The CONTRACTOR shall pay and make payment at such times when due and payable, all import/export taxes and duties on materials, goods, tools, equipment and supplies required to be furnished by the CONTRACTOR under the CONTRACT and imported or exported by the CONTRACTOR. The CONTRACTOR will be responsible for ensuring that it holds the necessary import/export licences issued by the relevant authorities prior to the commencement of the WORK. For the sake of clarity the obligation set out in this Clause 26.6 shall not apply to items free-issued by the COMPANY GROUP under the CONTRACT (which shall be the sole responsibility of the COMPANY and for the COMPANY's account).

27.COMPLETION

27.1When the CONTRACTOR considers that the whole or any part of the WORK (or where the COMPANY has terminated the whole of the WORK or the CONTRACT under Clause 29.1(a)) has been substantially completed and has satisfactorily passed any final test that may be prescribed in the CONTRACT, the CONTRACTOR shall so notify the COMPANY and request the issue of a COMPLETION CERTIFICATE.

27.2The COMPANY shall as soon as reasonably practicable and in any case within thirty (30) days of receipt of such notice either:

(a)issue to the CONTRACTOR a COMPLETION CERTIFICATE in respect of the whole or the relevant part of the WORK; or

(b)notify the CONTRACTOR of any defects in the WORK or the relevant part of the WORK, arising from any default of the CONTRACTOR,

save that where the WORK involves provision of a vessel(s) by the CONTRACTOR, the COMPANY shall respond to the CONTRACTOR as above within seven (7) days following completion of all required testing during which time the VESSEL shall remain on-hire at the STANDBY RATE.

27.3Any notice issued under Clause 27.2(b) shall include details of the specific nature of each defect and shall specify the part or parts of the CONTRACT containing the obligations which the CONTRACTOR has failed to meet.

The CONTRACTOR shall on receipt of any such notice, promptly correct all defects. When it has completed such correction it shall notify the COMPANY in accordance with Clause 27.1.

28. DEFECTS CORRECTION

28.1The CONTRACTOR warrants and guarantees that (i) it has performed and shall perform the WORK in accordance with the provisions of the CONTRACT and (ii) the BASE PROGRAMME and/or the PROGRAMME (as the case may be) can and will be carried out in their entirety and completed prior to or on the SCHEDULED COMPLETION DATE. For the sake of clarity the CONTRACTOR shall not be liable for any failure to complete the WORK by the SCHEDULED COMPLETION DATE which is due to reasons or delays which are beyond the reasonable control of the CONTRACTOR GROUP provided that each member of the CONTRACTOR GROUP has at all times acted as a REASONABLE AND PRUDENT CONTRACTOR.

28.2If the COMPANY notifies the CONTRACTOR of any defects in the WORK prior to or subsequent to the COMPLETION DATE in accordance with Clause 27 hereof and within the relevant DEFECTS CORRECTION PERIOD, the CONTRACTOR shall, subject to the operational requirements of the COMPANY and to the provisions of Clause 28.3, carry out all works necessary to correct any defects in the WORK arising from any default of the CONTRACTOR GROUP at its sole cost and expense. For the sake of clarity this obligation shall not apply to any items free-issued to the CONTRACTOR by the COMPANY GROUP for use during the performance of the WORK or incorporation into the WORK and risk for these items

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shall remain with the COMPANY at all times provided that (i) the CONTRACTOR has at all times complied with the terms of the CONTRACT and (ii) each member of the CONTRACTOR GROUP has at all times acted as a REASONABLE AND PRUDENT CONTRACTOR.

If any of the WORK is reperformed, rectified or replaced by the CONTRACTOR under the provisions of this Clause 28, this Clause 28 shall apply to the portion so reperformed, rectified or replaced provided that the time taken shall not exceed the CUMULATIVE DEFECTS CORRECTION PERIOD or such period as otherwise agreed by the PARTIES in their discretion taking into consideration the nature and extent of the defect. The relevant DEFECTS CORRECTION PERIOD shall commence on the date upon which such reperformance, rectification or replacement was completed in accordance with the CONTRACT provided that the time taken shall not exceed the CUMULATIVE DEFECTS CORRECTION PERIOD.

The correction of any defects in the WORK shall be governed solely by the provisions of this Clause 28.

28.3In cases where the CONTRACTOR is unwilling or unable to perform work necessary to correct defects in a time which is reasonable in all the circumstances, the COMPANY may decide that the carrying out by the CONTRACTOR of work necessary to correct defects will be prejudicial to its interests. In such cases the COMPANY may undertake the CONTRACTOR's responsibilities described in Clause 28.2. The COMPANY shall notify the CONTRACTOR in such cases and shall be entitled to recover from the CONTRACTOR all additional direct and documented costs reasonably incurred by the COMPANY as a direct result of carrying out such responsibilities which shall in no event exceed ***** United States Dollars (*****).

28.4For the purpose of Clauses 28.2 and 28.3 the CONTRACTOR GROUP shall not be liable to the COMPANY for the costs of any items which are specified in the CONTRACT to be provided by the COMPANY.

28.5 Notwithstanding the provisions of Clauses 28.2 and 28.3, the CONTRACTOR shall not be liable for:

(a)	the costs of routine maintenance of the PERMANENT WORK; or

(b)	the costs of correcting any such defects which result from the following:

(i)	incorrect operation by the COMPANY;

(ii)	the reasonable actions of the CONTRACTOR in relying on TECHNICAL INFORMATION, subject always to Clause 11.5;

(iii)	actual operating conditions being different from those specified in the CONTRACT or in any VARIATIONS;

(iv)	defects in materials or equipment supplied by the COMPANY which could not reasonably have been discovered by the CONTRACTOR;

(v)	fair wear and tear; or

(vi)	work carried out by the COMPANY GROUP or third parties under Clause 28.3 including any defects in that work.

29.TERMINATION

29.1The COMPANY shall have the right by giving notice to terminate all or any part of the WORK (in which case the BASE PROGRAMME and/or the PROGRAMME will be adjusted accordingly to remove the part of the WORK terminated) or the CONTRACT at such time or times as the COMPANY may consider necessary for any or all of the following reasons:

(a)to suit the convenience of the COMPANY; or

(b)subject only to Clause 29.2, in the event of any default on the part of the CONTRACTOR (including a failure to provide

41

the parent company guarantee under Clause 8.3); or

(c)in respect of the CONTRACTOR, in the event:

(i)an order is made, or a meeting is called to pass a resolution, for the winding up (except for the purposes of amalgamation or reconstruction), administration, appointment of a receiver or similar procedure;

(ii)a receiver, administrative receiver, administrator, provisional liquidator, liquidator or similar official is appointed or notice of the proposed appointment of any of the foregoing is given to any party;

(iii)provided that the same has or will have a material impact on the performance of the WORK, a voluntary arrangement or scheme of arrangement is proposed, or negotiations are commenced, or a composition, compromise, assignment or arrangement, is entered into with one or more of its creditors with a view to rescheduling any of its indebtedness (because of actual or anticipated financial difficulties);

(iv)any equivalent act or thing is done or suffered under any applicable or analogous law in any jurisdiction; or

(d) pursuant to Clause 35.1.

29.2In the event of default on the part of the CONTRACTOR and before the issue by the COMPANY of an order of termination of all or any part of the WORK or the CONTRACT, the COMPANY shall give notice of default to the CONTRACTOR giving the details of such default. If the CONTRACTOR within three (3) days of receipt of such notice does not commence and thereafter continuously proceed with action satisfactory to the COMPANY to remedy such default the COMPANY may issue a notice of termination in accordance with the provisions of Clause 29.1.

29.3In the event of the COMPANY giving the CONTRACTOR notice of termination of all or any part of the WORK or the CONTRACT, such notice shall become effective on the date specified therein (or in the absence of any specified date at the date of receipt of the notice) whereupon the CONTRACTOR shall immediately:

(a)cease performance of the WORK or such part thereof as may be specified in the notice;

(b)allow the COMPANY or its nominee full right of access to the WORKSITE to remove and/or take over the WORK or the relevant part of the WORK so far completed together with all materials and equipment which are the property of the COMPANY;

(c)in the event of termination under Clauses 29.1(b) or (c) only, assign to the COMPANY, or its nominee, to the extent desired by the COMPANY all or the relevant parts of the rights, titles, liabilities and SUBCONTRACTS relating to the WORK which the CONTRACTOR may have acquired or entered into; and

(d)except as required under Clause 29.3(b), remove all the equipment or materials of the CONTRACTOR from the immediate area in which the WORK or the relevant part thereof is being performed unless otherwise instructed by the COMPANY.

Within thirty (30) days of the effective date of termination, the CONTRACTOR shall deliver to the COMPANY all the relevant parts of the TECHNICAL INFORMATION and originals, copies and reproductions of all drawings, specifications, requisitions, calculations, programme listings, erection plans, schedules, computer tapes, discs and other essential recording matter and all other data and documents prepared by the CONTRACTOR or any SUBCONTRACTOR.

Notwithstanding the above the CONTRACTOR may retain one (1) copy of any such documents while admitting that the COMPANY has title to all such documents.

In the event of termination under Clause 29.1(b) or 29.1(c) the COMPANY shall have the right to obtain completion of the WORK or the relevant part of the WORK by other contractors at COMPANY’s risk.

29.4Strictly in the event of termination under Clause 29.1(a), the CONTRACTOR shall be entitled to (i) payment as set out in

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Section I - Remuneration for the part of the WORK performed in accordance with the CONTRACT together with such other payments and fees as may be set out in that Section I - Remuneration, (ii) where applicable, such reasonable documented costs incurred by the CONTRACTOR as a direct result of termination, (iii) the sum (if any) which represents the balance between such sums already paid or accrued prior to notice of termination and the sum that is equal to forty-five (45) days multiplied by the DAILY RATE, (iv) the DEMOBILIZATION FEE (if applicable), and (iv) reimbursement for such items provided or to be provided by the CONTRACTOR to the COMPANY provided that (A) the same have been acquired or committed prior to notice of termination under Clause 29.1(a), (B) the same are expressly contemplated by and approved in accordance with the CONTRACT and (C) the COMPANY's liability to reimburse shall not exceed ***** United States Dollars (*****) in aggregate unless the CONTRACTOR has prior written approval from the COMPANY to exceed such amount.

29.5In the event of termination of part of the WORK in accordance with Clause 29.1(b) the CONTRACTOR shall be entitled to payment only as set out in Section I - Remuneration for the part of the WORK performed in accordance with the CONTRACT and in respect of that part of the WORK which remains unterminated. Any additional costs reasonably incurred by the COMPANY as a direct result of such termination shall be recoverable from the CONTRACTOR.

29.6In the event of termination of all of the WORK or the CONTRACT in accordance with Clause 29.1(b) or Clause 29.1(c) the following conditions shall apply:

(a)the CONTRACTOR shall cease to be entitled to receive any money or monies on account of the CONTRACT until the expiration of the DEFECTS CORRECTION PERIOD specified in Clause 28 (assuming that the COMPLETION DATE in respect of the whole of the WORK would have been the date specified in the SCHEDULE OF KEY DATES) and thereafter until the costs of COMPLETION and all other costs arising as a result of the CONTRACTOR's default or other events giving rise to the termination have been finally ascertained;

(b)thereafter and subject to any deductions that may be made under the provisions of the CONTRACT the CONTRACTOR shall be entitled to payment only as set out in Section I - Remuneration for the part of the WORK completed in accordance with the CONTRACT up to the date of termination; and

(c)any additional costs reasonably incurred by the COMPANY as a direct result of the CONTRACTOR's default or other events giving rise to termination shall be recoverable from the CONTRACTOR.

29.7In the event of termination of all or any part of the WORK the whole of the CONTRACT shall remain in full force and effect in connection with the performance of the part of the WORK which has not been terminated.

29.8In the event of termination of:

(a)part of the WORK in accordance with Clause 29.1(b) or Clause 35.1, as well as an adjustment to the BASE PROGRAMME and/or the PROGRAMME pursuant to Clause 29.1 or 35.1 (as the case may be) to remove the part of the WORK terminated, the forty-five (45) day period referred to in Section I - Remuneration and Clause 29.4 will be reduced on a day-for-day basis corresponding to each element of the WORK terminated/adjustment made to the BASE PROGRAMME and/or the PROGRAMME; or

(b)the CONTRACT in accordance with Clause 29.1(b) or Clause 35.1, the COMPANY shall not be required to pay any sum whatsoever to the CONTRACTOR in respect of the forty-five (45) day period referred to in Section I - Remuneration and Clause 29.4.

30.AUDIT AND STORAGE OF DOCUMENTS

30.1During the course of the WORK and for a period ending two (2) years after COMPLETION, the COMPANY or its duly authorised representative shall have the right to audit at all reasonable times and, upon request and in respect of anything that is reasonably required by the COMPANY as it relates specifically to the performance of the WORK, take copies of the CONTRACTOR's records (howsoever stored), books, personnel records, accounts, correspondence, memoranda, receipts, vouchers and other papers of every kind relating to:

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(a)all invoiced charges made by the CONTRACTOR on the COMPANY; and

(b)any provision of the CONTRACT under which the CONTRACTOR has obligations the performance of which is capable of being verified by audit.

In this respect the COMPANY shall not be entitled to investigate the make up of rates and lump sums included in the CONTRACT.

30.2The CONTRACTOR shall co-operate fully with the COMPANY and/or its representatives in the carrying out of any audit required by the COMPANY. The COMPANY will conduct any audit in a manner which will keep to a reasonable minimum any inconvenience to the CONTRACTOR.

30.3The CONTRACTOR shall obtain equivalent rights of audit to those specified above from all SUBCONTRACTORS and will cause such rights to extend to the COMPANY.

30.4The PARTIES shall keep all documents and data, howsoever stored, related to the CONTRACT for a period of six (6) years after COMPLETION.

31.LIENS

31.1The CONTRACTOR shall not claim any lien or attachment on the WORK or on any property of the COMPANY in the possession of the CONTRACTOR or at the WORKSITE. The COMPANY shall not claim any lien on any property of the CONTRACTOR GROUP.

31.2Without prejudice to any other provisions of this Clause 31, the CONTRACTOR shall save, indemnify, defend and hold harmless the COMPANY from and against all liens or attachments by any SUBCONTRACTORS in connection with or arising out of the CONTRACT. COMPANY shall save, indemnify, defend and hold harmless the CONTRACTOR from and against all liens or attachments by any member of the COMPANY GROUP in connection with or arising out of the CONTRACT.

31.3The CONTRACTOR shall immediately notify the COMPANY of any possible lien or attachment which may affect the WORK or any part thereof.

31.4If at any time there is evidence of any lien or attachment to which, if established, the COMPANY or its property might be subjected, whether made by any persons against the CONTRACTOR or made by any SUBCONTRACTOR against the COMPANY, then the COMPANY shall have the right to withhold and/or set off or otherwise recover from the CONTRACTOR such sum of money as will fully indemnify the COMPANY against any such lien or attachment.

31.5Before withholding any payment due to the CONTRACTOR in accordance with Clause 31.4, the COMPANY shall give to the CONTRACTOR a reasonable opportunity to demonstrate that the purported lien or attachment is either unenforceable or is covered by the provisions of a security to the reasonable satisfaction of the COMPANY.

31.6For the purpose of this Clause 31 reference to the COMPANY shall include the CO-VENTURERS and its and their AFFILIATES and references to the CONTRACTOR shall include its AFFILIATES.

32.BUSINESS ETHICS

32.1Both PARTIES shall uphold the highest standards of business ethics in the performance of the CONTRACT. Honesty, fairness and integrity shall be paramount principles in the dealings between the PARTIES.

32.2Neither PARTY shall knowingly involve itself in any business in connection with, or use information arising from, the CONTRACT, in any manner which conflicts with the interests of the other party.

32.3At all times the CONTRACTOR will, and will procure that any SUBCONTRACTOR, any subcontractors (of any tier) of a

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SUBCONTRACTOR and its and their personnel employed on the WORK or KEY PERSONNEL or their respective directors, officers and employees (including agency personnel) will, at all times comply with the CODE OF BUSINESS CONDUCT AND ETHICS.

33. ANTI-BRIBERY AND CORRUPTION

33.1Each PARTY warrants and represents that in negotiating and concluding the CONTRACT it has complied, and in performing its obligations under the CONTRACT it has complied and shall comply, with all APPLICABLE ANTI-BRIBERY LAWS.

33.2The CONTRACTOR warrants that it has an ABC PROGRAMME setting out adequate procedures to comply with APPLICABLE ANTI-BRIBERY LAWS and that it will comply with such ABC PROGRAMME in respect of the CONTRACT.

33.3In addition and subject to Clause 30, on provision of no less than thirty (30) days’ formal notice, the COMPANY or its duly authorised representatives shall have the right to audit, at its own cost, the existence, content and implementation of the CONTRACTOR’s ABC PROGRAMME, but such right shall not include access to documents that are legally privileged or were created for the purpose of an on-going internal investigation.

33.4Subject to any APPLICABLE LAWS, and subject to a request by a COMPETENT AUTHORITY not to notify, each PARTY shall notify the other in writing immediately upon whichever is the earlier of:

(a)

becoming aware of any investigation or proceedings initiated by a COMPETENT AUTHORITY relating to an alleged breach of APPLICABLE ANTI-BRIBERY LAWS by either PARTY or any member of its GROUP in connection with the CONTRACT; or

(b)having a reasonable belief that either PARTY or any member of its GROUP may have breached APPLICABLE ANTI-BRIBERY LAWS in connection with the CONTRACT.

The affected PARTY shall use reasonable efforts to keep the other PARTY informed as to the progress and findings of such investigation or proceedings, the details of any measures being undertaken by the affected PARTY to respond to the alleged or potential breach and the remedial measures that are being or will be implemented to prevent such conduct in the future.

33.5(a)Subject to the remaining provisions of this Clause 33.5, if the COMPANY has a reasonable belief that the CONTRACTOR has breached Clause 33.1, the COMPANY may give formal notice of its intention to suspend payments under the CONTRACT to the CONTRACTOR giving the basis of such reasonable belief. If within seven (7) days of receipt of such formal notice the CONTRACTOR neither responds with information reasonably satisfactory to the COMPANY to refute such belief nor commences and continues with action reasonably satisfactory to the COMPANY to remedy such suspected breach of Clause 33.1, the COMPANY may, by the provision of formal notice, suspend with immediate effect any payments due under Section I – Remuneration without liability.

(b)

The COMPANY shall not be entitled to suspend payment for sums due under Section I – Remuneration for any part of the WORK performed in accordance with the CONTRACT that the CONTRACTOR can reasonably substantiate as not being connected with the suspected breach.

(c)

In the event of any such suspension, the COMPANY and the CONTRACTOR shall meet at not more than seven (7) day intervals with a view to agreeing an appropriate course of action during the period of suspension.

(d)	On expiration of the SUSPENSION PERIOD, the COMPANY shall, unless otherwise agreed, either:

(i)within thirty (30) days make full payment of any sums retained pursuant to this Clause 33.5 which are otherwise due; or

(ii)if its reasonable belief remains, within thirty (30) days serve formal notice that the CONTRACT is terminated pursuant to this provision.

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33.6In the event of termination in accordance with Clause 33.5(d)(ii) the following conditions shall apply:

(a)subject to the remaining provisions of this Clause 33.6, the CONTRACT is deemed to have been terminated in accordance with Clause 29.1(b), but Clause 29.2 is not applicable;

(b)subject to paragraph (c), the CONTRACTOR shall be entitled to payment only as set out in Section I – Remuneration for WORK completed in accordance with the CONTRACT up to the date of termination;

(c)the CONTRACTOR shall not be entitled to payment for any sums connected with the possible breach of APPLICABLE ANTI-BRIBERY LAWS (including those retained under Clause 33.5(a));

(d)subject to the COMPANY being able to evidence that a breach of Clause 33.1 has occurred, the COMPANY shall be entitled to receive from CONTRACTOR any additional costs reasonably incurred by the COMPANY as a result of a breach by the CONTRACTOR;

(e)payment shall be made to the CONTRACTOR within thirty (30) days of the date of termination of the CONTRACT;

(f)provided that the COMPANY had a reasonable belief at the time of issuing the termination notice that the CONTRACTOR breached APPLICABLE ANTI-BRIBERY LAWS, the COMPANY shall not be in breach of the CONTRACT in issuing a termination notice even if it transpires that the CONTRACTOR is not in breach of APPLICABLE ANTI-BRIBERY LAWS; and

(g)notwithstanding any other provision of the CONTRACT, if at a subsequent date it is determined or agreed that the CONTRACTOR did not breach Clause 33.1, the CONTRACTOR shall be entitled to payment for all sums retained under Clause 33.6(c) (including those retained under Clause 33.5(a)).

34.GENERAL LEGAL PROVISIONS

34.1Waiver

None of the terms and conditions of the CONTRACT shall be considered to be waived by either PARTY unless a waiver is given in writing by one PARTY to the other. No failure on the part of either PARTY to enforce any of the terms and conditions of the CONTRACT shall constitute a waiver of such terms.

34.2Retention of Rights

Subject to the provisions of Clauses 21, 24 and 36, unless otherwise specifically stated in the CONTRACT, both PARTIES shall retain all rights and remedies, both under the CONTRACT and at law, which either may have against the other.

The CONTRACTOR shall not be relieved from any liability or obligation under the CONTRACT by any review, approval, authorisation, acknowledgement or the like, by the COMPANY.

34.3CONTRACTOR'S AFFILIATES

Any limitation of liability given by the COMPANY to the CONTRACTOR under the CONTRACT shall include the AFFILIATES of the CONTRACTOR.

34.4Independence of the CONTRACTOR

The CONTRACTOR shall act as an independent contractor with respect to the WORK and shall exercise control, supervision, management and direction as to the method and manner of obtaining the results required by the COMPANY.

34.5Proper Law and Language

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The CONTRACT, and any dispute, controversy, proceedings or claim of whatever nature arising out of or in any way relating to the CONTRACT or its existence, validity, formation or termination (including any non-contractual disputes or claims) shall be governed and construed in accordance with English Law.

The ruling language of the CONTRACT shall be the English Language.

34.6Notices

Subject to the proviso, all formal notices in respect of the CONTRACT shall be given in writing and delivered by hand, by e-mail with documented read receipt, by fax or by first class post to the relevant address specified below and copied to such other office or offices of the PARTIES as shall from time to time be nominated by them in writing to the other. The addresses for the service of notices are:

(i)COMPANY:

VAALCO Gabon SA

9800 Richmond Avenue – Suite 700

Houston, Texas 77042 USA

Attention: Chief Executive Officer

Email: *****

Fax number: *****

With copy to:

Attention: General Counsel

Email: *****

Attention: Gabon Projects

Email: *****

(ii)CONTRACTOR:

Address: DOF Subsea Canada Corp.,  26 Allston Street,  Mount Pearl, NL,  A1N 0A4 Canada

Attention: *****

Email: *****

Provided that email shall not be a valid method of serving documentation in respect of a DISPUTE under Clause 37.

Such notices shall be effective:

(a)if delivered by hand, at the time of delivery;

(b)if sent by fax, on the first working day at the recipient address following the date of sending;

(c)if sent by first class post, forty eight (48) hours after the time of posting.

Subject to any specific administrative instructions agreed between the PARTIES, any standard business correspondence associated with the CONTRACT and/or the WORK may be sent by either e-mail, fax or letter.

34.7Status of COMPANY

The COMPANY enters into the CONTRACT for itself and as agent for and on behalf of the other CO- VENTURERS. Without prejudice to the provisions of Clause 38 and notwithstanding the above:

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(a)

the CONTRACTOR agrees to look only to the COMPANY for the due performance of the CONTRACT and nothing contained in the CONTRACT will impose any liability upon, or entitle the CONTRACTOR to commence any proceedings against, any CO-VENTURER other than the COMPANY; and

(b)the COMPANY is entitled to enforce the CONTRACT on behalf of all CO-VENTURERS as well as for itself. For that purpose the COMPANY may commence proceedings in its own name to enforce all obligations and liabilities of the CONTRACTOR and to make any claim which any CO-VENTURER may have against the CONTRACTOR; and

(c)all losses, damages, costs (including legal costs) and expenses recoverable by the COMPANY pursuant to the CONTRACT or otherwise shall include the losses, damages, costs (including legal costs) and expenses of the COMPANY’s CO-VENTURERS and its and their respective AFFILIATES except that such losses, damages, costs (including legal costs) and expenses shall be subject to the same limitations or exclusions of liability as are applicable to either PARTY under the CONTRACT. For the avoidance of doubt any and all limitations of the CONTRACTOR’s liability set out in the CONTRACT shall represent the aggregate cumulative limitation of the liability of the CONTRACTOR to the COMPANY, its CO-VENTURERS and its and their respective AFFILIATES.

34.8Entire Agreement

The CONTRACT constitutes the entire agreement between the PARTIES with respect to the WORK and supersedes all prior negotiations, representations or agreements related to the CONTRACT, either written or oral. No amendments to the CONTRACT shall be effective unless evidenced in writing and signed by the PARTIES.

34.9Mitigation of Loss

Both PARTIES shall take all reasonable steps to mitigate any loss resulting from any breach of CONTRACT by the other PARTY.

34.10Invalidity and Severability

If any provision of the CONTRACT shall be found by any court or administrative body of competent jurisdiction to be invalid or unenforceable, the invalidity or unenforceability shall not affect the other provisions of the CONTRACT and all provisions not affected by such invalidity or unenforceability shall remain in full force and effect. The PARTIES agree to attempt to substitute, for any invalid or unenforceable provision, a valid or enforceable provision which achieves to the greatest possible extent, the economic, legal and commercial objectives of the invalid or unenforceable provision.

35.LIQUIDATED DAMAGES, WAITING ON WEATHER and DOWNTIME

Liquidated Damages

35.1If the CONTRACTOR fails to mobilize the VESSEL to the MOBILIZATION LOCATION (having cleared customs in the United Kingdom and being ready to load the FLEXIBLE PIPE REELS and commence direct transit to the FIELD or the agreed customs clearance location in the Gabonese Republic) on or prior to the MOBILIZATION DATE, the CONTRACTOR shall be liable to the COMPANY for the sum of ***** United States Dollars (*****) in respect of each and every full day (being twenty-four (24) consecutive hours) which passes after 23:59 London time on the MOBILIZATION DATE that the VESSEL has not mobilized to the MOBILIZATION LOCATION (having cleared customs in the United Kingdom and being ready to load the FLEXIBLE PIPE REELS and commence direct transit to the FIELD or the agreed customs clearance location in the Gabonese Republic) to a maximum amount of ***** United State Dollars (*****). If following the passage of ten (10) days (being ten (10) periods of twenty-four (24) consecutive hours after 23:59 London time on the MOBILIZATION DATE) the VESSEL has not mobilized to the MOBILIZATION LOCATION (having cleared customs in the United Kingdom and being ready to load the FLEXIBLE PIPE REELS and commence direct transit to the FIELD or the agreed customs clearance location in the Gabonese Republic) the COMPANY will have the option, but not the obligation, to terminate all or any part of the WORK (in which case the BASE PROGRAMME and/or the PROGRAMME will be adjusted accordingly to remove the part of the WORK terminated) or the CONTRACT. In the event of termination by the COMPANY pursuant to this Clause 35.1, the COMPANY shall not be liable to pay the CONTRACTOR any sums whatsoever under the CONTRACT on and from notice of

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termination (whether or not the same are due) and the CONTRACTOR hereby irrevocably waives any claim it might have (whether actual, accrued or contingent) in respect of any sums due under the CONTRACT.  Termination pursuant to this Clause 35.1 shall not constitute termination to suit the convenience of the COMPANY for the purposes of Clause 29.4.

35.2Payment of sums pursuant to Clause 35.1 and/or the exercise by the COMPANY of its right to terminate all or any part of the WORK or the CONTRACT under Clause 35.1 shall be the sole and exclusive remedy of the COMPANY in the event of CONTRACTOR’s failure to mobilize the VESSEL to the MOBILIZATION LOCATION (having cleared customs in the United Kingdom and being ready to load the FLEXIBLE PIPE REELS and commence direct transit to the FIELD or the agreed customs clearance location in the Gabonese Republic) on or prior to the MOBILIZATION DATE. However, payment of sums pursuant to Clause 35.1 shall not relieve the CONTRACTOR of its obligation to perform the CONTRACT (provided the COMPANY has not exercised its right to terminate all or any part of the WORK or the CONTRACT under Clause 35.1) and shall not limit the CONTRACTOR’s liability with respect to any other provision of the CONTRACT.

35.3Waiting on Weather

In the event that the CONTRACTOR is "waiting on weather", determined by reference to the wave radar on-board the VESSEL (to which the CONTRACTOR will grant the COMPANY or any person whom the COMPANY directs unencumbered real-time access) or other available reputable weather reports/data, the STANDBY RATE shall apply for such period of time, on an hour-by-hour basis,  until the CONTRACTOR is no longer "waiting on weather". The SCHEDULE OF KEY DATES shall be adjusted accordingly in respect of any such delay.

The CONTRACTOR’s Master, at all times acting reasonably and in accordance with the standards expected in the international maritime industry, is ultimately responsible for the safe operation of the VESSEL (including Dynamic Positioning station keeping, deck crane lift, Reel Operation and ROV Launch and Recovery) with respect to “waiting on weather”.

35.4Downtime

If at any time during the term of the CONTRACT the CONTRACTOR is unable to progress with any part of the BASE PROGRAMME and/or the PROGRAMME (as the case may be) due to any KEY DEDICATED EQUIPMENT failing to be operational (whether as a result of breakdown or a lack of operating capacity (including the availability of operatives to operate such KEY DEDICATED EQUIPMENT)) for a cumulative (and not consecutive) period of forty-eight (48) hours, the ZERO RATE will apply for such period of time, on an hour-by-hour basis, on and from the forty-ninth (49th) cumulative hour to and including the time at which the CONTRACTOR is again able to carry out, and actually recommences, the work in accordance with the BASE PROGRAMME and/or the PROGRAMME (as the case may be) in accordance with the CONTRACT (a "DOWNTIME PERIOD").  Provided that in calculating the cumulative (and not consecutive) period of forty-eight (48) hours referred to in this Clause 35.4, there shall be disregarded for these purposes the following:

(a)in respect of the ROVS, a period of two (2) hours in each twenty-four (24) hour period for the purposes of preventative maintenance only; and/or

(b)in respect of the Flexible Lay Equipment,  a period of two (2) hours in each twenty-four (24) hour period for the purposes of preventative maintenance only.

Provided that (i) such periods (calculated as an aggregate across the ROVS and FLEXIBLE LAY EQUIPMENT, and not individually per the ROVS and FLEXIBLE LAY EQUIPMENT) will accumulate if not used in the period on and from the time at which WORK commences in-FIELD, subject to a once off cap of twelve (12) hours (such that any periods beyond twelve (12) hours will not continue to accrue after the time at which the cap has been met, irrespective of whether or not at that time the accumulated period was twelve (12) hours)), and (ii) the CONTRACTOR shall use its best endeavours to carry out such preventative maintenance on the ROVS and the FLEXIBLE LAY EQUIPMENT at the same time so as to minimize disruption.

The CONTRACTOR shall not be entitled to request a VARIATION under Clause 13.3 as a result of the operation of this Clause 35.4.

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36.LIMITATIONS OF LIABILITY

36.1Limitation of Liability

(a)Limitation before COMPLETION

Subject to the CONTRACTOR having used all reasonable endeavours to complete the WORK and to comply with all of its obligations under the CONTRACT, the CONTRACTOR’s total cumulative liability to the COMPANY, including any liability arising as a result of suspension under Clause 15 and termination under Clause 29, arising out of or related to the performance of the CONTRACT shall be limited to the sum of ***** United States Dollars (*****).

(b)Limitation after COMPLETION and up to the end of the relevant DEFECTS CORRECTION PERIOD

After COMPLETION, the CONTRACTOR's total cumulative liability to the COMPANY arising out of or related to the performance of the CONTRACT shall be limited to ***** United States Dollars (*****).

Provided that the limitations in (a) and (b) above shall not apply to any liabilities assumed, or any indemnity given, by the CONTRACTOR under Clauses 17, 19, 22, 26 and 31 or to any indemnity given by the CONTRACTOR under Clause 21 and shall not apply to any costs arising from any cause of action of the COMPANY notified to the CONTRACTOR before COMPLETION, in each case in respect of the period before, on or from the relevant DEFECTS CORRECTION PERIOD.

36.2Limitation Period

The CONTRACTOR's liability under the CONTRACT shall cease at the end of the CUMULATIVE DEFECTS CORRECTION PERIOD, provided, however, that the provisions of this Clause 36.2 shall not apply to any liabilities assumed, or any indemnity given, by the CONTRACTOR under 17, 19, 22, 26 and 31 or to any indemnity given by the CONTRACTOR under Clause 21.

36.3Extent of exclusion or limitation of liability

Any exclusion or limitation of liability under the CONTRACT shall exclude or limit such liability not only in contract but also in tort or otherwise at law.

36.4Aggregate Limitation of Liability

Notwithstanding anything to the contrary, but save in respect of any liabilities assumed, or any indemnity given,  by the CONTRACTOR under Clauses 17, 19, 22, 26 and 31 or to any indemnity given by the CONTRACTOR under Clause 21, the PARTIES herein agree that the CONTRACTOR’s maximum aggregate liability to the COMPANY arising out of or in connection with the CONTRACT or its implementation, whether resulting from negligence or breach of duty of any kind, shall not exceed ***** United States Dollars (*****) in the aggregate.

37.RESOLUTION OF DISPUTES

37.1Any dispute, controversy, proceedings or claim of whatever nature arising out of or in any way relating to the CONTRACT or its existence, validity, formation or termination (including any non-contractual disputes or claims) ("DISPUTE") shall be finally resolved by arbitration under the London Court of International Arbitration ("LCIA") Arbitration Rules ("Rules"), which Rules are deemed to be incorporated by reference into this Clause 37.

37.2The tribunal shall consist of three (3) arbitrators, one (1) each to be nominated by the claimant and respondent respectively and the third arbitrator to be nominated by the two (2) arbitrators nominated by the respective parties to the DISPUTE. The two persons nominated by the parties to the DISPUTE shall, within fourteen (14) days of the second of them confirming to the LCIA that he/she is willing and able to accept appointment, nominate a third arbitrator who shall act as presiding arbitrator of the arbitral tribunal. If no such nomination is made within that time limit, the LCIA Court shall select and appoint the presiding arbitrator of the arbitral tribunal.

50

37.3The seat, or legal place, of arbitration shall be London, United Kingdom.

37.4The language to be used in the arbitral proceedings shall be English.

37.5Any costs, fees or taxes incidental to enforcing any award shall to such extent as is permitted by law be charged against the party resisting such enforcement.

37.6The parties to the Dispute shall keep confidential all matters relating to the arbitration proceedings. Confidentiality also extends to the arbitral award, except where its disclosure is necessary for purposes of implementation and enforcement or to the extent otherwise permitted by the CONTRACT.

37.7The parties to the DISPUTE agree that an award awarded in any proceedings commenced under this clause 37 shall be conclusive and binding on it and may be enforced in any courts to the jurisdiction of which the parties to the DISPUTE are or may be subject by a suit upon such judgment.

37.8Any party to the DISPUTE may apply at any time to a court of competent jurisdiction for interim or conservatory measures of relief, including injunction, attachment, or conservation orders. The parties to the DISPUTE agree that seeking and obtaining such court-ordered interim measures shall not waive the right to arbitration or impair the effectiveness of this arbitration agreement or its enforceability.

37.9Where any claim or counter claim in connection with or arising out of the CONTRACT is made, the PARTY making the claim or counter claim shall ensure that such claim or counter claim contains, without limitation, the following information:

(a)a clear summary of the facts on which the claim or counter claim is based;

(b)the basis on which the claim or counter claim is made, including the principal contractual terms and/or statutory terms relied on;

(c)the nature of the relief claimed; and

(d)where a claim or counter claim has been made previously and rejected by the other PARTY, and the PARTY making the claim or counter claim is able to identify the reason(s) for such rejection, the grounds of belief as to why the claim or counter claim was wrongly rejected.

37.10Whilst any matter or matters are in dispute, the CONTRACTOR shall proceed with the execution and completion of the WORK and both the PARTIES shall comply with all the provisions of the CONTRACT.

38.CONTRACTS (RIGHTS OF THIRD PARTIES) ACT

38.1Subject to Clause 38.3, the parties intend that no provision of the CONTRACT shall, by virtue of the Contracts (Rights of Third Parties) Act 1999 (“the Act”) confer any benefit on, nor be enforceable by any person who is not a PARTY to the CONTRACT.

38.2For the purposes of this Clause 38, “THIRD PARTY” means any member of the COMPANY GROUP (other than the COMPANY) or CONTRACTOR GROUP (other than the CONTRACTOR.

38.3Subject to the remaining provisions of the CONTRACT,

(a)Clause 19.7, Clause 19.8, Clause 21, Clause 22, Clause 24 are intended to be enforceable by a THIRD PARTY; and

(b)	Clause 34.3 is intended to be enforceable by the AFFILIATES of the CONTRACTOR,

51

by virtue of the Act.

38.4Notwithstanding Clause 38.3, the CONTRACT may be rescinded, amended or varied by the PARTIES without notice to or the consent of any THIRD PARTY even if, as a result, that THIRD PARTY’s right to enforce a term of the CONTRACT may be varied or extinguished.

38.5The rights of any THIRD PARTY under Clause 38.3 shall be subject to the following:-

(a)any claim, or reliance on any term of the CONTRACT, by a THIRD PARTY shall be notified in writing in accordance with the requirements of Clause 21.7 and Clause 34.6 by such THIRD PARTY as soon as such THIRD PARTY becomes aware that an event is likely to give rise to such a claim and such notification shall contain the following information as a minimum:

(i)details of the occurrence giving rise to the claim; and

(ii)the right relied upon by the THIRD PARTY under the CONTRACT;

(b)the provisions of Clause 37 shall apply in respect of any claim by a THIRD PARTY in that the relevant parties agree to resolve any dispute between them in a prompt and amicable manner by adopting the provisions of Clause 37; and

(c)the THIRD PARTY’s written agreement to submit irrevocably to the jurisdiction of the English Courts in respect of all matters relating to such rights.

38.6In enforcing any right to which it is entitled by virtue of the Act and the provisions of the CONTRACT, the remedies of a THIRD PARTY shall be limited to damages.

38.7A THIRD PARTY shall not be entitled to assign any benefit or right conferred on it under the CONTRACT by virtue of the Act.

39.HEALTH, SAFETY AND ENVIRONMENT

39.1The COMPANY places prime importance on health, safety and environment (hereinafter “HS&E”) issues and requires that the CONTRACTOR GROUP subscribes to and actively pursues the highest standards of HS&E performance.

39.2The CONTRACTOR shall take full responsibility for the adequacy, stability and safety of all its operations and methods necessary for the performance of the WORK and shall keep strictly to the provisions of Section III – Health, Safety and Environment. The CONTRACTOR shall collaborate with the COMPANY in establishing HS&E interface arrangements and the production of a HS&E interface document.

39.3Failure to meet the requirements of Section III – Health, Safety and Environment or to satisfy the COMPANY’s reasonable requirements with regard to the control of HS&E risks in any material respect will be regarded as due cause for the COMPANY giving notice to terminate all or any part of the WORK or the CONTRACT in accordance with Clause 29.1(b).

39.4The CONTRACTOR shall co-operate with the COMPANY in providing an appropriate response to any emergency occurring at the WORKSITE and shall immediately take such action as may be necessary to protect life and make safe property where such is in imminent peril.

39.5The CONTRACTOR shall provide necessary HS&E support services to the COMPANY (such as utilities, security, first aid, safety orientations, onsite transport, and other support facilities and services) during site visits.

40.QUALITY MANAGEMENT and JOB SPECIFICATION

40.1The CONTRACTOR shall have developed and documented and shall implement and maintain (continuously) a workable

52

and duly functioning quality management system conforming to the latest published version of the ISO 9001 standard or an equivalent standard which is accepted on an individual basis by the COMPANY. In proposing SUBCONTRACTORS, the CONTRACTOR shall ensure that each proposed SUBCONTRACTOR has quality management systems that are of a similar standard.

40.2The CONTRACTOR shall, based on the quality management system referred to in Clause 40.1 above, produce, document, maintain and operate a quality plan (in accordance with the latest version of ISO 10005 or an equivalent standard acceptable to the COMPANY) as required by the COMPANY for all WORK. Such quality plan shall specifically address the WORK and how it is to be performed in order to meet the requirements of the CONTRACT, and shall include or refer to all applicable policies, procedures, activities, qualifications, resources, and other matters relevant to the WORK, including any applicable COMPANY specifications and requirements and any specific to particular locations at which WORK is to be performed. The CONTRACTOR shall submit the quality plan to the COMPANY within thirty (30) days of the date of the CONTRACT. The procedures:

(a)may be either standard CONTRACTOR procedures or procedures specific to the WORK, but in any case must adequately describe the processes and actions taken to manage the WORK;

(b)as progressively issued and updated, shall address applicable COMPANY specifications and requirements, including any specific to particular locations at which WORK is to be performed; and

(c)shall be subject to approval by the COMPANY and thereafter be implemented by the CONTRACTOR before WORK is commenced and during the continuance of the WORK.

40.3The CONTRACTOR shall submit to the COMPANY, and keep updated throughout the term of the CONTRACT, controlled electronic versions of the quality manual, the quality plan, and the audit plan.

40.4The CONTRACTOR shall implement a management of change (MOC) system and promptly inform the COMPANY of changes in organizational structure, responsibilities, activities, resources, SUBCONTRACTORS, and events that could have a material influence on the CONTRACTOR’s quality management system or the WORK during the term of the CONTRACT.

40.5The CONTRACTOR shall carry out, as part of the WORK, appropriate quality control, inspections, tests, quality surveillance, and quality assurance activities to satisfy itself and the COMPANY that the WORK conforms to all requirements of the CONTRACT. The COMPANY shall have the right to make its own inspections and tests to verify that all WORK is being properly performed and to reject and require rectification of any WORK not conforming to the requirements of the CONTRACT. The CONTRACTOR shall provide reasonable assistance requested by the COMPANY for the carrying out of such inspections and tests.

40.6Any inspection or lack of inspection by the COMPANY shall not in any manner relieve the CONTRACTOR of any of its liabilities or obligations regarding the WORK.

40.7The CONTRACTOR shall take account of and comply with all information, specifications and guidance provided by the COMPANY in the DATASITE from time to time, including in respect of the handling and storage of the FLEXIBLE PIPE REELS (including aboard the VESSEL, at the quayside or in transit).  The CONTRACTOR shall at all times act as a REASONABLE AND PRUDENT CONTRACTOR.

53

Signed by ______________________________ for and on behalf of VAALCO GABON S.A.	) ) ) ) )

Director

Signed by ______________________________ for and on behalf of DOF SUBSEA CANADA CORP.	) ) ) )

Director

SECTION I

REMUNERATION

Without prejudice to the provisions of the CONTRACT, all operational and capital cost throughout the life of the CONTRACT are to be covered by the following rates (which are exclusive of any applicable withholding imposed by the GABON GOVERNMENT) in respect of the following events with respect to the VESSEL used:

VESSEL 1

•	MOBILIZATION FEE (Lump Sum)[1]:*****
•	DEMOBILIZATION FEE (Lump Sum)[2]:*****
•	PROJECT MANAGEMENT AND ENGINEERING FEE (LUMP SUM):*****
•	DAILY RATE[3]:*****
•	STANDBY RATE[4]:*****
•	SUSPENSION DAILY RATE:*****
•	FORCE MAJEURE DAILY RATE:*****
•	FORCE MAJEURE DAILY RATE REDUCED CREW:*****
•	CREW CHANGE FEE[5]:*****
•	ADDITIONAL CREW CHANGE FEE (per Event)[6]:*****
•	ZERO RATE[7]:*****
•	INSTALLATION AIDS/ROV TOOLING PROCUREMENT:*****
•	Victualling in excess of six (6) COMPANY personnel onboard the VESSEL: ***** per person per day

Note 1:MOBILIZATION FEE is inclusive of:

•	Mobilization of FLEXIBLE LAY EQUIPMENT onto VESSEL at Peterhead, UK, including Dock services and Port Fees.
•

VESSEL transit to MOBILIZATION LOCATION (inclusive of all fuel and lubricants).  Fuel price based on ***** per cubic meter (m3).  Should the actual fuel price at time of purchase by CONTRACTOR for VESSEL vary by 5% more or less than the base price of *****/ m3, then CONTRACTOR will invoice and be reimbursed for any additional costs for fuel purchase.

•	FLEXIBLE PIPE REEL load out and sea-fastening at MOBILIZATION LOCATION up to the PROJECT SCHEDULE allocated duration of three (3) cumulative / consecutive days.
•	Buoyancy Module load out and sea-fastening (3 x 40ft containers and 1 x 20ft container) at MOBILIZATION LOCATION
•	KEY DEDICATED EQUIPMENT mobilization/installation on-board VESSEL (including additional ROV tooling to be defined/agreed following the EFFECTIVE DATE OF COMMENCEMENT OF THE CONTRACT)
•	MARINE AND PROJECT CREW mobilization (including KEY DEDICATED EQUIPMENT personnel)
•	All costs for VESSEL and KEY DEDICATED EQUIPMENT KEY PERSONNEL MOBILIZATION
•	VESSEL transit from MOBILIZATION LOCATION to Gabon – Arrival at Sea Buoy for importation (inclusive of all fuel and lubricants)

MOBILIZATION FEE is exclusive of:

•	Dock services and Port Fees at MOBILIZATION LOCATION
•	Any VESSEL time at the MOBILIZATION LOCATION beyond the allocated three (3) days included in the PROJECT SCHEDULE allocated as part of the MOBILIZATION FEE.
•	Customs/Port Agency Services, Security, Dock services and Port Fees applicable in Gabon
•

Unless otherwise provided in Clause 4.14, COVID Compliance cost (Personnel wages, Tests, Housing and Subsistence) above CONTRACTOR’s current COVID policy applicable at the time of mobilization (or as specified in Section X – COVID Protocols)

•	INSTALLATION AIDS Design / Sourcing and mobilization (to be defined/agreed following the EFFECTIVE DATE OF COMMENCEMENT OF THE CONTRACT)
•	VESSEL hardening and/or security for the VESSEL and MARINE AND PROJECT CREW for this Work.
•	Unless otherwise provided in the RESPONSIBILITY MATRIX, costs for securing visas for VESSEL and MARINE AND PROJECT CREW (including KEY DEDICATED EQUIPMENT personnel)

Note 2:DEMOBILIZATION FEE is inclusive of:

•	VESSEL transit from Gabon (inclusive of all fuel and lubricants)
•	FLEXIBLE PIPE REELS return and offload at MOBILIZATION LOCATION in Newcastle upon Tyne, England
•	KEY DEDICATED EQUIPMENT demobilization/removal from VESSEL
•	MARINE AND PROJECT CREW demobilization (including KEY DEDICATED EQUIPMENT personnel)

DEMOBILIZATION FEE is exclusive of:

•	Custom/Port Agency Services, Security, Dock services and Port Fees applicable in Gabon
•	Dock services and Port Fees at MOBILIZATION LOCATION
•	Costs for demobilizing / returning INSTALLATION AIDS and/or ROV tooling to be defined/agreed following the EFFECTIVE DATE OF COMMENCEMENT OF THE CONTRACT.

Note 3: DAILY RATE is applicable during:

•	VESSEL local mobilization at quayside or Sea Buoy in Gabon following Customs Clearance
•	Transit between to/from FIELD
•	All In-FIELD operations
•	Fuel (EXCLUDED)

DAILY RATE is inclusive of:

•	KEY DEDICATED EQUIPMENT and SUBCONTRACTORs
•	MARINE AND PROJECT CREW

DAILY RATE is exclusive of:

•	Fuel and Bunkering Services
•	INSTALLATION AIDS and/or ROV tooling to be defined/agreed following the EFFECTIVE DATE OF COMMENCEMENT OF THE CONTRACT
•	Custom/Port Agency Services, Security, Dock services and Port Fees applicable in Gabon
•	Any Materials not part of VESSEL inventory for Handling, Lifting, Seafastening of COMPANY Materials.

Note 4: STANDBY RATE is applicable during:

•	VESSEL Time at the MOBILIZATION LOCATION beyond the allocated three (3) days included in the PROJECT SCHEDULE allocated as part of the MOBILIZATION FEE.
•	Vessel importation and exportation in Gabon (COMPANY responsibility)
•	Wating on Weather (under Clause 35.3)
•	Crew changes, restocking and/or refuelling
•	Fuel (EXCLUDED)

STANDBY RATE is inclusive of:

•	KEY DEDICATED EQUIPMENT and SUBCONTRACTORs
•	MARINE AND PROJECT CREW

STANDBY RATE is exclusive of:

•	Fuel and Bunkering Services
•	INSTALLATION AIDS and/or ROV tooling to be defined/agreed following the EFFECTIVE DATE OF COMMENCEMENT OF THE CONTRACT
•	Dock services and Port Fees, Customs/Port Agency Services, Security, Dock services and Port Fees applicable in Gabon

Note 5: CREW CHANGE FEE includes all costs for VESSEL and KEY DEDICATED EQUIPMENT and KEY PERSONNEL and crew changes/crew rotations following MOBILIZATION during performance of the WORK prior to 12 October 2022. Specifically, all costs are included for two (2) crew change events (personnel wages, travel cost to/from Port Gentil, Gabon). As a basis, regular rotations for the Marine Crew are set for every 28 days for European staff and 90 days for Asian staff. Costs for any additional crew changes/crew rotations required and mutually agreed or those occurring on or after 12 October 2022 would be as per the ADDITIONAL CREW CHANGE FEE.

Note 6: ADDITIONAL CREW CHANGE FEE includes all costs for VESSEL and KEY DEDICATED EQUIPMENT and KEY PERSONNEL and crew changes/crew rotations occurring on or after 12 October 2022 or as otherwise mutually agreed. Specifically, all costs are included for one (1) crew change events (personnel wages, travel cost to/from Port Gentil, Gabon). As a basis, regular rotations for the Marine Crew are set for every 28 days for European staff and 90 days for Asian staff.

Note 7: “ZERO RATE” means the hourly rate for the VESSEL VESSEL 1.

VESSEL 2

•	MOBILIZATION FEE (Lump Sum)[1]:*****
•	DEMOBILIZATION FEE (Lump Sum)[2]:*****
•	PROJECT MANAGEMENT AND ENGINEERING FEE (LUMP SUM):*****
•	DAILY RATE[3]:*****
•	STANDBY RATE[4]:*****
•	SUSPENSION DAILY RATE:*****
•	FORCE MAJEURE DAILY RATE:*****
•	FORCE MAJEURE DAILY RATE REDUCED CREW:*****
•	CREW CHANGE FEE[5]:*****
•	ADDITIONAL CREW CHANGE FEE (per Event)[6]:*****
•	ZERO RATE[7]:*****
•	INSTALLATION AIDS/ROV TOOLING PROCUREMENT:*****
•	Victualling in excess of six (6) COMPANY personnel onboard the VESSEL: ***** per person per day

Note 1:MOBILIZATION FEE is inclusive of:

•	Mobilization of FLEXIBLE LAY EQUIPMENT onto VESSEL at Peterhead, UK, including Dock services and Port Fees.
•

VESSEL transit to MOBILIZATION LOCATION (inclusive of all fuel and lubricants).  Fuel price based on ***** per cubic meter (m3).  Should the actual fuel price at time of purchase by CONTRACTOR for VESSEL vary by *****% more or less than the base price of *****/ m3, then CONTRACTOR will invoice and be reimbursed for any additional costs for fuel purchase.

•	FLEXIBLE PIPE REEL load out and sea-fastening at MOBILIZATION LOCATION up to the PROJECT SCHEDULE allocated duration of three (3) cumulative / consecutive days.
•	Buoyancy Module load out and sea-fastening (3 x 40ft containers and 1 x 20ft container) at MOBILIZATION LOCATION
•	KEY DEDICATED EQUIPMENT mobilization/installation on-board VESSEL (including additional ROV tooling to be defined/agreed following the EFFECTIVE DATE OF COMMENCEMENT OF THE CONTRACT)
•	MARINE AND PROJECT CREW mobilization (including KEY DEDICATED EQUIPMENT personnel)
•	All costs for VESSEL and KEY DEDICATED EQUIPMENT KEY PERSONNEL MOBILIZATION
•	VESSEL transit from MOBILIZATION LOCATION to Republic of Gabon – Arrival at Sea Buoy for importation (inclusive of all fuel and lubricants)

MOBILIZATION FEE is exclusive of:

•	Dock services and Port Fees at MOBILIZATION LOCATION
•	Any VESSEL time at the MOBILIZATION LOCATION beyond the allocated three (3) days included in the PROJECT SCHEDULE allocated as part of the MOBILIZATION FEE.
•	Customs/Port Agency Services, Security, Dock services and Port Fees applicable in Gabon
•

Unless otherwise provided in Clause 4.14, COVID Compliance cost (Personnel wages, Tests, Housing and Subsistence) above CONTRACTOR’s current COVID policy applicable at the time of mobilization (or as specified in Section X – COVID Protocols)

•	INSTALLATION AIDS Design / Sourcing and mobilization (to be defined/agreed following the EFFECTIVE DATE OF COMMENCEMENT OF THE CONTRACT)
•	VESSEL hardening and/or security for the VESSEL and MARINE AND PROJECT CREW for this Work.
•	Unless otherwise provided in the RESPONSIBILITY MATRIX, costs for securing visas for VESSEL MARINE AND PROJECT CREW (including KEY DEDICATED EQUIPMENT personnel)

Note 2:DEMOBILIZATION FEE is inclusive of:

•	VESSEL transit from Gabon (inclusive of all fuel and lubricants)
•	FLEXIBLE PIPE REELS return and offload at MOBILIZATION LOCATION in Newcastle upon Tyne, England
•	KEY DEDICATED EQUIPMENT demobilization/removal from VESSEL
•	MARINE AND PROJECT CREW demobilization (including KEY DEDICATED EQUIPMENT personnel)

DEMOBILIZATION FEE is exclusive of:

•	Custom/Port Agency Services, Security, Dock services and Port Fees applicable in Gabon
•	Dock services and Port Fees at MOBILIZATION LOCATION
•	Costs for demobilizing / returning INSTALLATION AIDS and/or ROV tooling to be defined/agreed following the EFFECTIVE DATE OF COMMENCEMENT OF THE CONTRACT.

Note 3: DAILY RATE is applicable during:

•	VESSEL local mobilization at quayside or Sea Buoy in Gabon following Customs Clearance
•	Transit between to/from FIELD
•	All In-FIELD operations
•	Fuel (EXCLUDED)

DAILY RATE is inclusive of:

•	KEY DEDICATED EQUIPMENT and SUBCONTRACTORs
•	MARINE AND PROJECT CREW

DAILY RATE is exclusive of:

•	Fuel and Bunkering Services
•	INSTALLATION AIDS and/or ROV tooling to be defined/agreed following the EFFECTIVE DATE OF COMMENCEMENT OF THE CONTRACT
•	Any Materials not part of VESSEL inventory for Handling, Lifting, Seafastening of COMPANY Materials.

Note 4: STANDBY RATE is applicable during:

•	VESSEL Time at the MOBILIZATION LOCATION beyond the allocated three (3) days included in the PROJECT SCHEDULE allocated as part of the MOBILIZATION FEE.
•	Vessel importation and exportation in Gabon (COMPANY responsibility)
•	Wating on Weather (Ref. 35.3)
•	Crew changes, restocking and/or refuelling
•

any time required, beyond a maximum of three (3) days per trip, for the VESSEL to transit to and from the quayside in the Republic of Gabon or another mutually agreed location for the purposes of offloading and/or loading of the FLEXIBLE PIPE REELS after having reached Arrival at Sea Buoy, Republic of Gabon (as referred to in Note 1) and/or for the purposes of offloading and/or loading of the reels on which flexible pipe was provided.

•	Fuel (EXCLUDED)

STANDBY RATE is inclusive of:

•	KEY DEDICATED EQUIPMENT and SUBCONTRACTORs
•	MARINE AND PROJECT CREW

STANDBY RATE is exclusive of:

•	Fuel and Bunkering Services
•	INSTALLATION AIDS and/or ROV tooling to be defined/agreed following the EFFECTIVE DATE OF COMMENCEMENT OF THE CONTRACT
•	Dock services and Port Fees, Customs/Port Agency Services, Security, Dock services and Port Fees applicable in Gabon

Note 5: CREW CHANGE FEE includes all costs for VESSEL and KEY DEDICATED EQUIPMENT and KEY PERSONNEL and crew changes/crew rotations following MOBILIZATION during performance of the WORK prior to 12 October 2022. Specifically, all costs are included for two (2) crew change events (personnel wages, travel cost to/from Port Gentil, Gabon). As a basis, regular rotations for the Marine Crew are set for every 28 days for European staff and 90 days for Asian staff. Costs for any additional crew changes/crew rotations required and mutually agreed or those occurring on or after 12 October 2022 would be as per the ADDITIONAL CREW CHANGE FEE.

Note 6: ADDITIONAL CREW CHANGE FEE includes all costs for VESSEL and KEY DEDICATED EQUIPMENT and KEY PERSONNEL and crew changes/crew rotations occurring on or after 12 October 2022 or as otherwise mutually agreed. Specifically, all costs are included for two (2) crew change events (personnel wages, travel cost to/from Port Gentil, Gabon). As a basis, regular rotations for the Marine Crew are set for every 28 days for European staff and 90 days for Asian staff.

Note 7: “ZERO RATE” means the hourly rate for the VESSEL VESSEL 2, including in respect of all time required, up to a maximum of three (3) days per trip, for the VESSEL to transit to and from the quayside in the Republic of Gabon or another mutually agreed location for the purposes of offloading and/or loading of the FLEXIBLE PIPE REELS after having reached Arrival at Sea Buoy, Republic of Gabon (as referred to in Note 1) and/or for the purposes of offloading and/or loading of the reels on which flexible pipe was provided.

Subject to Clause 29.8, irrespective of the content of the BASE PROGRAMME and/or PROGRAMME, the COMPANY shall pay to the CONTRACTOR, in accordance with the terms of the CONTRACT, a sum that represents forty-five (45) days at the DAILY RATE.

SECTION II

SCOPE of WORK and BASE PROGRAMME

SECTION III

HEALTH, SAFETY AND ENVIRONMENT

SECTION IV

DOCUMENTS AND DRAWINGS

SECTION V

MATERIALS, SERVICES AND FACILITIES TO BE PROVIDED BY THE COMPANY

SECTION VI

CONTRACTOR'S PLANS

SECTION VII

SCHEDULE OF KEY DATES

SECTION VIII

RESPONSIBILITY MATRIX

SECTION IX

CODE OF BUSINESS CONDUCT AND ETHICS

SECTION X

COVID PROTOCOLS

SECTION XI

FORM OF GUARANTEE

Deed of Guarantee and Indemnity DOF SUBSEA AS and VAALCO GABON SA
in respect of the Agreement for the provision of Subsea Construction and Installation Services
_____________ 2022

THIS DEED OF GUARANTEE AND INDEMNITY is made as a deed on _________________ 2022 between:

(1)	DOF Subsea AS, a company incorporated in Norway and having its principal office at Thormøhlensgate 53 C, 5006 Bergen, Norway (the "Guarantor"); and
(2)	VAALCO Gabon SA, a company incorporated in the Gabonese Republic and having its registered office at Zone Industrielle OPRAG – Noveau Port, the Gabonese Republic (the "Beneficiary"),

each a "Party" and together the "Parties".

recitals

(A)

The Beneficiary has, on the same date as this Deed of Guarantee and Indemnity, entered into an Agreement with DOF Subsea Canada Corp. (Contractor) for the provision of Subsea Construction and Installation Services (Contract).

(B)

The Beneficiary has agreed to enter into the Contract subject to the Guarantor agreeing to enter into this Deed of Guarantee and Indemnity in respect of the Guaranteed Obligations as set out in clause 2.

(C)

The Guarantor is the parent company of the Contractor and has agreed (it being in its best commercial interests to do so) to enter into this Deed of Guarantee and Indemnity in respect of the Guaranteed Obligations.

the parties agree as follows:

1.	INTERPRETATION
1.1	In this Deed of Guarantee and Indemnity, unless otherwise defined or provided for in this Deed of Guarantee and Indemnity, words and expressions shall have the following meanings:
"Affiliate" shall have the meaning given to it in the Contract;
"Applicable Anti-Bribery Laws" shall have the meaning given to it in the Contract;
"Applicable Laws" shall have the meaning given to it in the Contract;
"Bank of England Base Rate" means the Bank of England's base rate as published from time to time;

"Business Day" means a day throughout which banks are open for business in New York, London and the Gabonese Republic;

"Contract" has the meaning given to it in Recital (A);

"Default Rate" means the current annual Bank of England Base Rate plus three (3)%; and

"Guaranteed Obligations" has the meaning given in clause 2.

1.2	In this Deed of Guarantee and Indemnity, unless otherwise specified:
(a)	clause headings shall not affect the interpretation of this Deed of Guarantee and Indemnity;
(b)

a reference to a "company" shall include any company, corporation or other body corporate, wherever and however incorporated or established, a partnership, a joint venture and unincorporated association;

(c)	the words "include", "includes", ''including" "inclusive of'' shall mean "including but not limited to";

(d)

a  "person" includes any person, individual, company, firm, corporation, government, state or agency of a state or any undertaking (whether or not having separate legal personality and irrespective of the jurisdiction in or under the law of which it was incorporated or exists);

(e)	reference to "clauses" are to clauses of this Deed of Guarantee and Indemnity;
(f)	"writing" means typed text or legible manuscript text (including by e-mail);
(g)	words denoting the singular shall include the plural and vice versa and words denoting any gender shall include all genders;
(h)

reference to a legal or regulatory provision or standard is to be construed as a reference to that legal or regulatory provision or standard as the same may have been amended or re-enacted before the date of this Deed of Guarantee and Indemnity;

(i)

reference to any statute, statutory instrument, regulation, by-law or other requirement of English law and to any English legal term for any action, remedy, method of judicial proceeding, legal document, legal status, procedure, court, official or any legal concept or doctrine or other expression shall in respect of any jurisdiction other than England be deemed to include that which most nearly approximates in that jurisdiction to the English term;

(j)	a reference to a statute or statutory provision shall include all subordinate legislation made as at the date of this Deed of Guarantee and Indemnity under that statute or statutory provision;
(k)	reference to the time of day is reference to time in London, England;
(l)

unless the context otherwise requires, references to documents and agreements shall be construed as references to those documents or agreements as may have been or are amended, supplemented, novated or superseded from time to time; and

(m)	a reference to a Party shall include that Party's successors and permitted assigns.
2.	GUARANTEE
2.1	The Guarantor (as a primary obligor and not merely as a surety) at the request of the Beneficiary hereby irrevocably and unconditionally guarantees to the Beneficiary:
(a)	the due and punctual performance and observance by the Contractor of all of its obligations under the Contract; and
(b)	the due and punctual payment to the Beneficiary by the Contractor of all amounts which the Contractor is or shall become obliged to pay to the Beneficiary under the Contract,

(together the Guaranteed Obligations).

2.2

If the Contractor fails to pay or perform in full and on time any of the Guaranteed Obligations, the Guarantor irrevocably and unconditionally undertakes that it shall immediately on demand pay or perform the Guaranteed Obligations as if it were the principal obligor.

2.3

The Guarantor irrevocably and unconditionally agrees with the Beneficiary that, if for any reason, any amount claimed under this Deed of Guarantee and Indemnity is not recoverable on the basis of a guarantee, the Guarantor will be liable as a primary obligor to indemnify the Beneficiary against any cost, loss, or liability incurred by the Beneficiary as a result of the Contractor failing to pay or carry out any of the Guaranteed Obligations, provided the amount payable by the Guarantor under this Deed of Guarantee and Indemnity will not exceed the amount it would have had to pay if the amount claimed had been recoverable on the basis of a guarantee.

2.4

The provisions of this Deed of Guarantee and Indemnity shall not be interpreted or construed in a way so as to impose on the Guarantor the obligation to pay to the Beneficiary an amount greater than the amount owed by the Contractor to the Beneficiary under the terms of the Contract. The liability of the Contractor under the Contract shall be automatically reduced by any amount paid by the Guarantor to the Beneficiary pursuant to this Deed of Guarantee and Indemnity.

3.	MATTERS NOT TO REDUCE THE GUARANTOR'S LIABILITY
3.1

If any purported obligation or liability of the Contractor under the Contract which, if valid, would have been the subject of this Deed of Guarantee and Indemnity is not or ceases to be valid or enforceable on any ground whatsoever (whether or not known to the Beneficiary or the Contractor) (including any defect in or want of powers of the Contractor or irregular exercise thereof or lack of authority by any person apparently authorised to act on behalf of the Contractor or any legal or other limitation (whether under the Limitation Act 1980 or otherwise), disability, incapacity or any change in the constitution of or any amalgamation, reconstruction or liquidation of the Contractor), the Guarantor shall nevertheless be liable in respect of that purported obligation or liability as if the same were fully valid and enforceable and as if the Guarantor were the principal debtor in respect thereof.  The Guarantor hereby agrees to indemnify, defend and hold the Beneficiary harmless in accordance with the terms of this Deed of Guarantee and Indemnity against all damages, losses, costs and expenses arising from any failure of the Contractor to carry out any such purported obligation or liability by reason of it not being or ceasing to be valid or enforceable.

3.2

The obligations and liabilities of the Guarantor in respect of the Guaranteed Obligations shall not in any way be affected nor shall this Deed of Guarantee and Indemnity be discharged or diminished by reason of any of the following (whether or not known to the Guarantor or the Beneficiary):

(a)

any time, consent, waiver or release being given by the Beneficiary to the Contractor or to any surety, or by any other indulgence or concession granted by the Beneficiary to the Contractor or to any surety in respect of (or any variation or waiver of) any of the Guaranteed Obligations or any obligations of any surety (whether the same be made with the Guarantor's consent or not);

(b)	any termination, amendment, variation, replacement, restatement or supplement of or to the Contract or any of the Guaranteed Obligations;
(c)	the taking, holding, variation, compromise, renewal, non-enforcement, release or refusal or neglect to perfect or enforce any right, remedies or securities against the Contractor or any other person;
(d)	any present or future guarantee, indemnity or security being or becoming wholly or partially void, voidable or unenforceable on any ground whatsoever;
(e)

the insolvency, bankruptcy, liquidation, administration, winding-up, dissolution, receivership, incapacity, amalgamation, reconstruction, re-organisation or any analogous proceedings relating to the Contractor or the Guarantor;

(f)	any claim or enforcement of payment from the Contractor or any other person;
(g)	any change in the status, function, constitution or ownership of the Contractor, the Guarantor or the Beneficiary;

(h)	any invalidity, illegality, unenforceability, irregularity or frustration of any actual or purported obligation of the Contractor or any other person in connection with the Guaranteed Obligations; or
(i)

     any other act, omission, event, circumstance, matter or thing which, but for this provision, might operate to release or otherwise exonerate the Guarantor from any of its obligations under this Deed of Guarantee and Indemnity or affect or prejudice any of the rights, powers or remedies conferred upon the Beneficiary under this Deed of Guarantee and Indemnity or by law.

4.	NO COMPETITION
4.1	Until all the Guaranteed Obligations have been irrevocably paid, discharged or satisfied in full, the Guarantor will not exercise any rights which it may have:
(a)

to be subrogated to or otherwise entitled to share in, any security or monies held, received or receivable by the Beneficiary or to claim any right of contribution in relation to any payment made by the Guarantor under this Deed of Guarantee and Indemnity;

(b)	to exercise or enforce any of its rights of subrogation and indemnity against the Contractor;
(c)	following a claim being made on the Guarantor, to claim any set-off or counterclaim against the Contractor; and
(d)	to claim or prove in a liquidation or other insolvency proceeding of the Contractor in competition with the Beneficiary.
4.2

If the Guarantor receives any benefit, payment or distribution in relation to such rights it shall hold that benefit, payment or distribution on trust for the Beneficiary and shall promptly pay or transfer the same to the Beneficiary or as the Beneficiary may direct.

5.	DISCHARGE TO BE CONDITIONAL

Any release, discharge or settlement between the Guarantor and the Beneficiary shall be conditional upon no security, disposition or payment to the Beneficiary by the Contractor or any other person in respect of the Guaranteed Obligations being void, set aside or ordered to be refunded pursuant to any enactment or law in relation to bankruptcy, liquidation or insolvency (or its equivalent in any relevant jurisdiction) or for any reason whatever, and if such condition shall not be fulfilled the Beneficiary shall be entitled to enforce this Deed of Guarantee and Indemnity as if such release, discharge or settlement had not occurred and any such payment had not been made.

6.	ENFORCEMENT

The Beneficiary shall not be obliged before exercising or enforcing any of its rights, powers or remedies conferred upon it by this Deed of Guarantee and Indemnity or by law:

6.1	to take any action or obtain any judgement in any court or tribunal against the Contractor or any other person;
6.2	to make or file any claim or proof in connection with the bankruptcy, liquidation, administration or insolvency (or its equivalent in any relevant jurisdiction) of the Contractor or any other person;
6.3	to make, enforce or seek to enforce any claim, right or remedy against the Contractor or any other person under any security or other document, agreement or arrangement; or

6.4	to enforce against and/or realise (or seek so to do) any security that it may have in respect of all or any part of the Guaranteed Obligations.
7.	REPRESENTATIONS AND WARRANTIES

The Guarantor hereby represents and warrants to the Beneficiary as at the date of this Deed of Guarantee and Indemnity:

(a)	the execution, delivery and performance of this Deed of Guarantee and Indemnity, have been duly and validly authorised by the Guarantor;
(b)

the signing of this Deed of Guarantee and Indemnity by the Guarantor and the performance of its obligations under this Deed of Guarantee and Indemnity shall not contravene or constitute a breach of or default under any provision contained in any agreement or instrument to which it is a party or by which it is bound nor will it result in a breach of any provision of its memorandum or articles of association or equivalent constitutional documents nor will it result in a breach of any order, judgment or decree of any court or governmental, administrative, judicial or regulatory body, authority or organisation or any law to which it is a party or by which it is bound;

(c)

the Guarantor is duly organised, validly existing and in good standing under the laws of Norway. The Guarantor has all requisite power and authority to execute and deliver this Deed of Guarantee and Indemnity and to perform its obligations hereunder;

(d)	the Guarantor is not for statutory purposes deemed to be unable to pay its debts nor is it unable to pay its debt as they become due;
(e)

no order has been served on the Guarantor and no resolution has been passed for the winding-up or dissolution of the Guarantor; the Guarantor is not in administration and no steps have been taken to place the Guarantor into administration (including the filing of any notice of intention to appoint an administrator over the Guarantor); the Guarantor is not subject to a company voluntary arrangement and no such arrangement has been proposed nor is the Guarantor subject to a scheme of arrangement and no such scheme has been proposed; save for a voluntary ongoing restructuring process involving the wider DOF ASA Group, no receiver (whether statutory or contractual) has been appointed to the Guarantor or any of its assets; the Guarantor is not in administrative receivership and has not suspended payments on any of its debts, nor entered into any compromises with any or all of its creditors;

(f)

all consents, permissions, approvals and agreements of its shareholders, lenders or any third parties which are necessary or desirable for it to obtain in order to enter into and perform this Deed of Guarantee and Indemnity in accordance with its terms have been unconditionally obtained in writing and have been disclosed in writing to the Beneficiary; and

(g)

the Guarantor, its Affiliates, its personnel and its subcontractors have not made, offered, authorized, requested, received, or accepted and will not make, offer, or authorize, request, receive or accept with respect to the matters which are the subject of this Guarantee and Indemnity or the Contract, any payment, gift, promise or other advantage, whether directly or indirectly through any person or entity, to or for the use or benefit of any public official or any political party or any political party official or candidate for office, or any other person where such payment, gift, promise or advantage would violate: (a) any Applicable Laws, including any Applicable Anti-Bribery Laws or (b) the laws of the country of incorporation of such entity or such entity's ultimate parent company or of the principal place of business of such ultimate parent company.  The Guarantor has instituted, maintained and monitored policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance with applicable anti-bribery and corruption laws.

8.	CONTINUING AND ADDITIONAL SECURITY
8.1

This Deed of Guarantee and Indemnity is a continuing security and shall remain in full force and effect until all the Guaranteed Obligations and the indemnity obligations have been discharged or satisfied in full notwithstanding any intermediate payment or discharge by the Guarantor of the Guaranteed Obligations or the liquidation or other incapacity or any change in the constitution or name of the Contractor or of the Guarantor or any settlement of account or other matter or thing whatsoever.

8.2

This Deed of Guarantee and Indemnity is in addition to and shall not merge with or otherwise prejudice or affect or be prejudiced by any other right, remedy, guarantee, indemnity or security and may be enforced without first having recourse to the same or any other bill, note, mortgage, charge, pledge or lien now or hereafter held by or available to the Beneficiary.

9.	PAYMENTS AND WITHHOLDINGS
9.1

Subject to clause 2.4, all payments to be made by the Guarantor under the Deed of Guarantee and Indemnity shall be made in immediately available cleared funds, without any deduction or set-off or counterclaim and free and clear of and without deduction for or on account of any taxes, levies, imports, duties, charges, fees and withholdings of any nature now or hereafter imposed by any governmental, fiscal or other authority save as required by law or regulation which is binding on the Guarantor.  If the Guarantor is required by law or regulation to make any such deduction, it will pay to the Beneficiary such additional amounts as are necessary to ensure receipt by the Beneficiary of the full amount which that party would have received but for the deduction.  The Guarantor shall promptly deliver or procure delivery to the Beneficiary of all receipts issued to it evidencing each deduction or withholding which it has made.

9.2

If the Guarantor fails to pay any sum payable under this Deed of Guarantee and Indemnity within fifteen (15) Business Days of receipt of a demand for payment, the Guarantor shall pay an amount equivalent to interest on such sum for the period from and including the date the demand for such amount was received up to the date of actual payment (both before and after judgment) at the Default Rate which shall accrue from day to day and be compounded monthly and shall be paid by the Guarantor on demand.

10.	WAIVER
10.1

No failure or delay by the Beneficiary in exercising any right, power or privilege under this Deed of Guarantee and Indemnity or by law shall operate as a waiver of that right, power or privilege nor shall any single or partial exercise of any right, power or privilege preclude any other further exercise thereof or the exercise of any other right, power or privilege.

10.2

A waiver given or consent granted by the Beneficiary under this Deed of Guarantee and Indemnity will be effective only if given in writing and then only in the instance and for the purpose for which it is given.

10.3	The Beneficiary may release or compromise the liability of, or grant time or any other indulgence without compromising or affecting the liability of the Guarantor.
10.4

The powers which this Deed of Guarantee and Indemnity confers on the Beneficiary are cumulative, without prejudice to any rights or remedies provided by law and may be exercised as often as the Beneficiary thinks appropriate.

11.	SEVERANCE

Each provision of this Deed of Guarantee and Indemnity is severable and distinct from the others and, if any such provision shall in whole or in part be held to any extent to be invalid, illegal or unenforceable in any respect under any enactment or rule of law, that provision or part shall to that extent be deemed not to form part of this Deed of Guarantee and Indemnity and the validity, legality and enforceability of the remainder of this Deed of Guarantee and Indemnity shall not be affected or impaired in any way.

12.	CONTINUATION OF DEED OF GUARANTEE AND INDEMNITY

This Deed of Guarantee and Indemnity shall remain in full force and effect notwithstanding any amendments, variations, replacements or supplements from time to time to the Contract.

13.	ASSIGNMENT
13.1

No Party shall be entitled to assign, transfer, encumber, sub-contract, delegate, declare a trust over or deal in any other manner with any or all of its rights and obligations under this Deed of Guarantee and Indemnity without the prior written consent of the other Party.

13.2	This Deed of Guarantee and Indemnity shall enure to the benefit of and be binding upon the respective successors and permitted assigns of the parties.
14.	ENFORCEMENT COSTS

The Guarantor hereby agrees to indemnify, defend and hold harmless (save insofar as otherwise indemnified under this Deed of Guarantee and Indemnity) the Beneficiary on demand against all losses, actions, claims, costs, charges, expenses and liabilities incurred or sustained by the Beneficiary in any enforcement or attempted enforcement of this Deed of Guarantee and Indemnity or occasioned by any breach by the Guarantor of any of the covenants or obligations to the Beneficiary under this Deed of Guarantee and Indemnity.

15.	NOTICES
15.1

Except as otherwise provided in this Deed of Guarantee and Indemnity, any notice, demand or other communication given or made under or in connection with the matters contemplated by this Deed of Guarantee and Indemnity shall be in writing, in the English language and must be:

(a)	delivered by hand;
(b)	delivered by internationally recognised courier with tracked delivery; or
(c)	sent by email, with the notice attached in PDF format,

to:

in the case of the Beneficiary:
Address	VAALCO Gabon SA 9800 Richmond Avenue – Suite 700 Houston, Texas 77042 USA
Email Address	*****
Attention	*****
in the case of the Guarantor:
Address	Thormøhlensgate 53 C, 5006 Bergen, Norway
Email Address	*****
Attention	*****

and shall be deemed to have been duly given or made as follows:

(a)	if delivered by hand or by courier, upon delivery at the address of the relevant Party; and

(b)

if sent by email, on the date sent if such date is a Business Day (in the country to which the notice is sent).  If the date sent is not a Business Day, notice shall be deemed effectively given on the first Business Day after the notice is sent.  Notice will not be deemed given by email where the sender receives an automated server response that the intended recipient has not received the email, provided that if, in accordance with the above provisions, any such notice, demand or other communication would otherwise be deemed to be given or made after 5.00 p.m. on a Business Day such notice, demand or other communication shall be deemed to be given or made at 9.00 a.m. on the next Business Day.

15.2

In proving the giving of a notice it shall be sufficient to prove that delivery in person was made or that the envelope containing the notice was properly addressed and posted or that the email was properly addressed and transmitted and no notice of failure of delivery was received by the sender, as the case may be.

15.3

A Party may notify the other Parties to this Deed of Guarantee and Indemnity of a change to its name, relevant addressee or address for the purposes of clause 15 provided that such notification shall only be effective on:

(a)	the date specified in the notification as the date on which the change is to take place; or
(b)

if no date is specified or the date specified is less than five (5) Business Days after the date on which notice is given, the date falling five (5) Business Days after notice of any such change has been given.

16.	CURRENCY

All payments to be made under this Deed of Guarantee and Indemnity shall be made in the currency in which the Guaranteed Obligations were expressed to be payable.

17.	AMENDMENT

A variation of this Deed of Guarantee and Indemnity shall be in writing and executed as a deed by or on behalf of each Party.

18.	THIRD PARTY RIGHTS

The Parties confirm that no term of this Deed of Guarantee and Indemnity is enforceable under the Contracts (Rights of Third Parties) Act 1999 by a person who is not a Party to this Deed of Guarantee and Indemnity.

The Parties may amend, vary or terminate this Deed of Guarantee and Indemnity in such a way as may affect any rights or benefits of any third party which are directly enforceable against the Parties under the Contracts (Rights of Third Parties) Act 1999 without the consent of such third party.

Any third party entitled pursuant to the Contracts (Rights of Third Parties) Act 1999 to enforce any rights or benefits conferred on it by this Deed of Guarantee and Indemnity may not veto any amendment, variation or termination of this Deed of Guarantee and Indemnity which is proposed by the Parties and which may affect the rights or benefits of the third party.

19.	CERTIFICATES CONCLUSIVE

A certificate, determination, notification or opinion of the Beneficiary as to any amount payable under this Deed of Guarantee and Indemnity will be conclusive and binding on the Guarantor except in the case of fraud or manifest error.

20.	COUNTERPARTS

This Deed of Guarantee and Indemnity may be executed in any number of counterparts, each of which is an original and which together have the same effect as if each party had signed the same document, provided, however, that none of the counterparts will be effective until both parties have executed a counterpart thereof.  Each counterpart shall constitute an original of this Deed of Guarantee and Indemnity but all the counterparts together shall constitute one and the same agreement.

21.	GOVERNING LAW AND ARBITRATION
21.1	This Deed of Guarantee and Indemnity shall be governed by and construed in accordance with English law.
21.2

Any dispute, controversy, proceedings or claim of whatever nature arising out of or in connection with this Deed of Guarantee and Indemnity, including any question regarding its existence, validity, formation or termination (including any non-contractual disputes or claims) (Dispute), shall be referred to and finally resolved by arbitration in London in accordance with the rules of the London Court of International Arbitration (LCIA) for the time being in force, which rules are deemed to be incorporated by reference into this clause 21.

21.3

The tribunal shall consist of three (3) arbitrators, one (1) each to be nominated by the claimant and respondent respectively and the third arbitrator to be nominated by the two (2) arbitrators nominated by the respective parties to the Dispute. The two persons nominated by the parties to the Dispute shall, within fourteen (14) days of the second of them confirming to the LCIA that he/she is willing and able to accept appointment, nominate a third arbitrator who shall act as presiding arbitrator of the arbitral tribunal.  If no such nomination is made within that time limit, the LCIA shall select and appoint the presiding arbitrator of the arbitral tribunal.

21.4	The seat, or legal place, of arbitration shall be London, United Kingdom.
21.5	The language to be used in the arbitral proceedings shall be English.
21.6	Any costs, fees or taxes incidental to enforcing any award shall to such extent as is permitted by law be charged against the party resisting such enforcement.
21.7

The parties to the Dispute shall keep confidential all matters relating to the arbitration proceedings.  Confidentiality also extends to the arbitral award, except where its disclosure is necessary for the purposes of implementation and enforcement or to the extent otherwise permitted by this Deed of Indemnity and Guarantee.

21.8

The parties to the Dispute agree that an award awarded in any proceedings commenced under this clause 21 shall be conclusive and binding on it and may be enforced in any courts to the jurisdiction of which the parties to the Dispute are or may be subject by a suit upon such judgment.

21.9

Any party to the Dispute may apply at any time to a court of competent jurisdiction for interim or conservatory measures of relief, including injunction, attachment or conservation orders.  The parties to the Dispute agree that seeking and obtaining such court-ordered interim measures shall not waive the right to arbitration or impair the effectiveness of this arbitration agreement or its enforceability.

IN WITNESS whereof the Guarantor and the Beneficiary have executed and delivered this Deed of Guarantee and Indemnity as a deed the day and year first above written.

Executed as a deed by VAALCO Gabon SA acting by:	) ) )	………………………………………………………………… Director
………………………………………………………………… Director

Executed as a deed for and on behalf of DOF Subsea AS acting by:	) ) )	………………………………………………………………… Director
………………………………………………………………… Director

SECTION XII

INSURANCES